Exhibit 10.1

26 MARCH 2019
LIVANOVA PLC
(as Company)

BANK OF AMERICA MERRILL LYNCH INTERNATIONAL DAC, BARCLAYS BANK PLC, BNP PARIBAS, LONDON BRANCH AND INTESA SANPAOLO S.P.A
(as Arrangers and Bookrunners)

and

BARCLAYS BANK PLC
(as Agent)
FACILITY AGREEMENT
99 Bishopsgate
London EC2M 3XF
United Kingdom
Tel: +44.20.7710.1000
www.lw.com

Contact: Medha Vikram

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CONTENTS
Clause	Page

1.	DEFINITIONS AND INTERPRETATION	1
2.	THE FACILITY	20
3.	PURPOSE	20
4.	CONDITIONS OF UTILISATION	21
5.	UTILISATION	21
6.	REPAYMENT	23
7.	PREPAYMENT AND CANCELLATION	24
8.	INTEREST	28
9.	INTEREST PERIODS	29
10.	CHANGES TO THE CALCULATION OF INTEREST	29
11.	FEES	31
12.	TAX GROSS UP AND INDEMNITIES	32
13.	INCREASED COSTS	41
14.	OTHER INDEMNITIES	42
15.	MITIGATION BY THE LENDERS	43
16.	COSTS AND EXPENSES	44
17.	REPRESENTATION	44
18.	INFORMATION AND UNDERTAKINGS	51
19.	FINANCIAL COVENANTS	54
20.	GENERAL UNDERTAKINGS	55
21.	EVENTS OF DEFAULT	61
22.	CHANGES TO LENDES	65
23.	CHANGES TO THE COMPANY	70
24.	ROLE OF THE AGENT, THE ARRANGER AND THE DOCUMENTATION AGENT AND CO-ORDINATOR	70
25.	CONDUCT OF BUSINESS BY THE FINANCE PARTIES	79
26.	SHARING AMONG THE FINANCE PARTIES	79
27.	PAYMENT MECHANICS	80
28.	SET-OFF	83
29.	NOTICES	83
30.	CALCULATIONS AND CERTIFICATES	85
31.	PARTIAL INVALIDITY	86

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32.	REMEDIES AND WAIVERS	86
33.	AMENDMENTS AND WAIVERS	86
34.	CONFIDENTIAL INFORMATION	88
35.	CONFIDENTIALITY OF FUNDING RATES	93
36.	COUNTERPARTS	94
37.	CO0NTRACTUAL RECOGNITION OF BAIL-IN	94
38.	GOVERNING LAW	95
39.	ENFORCEMENT	95
SCHEDULE 1 THE ORIGINAL LENDERS		96
SCHEDULE 2 CONDITIONS PRECEDENT		97
SCHEDULE 3 UTILISATION REQUEST		98
SCHEDULE 4 FORM OF TRANSFER CERTIFICATE		100
SCHEDULE 5 FORM OF ASSIGNMENT AGREEMENT		103
SCHEDULE 6 FORM OF COMPLIANCE CERTIFICATE		106
SCHEDULE 7 MATERIAL COMPANIES		108
SCHEDULE 8 EXISTING SECURITY		108

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THIS AGREEMENT is dated 26 March 2019 and made between:

(1)	LIVANOVA PLC, a company incorporated in England and Wales with registration number 09451374 (the “Company”);

(2)
BANK OF AMERICA MERRILL LYNCH INTERNATIONAL DAC, BARCLAYS BANK PLC, BNP PARIBAS, LONDON BRANCH and INTESA SANPAOLO S.P.A as mandated lead arrangers (whether acting individually or together the “Arranger”);

(3)	BANK OF AMERICA MERRILL LYNCH INTERNATIONAL DAC, BARCLAYS BANK PLC, BNP PARIBAS, LONDON BRANCH and INTESA SANPAOLO S.P.A as bookrunners in respect of the Facility (the “Bookrunners”);

(4)	THE FINANCIAL INSTITUTIONS listed in Schedule 1 (The Original Lenders) as lenders (the “Original Lenders”);

(5)	BANK OF AMERICA MERRILL LYNCH INTERNATIONAL DAC as documentation agent and co-ordinator (the “Documentation Agent and Co-ordinator”); and

(6)	BARCLAYS BANK PLC as agent of the Finance Parties (the “Agent”).
IT IS AGREED as follows:
SECTION 1
INTERPRETATION

1.	DEFINITIONS AND INTERPRETATION

1.1	Definitions
In this Agreement:
“Accounting Date” means each 30 June and 31 December.
“Accounting Principles” means generally accepted accounting principles in the United States of America, being US GAAP.
“Affiliate” means, in relation to any person, a Subsidiary of that person or a Holding Company of that person or any other Subsidiary of that Holding Company.
“Assignment Agreement” means an agreement substantially in the form set out in Schedule 5 (Form of Assignment Agreement) or any other form agreed between the relevant assignor and assignee.
“Authorisation” means an authorisation, consent, approval, resolution, licence, exemption, filing, notarisation or registration.
“Availability Period” means the period from and including the date of this Agreement to and including the date falling 12 months after the date of this Agreement.
“Available Commitment” means in relation to a Tranche, a Lender's Commitment minus:

(a)	the amount of its participation in any outstanding Loans under that Tranche; and

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(b)	in relation to any proposed Utilisation under that Tranche, the amount of its participation in any Loans under that Tranche that are due to be made on or before the proposed Utilisation Date.
“Available Facility” means, in relation to a Tranche, the aggregate for the time being of each Lender's Available Commitment under that Tranche.
“Bail-In Action” means the exercise of any Write-down and Conversion Powers.
“Bail-In Legislation” means:

(a)
in relation to an EEA Member Country which has implemented, or which at any time implements, Article 55 of Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms, the relevant implementing law or regulation as described in the EU Bail-In Legislation Schedule from time to time; and

(b)	in relation to any other state, any analogous law or regulation from time to time which requires contractual recognition of any Write-down and Conversion Powers contained in that law or regulation.
“Break Costs” means the amount (if any) by which:

(a)
the interest (excluding the Margin) which a Lender should have received for the period from the date of receipt of all or any part of its participation in a Loan or Unpaid Sum to the last day of the current Interest Period in respect of that Loan or Unpaid Sum, had the principal amount or Unpaid Sum received been paid on the last day of that Interest Period;

exceeds:

(a)
the amount which that Lender would be able to obtain by placing an amount equal to the principal amount or Unpaid Sum received by it on deposit with a leading bank for a period starting on the Business Day following receipt or recovery and ending on the last day of the current Interest Period.

“Business Day” means a day (other than a Saturday or Sunday) on which banks are open for general business in London, New York and, in relation to any date for payment or purchase of euros, any TARGET Day.
“Code” means the US Internal Revenue Code of 1986.
“Commitment” means a USD Tranche Commitment or a EUR Tranche Commitment.
“Compliance Certificate” means a certificate substantially in the form set out in Schedule 6 (Form of Compliance Certificate).
“Confidential Information” means all information relating to the Company, the Group, the Finance Documents or the Facility of which a Finance Party becomes aware in its capacity as, or for the purpose of becoming, a Finance Party or which is received by a Finance Party in relation to, or for the purpose of becoming a Finance Party under, the Finance Documents or the Facility from either:

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(a)	any member of the Group or any of its advisers; or

(b)	another Finance Party, if the information was obtained by that Finance Party directly or indirectly from any member of the Group or any of its advisers, in whatever form, and includes information given orally and any document, electronic file or any other way of representing or recording information which contains or is derived or copied from such information but excludes:

(i)	information that:

(A)	is or becomes public information other than as a direct or indirect result of any breach by that Finance Party of Clause 34 (Confidential Information); or

(B)	is identified in writing at the time of delivery as non-confidential by any member of the Group or any of its advisers; or

(C)
is known by that Finance Party before the date the information is disclosed to it in accordance with paragraphs (a) or (b) above or is lawfully obtained by that Finance Party after that date, from a source which is, as far as that Finance Party is aware, unconnected with the Group and which, in either case, as far as that Finance Party is aware, has not been obtained in breach of, and is not otherwise subject to, any obligation of confidentiality; and

(ii)	any Funding Rate.
“Confidentiality Undertaking” means a confidentiality undertaking substantially in a recommended form of the LMA or in any other form agreed between the Company and the Agent.
“CTA” means the Corporation Tax Act 2009.
“Default” means an Event of Default or any event or circumstance specified in Clause 21 (Events of Default) which would (with the expiry of a grace period, the giving of notice, the making of any determination under the Finance Documents or any combination of any of the foregoing) be an Event of Default.
“Defaulting Lender” means any Lender:

(a)
which has failed to make its participation in a Loan available (or has notified the Agent or the Company (which has notified the Agent) that it will not make its participation in a Loan available) by the Utilisation Date of that Loan in accordance with Clause 5.4 (Lenders’ participation);

(b)	which has otherwise rescinded or repudiated a Finance Document; or

(c)	with respect to which an Insolvency Event has occurred and is continuing, unless, in the case of paragraph (a) above:

(i)	its failure to pay is caused by:

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(A)	administrative or technical error; or

(B)	a Disruption Event, and
payment is made within five Business Days of its due date; or

(ii)	the Lender is disputing in good faith whether it is contractually obliged to make the payment in question.
“Disruption Event” means either or both of:

(a)
a material disruption to those payment or communications systems or to those financial markets which are, in each case, required to operate in order for payments to be made in connection with the Facility (or otherwise in order for the transactions contemplated by the Finance Documents to be carried out) which disruption is not caused by, and is beyond the control of, any of the Parties; or

(b)	the occurrence of any other event which results in a disruption (of a technical or systems-related nature) to the treasury or payments operations of a Party preventing that, or any other Party:

(i)	from performing its payment obligations under the Finance Documents; or

(ii)	from communicating with other Parties in accordance with the terms of the Finance Documents, and which (in either such case) is not caused by, and is beyond the control of, the Party whose operations are disrupted.
“Distressed Fund” means a fund whose investment strategy includes purchasing debt for the purpose of actively managing that debt holding to obtain ownership of equity in or gain control of the relevant borrower(s) and/or to exploit holdout or blocking positions.
“EEA Member Country” means any member state of the European Union, Iceland, Liechtenstein and Norway.
“Eligible Institution” means any Lender or other bank, financial institution, trust, fund or other entity selected by the Company and which, in each case, is not a member of the Group.
“Environment” means humans, animals, plants and all other living organisms including the ecological systems of which they form part and the following media:

(a)	air (including, without limitation, air within natural or man‑made structures, whether above or below ground);

(b)	water (including, without limitation, territorial, coastal and inland waters, water under or within land and water in drains and sewers); and

(c)	land (including, without limitation, land under water).
“Environmental Claim” means any claim, proceeding, formal notice or investigation by any person in respect of any Environmental Law.

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“Environmental Law” means any applicable law or regulation which relates to:

(a)	the pollution or protection of the Environment;

(b)	the conditions of the workplace; or

(c)
the generation, handling, storage, use, release or spillage of any substance which, alone or in combination with any other, is capable of causing harm to the Environment, including, without limitation, any waste.

“Environmental Permits” means any permit and other Authorisation and the filing of any notification, report or assessment required under any Environmental Law for the operation of the business of any member of the Group conducted on or from the properties owned or used by any member of the Group.
“EU Bail-In Legislation Schedule” means the document described as such and published by the Loan Market Association (or any successor person) from time to time.
“EURIBOR” means, in relation to any Loan in euro:

(a)	the applicable Screen Rate as of 11.00 am (Brussels time) on the Quotation Date for euro and for a period equal in length to the Interest Period of that Loan; or

(b)	as otherwise determined pursuant to Clause 10.1 (Unavailability of Screen Rate), and if, in either case, that rate is less than zero, EURIBOR shall be deemed to be zero.
“EUR Tranche” means the portion of the Facility made available under this Agreement as described in Clause 2.1(b) (The Facility).
“EUR Tranche Commitment” means:

(a)
in relation to an Original Lender, the amount set opposite its name under the heading “EUR Tranche Commitment” in Schedule 1 (The Original Lenders) and the amount of any other EUR Tranche Commitment transferred to it under this Agreement; and

(b)	in relation to any other Lender, the amount of any EUR Tranche Commitment transferred to it under this Agreement, to the extent not cancelled, reduced or transferred by it under this Agreement.
“Event of Default” means any event or circumstance specified as such in Clause 21 (Events of Default).
“Exchange Rate” means 1.1325.
“Excluded Guarantee” means:

(a)
any counter‑indemnity obligation in respect of a performance or similar bond guaranteeing performance by a member of the Group under any public tender or other contract entered into in the ordinary course of trade; or

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(b)
any guarantee or indemnity granted or arising under legislation relating to tax or corporate law under which any member of the Group assumes general liability for the obligations of another member of the Group.

“Facility” means the term loan facility made available under this Agreement as described in Clause 2 (The Facility).
“Facility Office” means the office or offices notified by a Lender to the Agent in writing on or before the date it becomes a Lender (or, following that date, by not less than five Business Days' written notice) as the office or offices through which it will perform its obligations under this Agreement.
“Fallback Interest Period” means one week.
“FATCA” means:

(a)	sections 1471 to 1474 of the Code or any associated regulations;

(b)
any treaty, law or regulation of any other jurisdiction, or relating to an intergovernmental agreement between the US and any other jurisdiction, which (in either case) facilitates the implementation of any law or regulation referred to in paragraph (a) above; or

(c)
any agreement pursuant to the implementation of any treaty, law or regulation referred to in paragraphs (a) or (b) above with the US Internal Revenue Service, the US government or any governmental or taxation authority in any other jurisdiction.

“FATCA Application Date” means:

(a)	in relation to a “withholdable payment” described in section 1473(1)(A)(i) of the Code (which relates to payments of interest and certain other payments from sources within the US), 1 July 2014; or

(b)
in relation to a “passthru payment” described in section 1471(d)(7) of the Code not falling within paragraph (a) above, the first date from which such payment may become subject to a deduction or withholding required by FATCA.

“FATCA Deduction” means a deduction or withholding from a payment under a Finance Document required by FATCA.
“FATCA Exempt Party” means a Party that is entitled to receive payments free from any FATCA Deduction.
“Fee Letter” means any letter or letters dated prior to or on or about the date of this Agreement between the Arranger and the Company (or the Agent and the Company) setting out any of the fees referred to in Clause 11 (Fees).
“Finance Document” means this Agreement, any Fee Letter and any other document designated as such by the Agent and the Company.
“Finance Party” means the Agent, the Arranger, the Documentation Agent and Co-ordinator or a Lender.
“Financial Indebtedness” means any indebtedness for or in respect of:

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(a)	moneys borrowed;

(b)	any amount raised by acceptance under any acceptance credit facility or dematerialised equivalent;

(c)	any amount raised pursuant to any note purchase facility or the issue of bonds, notes, debentures, loan stock or any similar instrument;

(d)	the amount of any liability in respect of any lease or hire purchase contract which would, in accordance with the Accounting Principles, be treated as a finance or capital lease;

(e)
receivables sold or discounted (other than any receivables to the extent they are sold on a non-recourse basis, including true sale US GAAP, under an agreement other than a Permitted Receivables Disposal);

(f)
any amount raised under any other transaction (including any forward sale or purchase agreement, sale and lease back arrangements and sale and purchase agreements having deferred payment terms longer than terms customary on the market) having the financial effect of a borrowing;

(g)
any derivative transaction entered into in connection with protection against or benefit from fluctuation in any rate or price (and, when calculating the value of any derivative transaction, only the marked to market value (fair value) shall be taken into account);

(h)	any counter-indemnity obligation in respect of a guarantee, indemnity, bond, standby or documentary letter of credit or any other instrument issued by a bank or financial institution; and

(i)	the amount of any liability in respect of any guarantee or indemnity for any of the items referred to in paragraphs (a) to (h) above.
“Funding Rate” means any individual rate notified by a Lender to the Agent pursuant to paragraph (a)(ii) of Clause 10.3 (Cost of funds).
“Group” means the Company and its Subsidiaries for the time being.
“Historic Screen Rate” means, in relation to any Loan, the most recent applicable Screen Rate for the currency of that Loan and for a period equal in length to the Interest Period of that Loan and which is as of a day which is no more than five Business Days before the Quotation Day.
“Holding Company” means, in relation to a person, any other person in respect of which it is a Subsidiary.
“Insolvency Event” in relation to an entity means that the entity:

(a)	is dissolved (other than pursuant to a consolidation, amalgamation or merger);

(b)	becomes insolvent or is unable to pay its debts or fails or admits in writing its inability generally to pay its debts as they become due;

(c)	makes a general assignment, arrangement or composition with or for the benefit of its creditors;

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(d)
institutes or has instituted against it, by a regulator, supervisor or any similar official with primary insolvency, rehabilitative or regulatory jurisdiction over it in the jurisdiction of its incorporation or organisation or the jurisdiction of its head or home office, a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors’ rights, or a petition is presented for its winding-up or liquidation by it or such regulator, supervisor or similar official;

(e)
has instituted against it a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors’ rights, or a petition is presented for its winding-up or liquidation, and, in the case of any such proceeding or petition instituted or presented against it, such proceeding or petition is instituted or presented by a person or entity not described in paragraph (d) above and:

(i)	results in a judgment of insolvency or bankruptcy or the entry of an order for relief or the making of an order for its winding-up or liquidation; or

(ii)	is not dismissed, discharged, stayed or restrained in each case within 30 days of the institution or presentation thereof;

(f)
has exercised in respect of it one or more of the stabilisation powers pursuant to Part 1 of the Banking Act 2009 and/or has instituted against it a bank insolvency proceeding pursuant to Part 2 of the Banking Act 2009 or a bank administration proceeding pursuant to Part 3 of the Banking Act 2009;

(g)	has a resolution passed for its winding-up, official management or liquidation (other than pursuant to a consolidation, amalgamation or merger);

(h)
seeks or becomes subject to the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official for it or for all or substantially all its assets (other than, for so long as it is required by law or regulation not to be publicly disclosed, any such appointment which is to be made, or is made, by a person or entity described in paragraph (d) above);

(i)
has a secured party take possession of all or substantially all its assets or has a distress, execution, attachment, sequestration or other legal process levied, enforced or sued on or against all or substantially all its assets and such secured party maintains possession, or any such process is not dismissed, discharged, stayed or restrained, in each case within 30 days thereafter;

(j)	causes or is subject to any event with respect to it which, under the applicable laws of any jurisdiction, has an analogous effect to any of the events specified in paragraphs (a) to (i) above; or

(k)	takes any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the foregoing acts.
“Intellectual Property” means:

(a)
any patents, trademarks, service marks, designs, business names, copyrights, database rights, design rights, domain names, moral rights, inventions, confidential information, knowhow and other intellectual property rights and interests (which may now or in the future subsist), whether registered or unregistered; and

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(b)	the benefit of all applications and rights to use such assets of each member of the Group (which may now or in the future subsist).
“Interest Period” means, in relation to a Loan, each period determined in accordance with Clause 9 (Interest Periods) and, in relation to an Unpaid Sum, each period determined in accordance with Clause 8.3 (Default interest).
“Interpolated Historic Screen Rate” means, in relation to any Loan, the rate (rounded to the same number of decimal places as the two relevant Screen Rates) which results from interpolating on a linear basis between:

(a)	the most recent applicable Screen Rate for the longest period (for which that Screen Rate is available) which is less than the Interest Period of that Loan; and

(b)	the most recent applicable Screen Rate for the shortest period (for which that Screen Rate is available) which exceeds the Interest Period of that Loan, each for the currency of that Loan and each of which is as of a day which is no more than five Business Days before the Quotation Day.
“Interpolated Screen Rate” means, in relation to any Loan, the rate (rounded to the same number of decimal places as the two relevant Screen Rates) which results from interpolating on a linear basis between:

(a)	the applicable Screen Rate for the longest period (for which that Screen Rate is available) which is less than the Interest Period of that Loan; and

(b)	the applicable Screen Rate for the shortest period (for which that Screen Rate is available) which exceeds the Interest Period of that Loan, each for the currency of that Loan and each of which is as of a day which is no more than two days before the Quotation Day.
“ITA” means the Income Tax Act 2007.
“Italian Subsidiary” means Sorin Group Italia srl, a company incorporated in Italy.
“Legal Reservations” means:

(a)
the principle that equitable remedies may be granted or refused at the discretion of a court and the limitation of enforcement by laws relating to insolvency, reorganisation and other laws generally affecting the rights of creditors;

(b)
the time barring of claims under the Limitation Acts, the possibility that an undertaking to assume liability for or indemnify a person against non‑payment of UK stamp duty may be void and defences of set‑off or counterclaim;

(c)	similar principles, rights and defences under the laws of any jurisdiction in which the Company conducts its business; and

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(d)
any other matters which are set out as qualifications or reservations as to matters of law of general application specifically referred to in any legal opinion referred to in Schedule 2 (Conditions Precedent).

“Lender” means:

(a)	any Original Lender; and

(b)	any bank, financial institution, trust, fund or other entity which has become a Party as a “Lender” in accordance with Clause 22 (Changes to the Lenders), which in each case has not ceased to be a Party as such in accordance with the terms of this Agreement.
“LIBOR” means, in relation to any Loan (other than a Loan in euro):

(a)	the applicable Screen Rate as of 11.00 am on the Quotation Date for the currency of that Loan and for a period equal in length to the Interest Period of that Loan; or

(b)	as otherwise determined pursuant to Clause 10.1 (Unavailability of Screen Rate), and if, in either case, that rate is less than zero, LIBOR shall be deemed to be zero.
“Limitation Acts” means the Limitation Act 1980 and the Foreign Limitation Periods Act 1984.
“LMA” means the Loan Market Association.
“Loan” means a loan made or to be made under the Facility or the principal amount outstanding for the time being of that loan.
“Majority Lenders” means a Lender or Lenders whose Commitments aggregate more than 662/3% of the Total Commitments (or, if the Total Commitments have been reduced to zero, aggregated more than 662/3% of the Total Commitments immediately prior to the reduction).
“Margin” means:

(a)	in relation to the USD Tranche, 1.60 per cent. per annum; and

(b)	in relation to the EUR Tranche, 1.40 per cent. per annum.
“Material Adverse Effect” means a material adverse effect on:

(a)	the business, operations, property or financial condition of the Group taken as a whole; or

(b)	the ability of the Company to perform its payment obligations under the Finance Documents and/or its obligations under Clause 19 (Financial Covenants); or

(c)	the validity or enforceability of the Finance Documents or the rights or remedies of any Finance Party under any of the Finance Documents, provided that, for the avoidance of doubt, the inclusion of a provision in the Original Financial Statements in relation to the accrual of the liability resulting from a matter known as “3T litigation” in an amount up to USD 294,021,000 as disclosed to the Lenders before the date of this Agreement shall not in itself constitute a Material Adverse Effect.

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“Material Subsidiaries” means, at any time, a Subsidiary of the Company which:

(a)	is listed in Schedule 7 (Material Companies); or

(b)
has an operating profit representing 10 per cent. or more of the consolidated operating profit of the Group (determined in accordance with the Accounting Principles) or has turnover (excluding intra‑group items) representing 10 per cent., or more of the turnover of the Group, calculated on a consolidated basis.

Compliance with the conditions set out in paragraph (b) above shall be determined by reference to the latest consolidated financial statements of the Group. However, if a Subsidiary has been acquired since the date as at which the latest consolidated financial statements of the Group were prepared, the financial statements shall be deemed to be adjusted in order to take into account the acquisition of that Subsidiary.
“Month” means a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month, except that:

(a)
(subject to paragraph (c) below) if the numerically corresponding day is not a Business Day, that period shall end on the next Business Day in that calendar month in which that period is to end if there is one, or if there is not, on the immediately preceding Business Day;

(b)	if there is no numerically corresponding day in the calendar month in which that period is to end, that period shall end on the last Business Day in that calendar month; and

(c)	if an Interest Period begins on the last Business Day of a calendar month, that Interest Period shall end on the last Business Day in the calendar month in which that Interest Period is to end.
The above rules will only apply to the last Month of any period.
“New Lender” has the meaning given to that term in Clause 22 (Changes to the Lenders).
“Non-Consenting Lender” means any Lender who does not and continues not to consent or agree to the relevant waiver or amendment in the event that:

(a)	the Company or the Agent (at the request of the Company) has requested the Lenders to give a consent in relation to, or to agree to a waiver or amendment of any provisions of the Finance Documents;

(b)	the consent, waiver or amendment in question requires the approval of all of the Lenders; and

(c)
Lenders whose Commitments aggregate 75 per cent. or more of the Total Commitments (or, if the Total Commitments have been reduced to zero, aggregated more than 75 per cent. or more of the Total Commitments prior to that reduction) have consented or agreed to such waiver or amendment.

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“Original Financial Statements” means the audited consolidated financial statements of the Group for the financial year ended 31 December 2018.
“Participating Member State” means any member state of the European Union that has the euro as its lawful currency in accordance with legislation of the European Union relating to Economic and Monetary Union.
“Party” means a party to this Agreement.
“Permitted Acquisition” means:

(a)	a Permitted Share Buyback;

(b)	an acquisition for cash consideration of (A) all or the majority of the issued share capital of a limited liability company or (B) a business or undertaking, but only if:

(i)	no Event of Default is continuing on the closing date for the acquisition or would occur as a result of the acquisition;

(ii)	the acquired company, business or undertaking is engaged in a business substantially the same as (or ancillary or related to) that carried on by the Group;

(iii)
the consideration (including associated costs and expenses) for the acquisition and any Financial Indebtedness or other assumed actual or contingent liability, remaining in the acquired company (or any such business) at the date of acquisition (the “Individual Purchase Price”) when aggregated with the consideration (including associated costs and expenses) for any other acquisition permitted under this Agreement and any Financial Indebtedness or other assumed actual or contingent liability, remaining in any such acquired companies or businesses at the time of acquisition (the “Total Purchase Price”)) does not exceed USD 280,000,000 or its equivalent in aggregate over the life of the Facility.

Any acquisition whose Individual Purchase Price exceeds USD 75,000,000 or its equivalent will only be permitted under paragraph (b) above if the Company has delivered to the Agent not later than 30 Business Days before legally committing to make such acquisition a certificate signed by the Chief Executive Officer or two directors of the Company to which is attached a copy of the latest audited accounts (or if not available, management accounts) of the target company or business.
Such certificate must give calculations showing in reasonable detail that the Company would have remained in compliance with the financial covenants set out in Clause 19 (Financial Covenants) if the covenant test was recalculated for the relevant period ending on the most recent Accounting Date consolidating the financial statements of the target company (consolidated if it has Subsidiaries) or business with the financial statements of the Group for such period on a pro forma basis and as if the consideration for the proposed acquisition had been paid at the start of that period.

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“Permitted Guarantee” means:

(a)
any guarantee comprising a netting or set‑off arrangements entered into by any member of the Group in the ordinary course of its banking arrangements for the purpose of netting debit and credit balances;

(b)	any indemnity given in the ordinary course of the documentation of an acquisition which is a Permitted Acquisition which indemnity is in a customary form and subject to customary limitations;

(c)	the guarantee of any Financial Indebtedness permitted by this Agreement; or

(d)	any Excluded Guarantee.
“Permitted Loan” means any Financial Indebtedness or loan made by a member of the Group:

(a)	to another member of the Group; or

(b)
to any other entity (i) in which a member of the Group holds a beneficial interest and (ii) which carries on the same or substantially similar business to the Group, provided such Financial Indebtedness or loans are approved by the board of directors of the Company and, in aggregate for those made in any financial year, do not exceed USD 50,000,000 or its equivalent.

“Permitted Receivables Disposal” means:

(a)	any factoring programme with recourse (pro solvendo) or without recourse (pro soluto) of receivables of the Group which is in existence at the date hereof;

(b)	any securitisation and/or factoring programme of the receivables of the Group consented to by the Agent (acting on the instructions of the Majority Lenders (acting reasonably)); and/or

(c)
any disposal of receivables not otherwise permitted under paragraphs (a) or (b) above where the net consideration receivable (when aggregated with the consideration for all such other receivables disposed of) does not exceed USD 40,000,000 in any financial year.

“Permitted Security” means:

(a)	any Security listed in Schedule 8 (Existing Security) except to the extent the principal amount secured by that Security exceeds the amount stated in that schedule;

(b)	any netting or set‑off arrangement entered into by any member of the Group in the ordinary course of its banking arrangements for the purpose of netting debit and credit balances;

(c)	any payment or close out netting or set‑off arrangement pursuant to any hedging transaction entered into by a member of the Group for the purpose of:

(i)	hedging any risk to which any member of the Group is exposed in its ordinary course of trading; or

EU-DOCS\23860694.9

(ii)	its interest rate or currency management operations which are carried out in the ordinary course of business and for non‑speculative purposes only, excluding, in each case, any Security under a credit support arrangement in relation to a hedging transaction;

(d)	any lien arising by operation of law and in the ordinary course of trading;

(e)	any Security over or affecting any asset acquired by a member of the Group after the date of this Agreement if:

(i)	the Security was not created in contemplation of the acquisition of that asset by a member of the Group;

(ii)	the principal amount secured has not been increased in contemplation of or since the acquisition of that asset by a member of the Group; and

(iii)	the Security is removed or discharged within two months of the date of acquisition of such asset;

(f)
any Security over or affecting any asset of any company which becomes a member of the Group after the date of this Agreement, where the Security is created prior to the date on which that company becomes a member of the Group, if:

(i)	the Security was not created in contemplation of the acquisition of that company;

(ii)	the principal amount secured has not increased in contemplation of or since the acquisition of that company; and

(iii)	the Security is removed or discharged within two months of that company becoming a member of the Group;

(g)
any Security arising under any retention of title, hire purchase or conditional sale arrangement or arrangements having similar effect in respect of goods supplied to a member of the Group in the ordinary course of trading and on the supplier's standard or usual terms and not arising as a result of any default or omission by any member of the Group; or

(h)
any Security securing indebtedness the principal amount of which (when aggregated with the principal amount of any other indebtedness which has the benefit of Security given by any member of the Group other than any permitted under paragraphs (a) to (g) above) does not exceed USD 15,000,000 (or its equivalent in another currency or currencies).

“Permitted Share Buyback” means any share buyback occurring at any time on or after the date falling 18 Months after the date of this Agreement provided that at that time (a) the aggregate principal amount of the Loans outstanding does not exceed USD 200,000,000 and (b) the ratio of Consolidated Net Financial Indebtedness to Consolidated EBITDA does not exceed 1.5 times.
“Permitted Transaction” means:

(a)	a merger between the Company and any Subsidiary that is consolidated within the consolidated financial statements of the Company, provided that the Company is the surviving entity;

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(b)	any solvent amalgamation or merger among members of the Group which are not the Company; or

(c)
the solvent liquidation or reorganisation of any member of the Group which is not the Company so long as any payments or assets distributed as a result of such liquidation or reorganization are distributed to other members of the Group.

“Qualifying Lender” has the meaning given to it in Clause 12 (Tax gross-up and indemnities).
“Quotation Day” means, in relation to any period for which an interest rate is to be determined:
(a)

(i)	(if the currency is euro) two TARGET Days before the first day of that period; or

(ii)	(for any other currency) two Business Days before the first day of that period,
(unless market practice differs in the Relevant Market for that currency, in which case the Quotation Day for that currency will be determined by the Agent in accordance with market practice in the Relevant Market (and if quotations would normally be given on more than one day, the Quotation Day will be the last of those days)).
“Related Fund” in relation to a fund (the “first fund”), means a fund which is managed or advised by the same investment manager or investment adviser as the first fund or, if it is managed by a different investment manager or investment adviser, a fund whose investment manager or investment adviser is an Affiliate of the investment manager or investment adviser of the first fund.
“Relevant Market” means, in relation to euro, the European interbank market and, in relation to any other currency, the London interbank market.
“Relevant Nominating Body” means any applicable central bank, regulator or other supervisory authority or a group of them, or any working group or committee sponsored or chaired by, or constituted at the request of, any of them or the Financial Stability Board.
“Repayment Date” has the meaning given to it in Clause 6.1 (Repayment of Loans).
“Repayment Instalment” has the meaning given to it in Clause 6.1 (Repayment of Loans).
“Repeating Representations” means each of the representations set out in Clauses 17.2 (Status) to 17.7 (Governing law and enforcement), paragraph (a) of Clause 17.11 (No default), paragraph (d) of Clause 17.13 (Financial statements), Clause 17.20 (Good title to assets), Clause 17.21 (Legal and beneficial ownership) and Clause 17.25 (Centre of main interests and establishments).
“Replacement Benchmark” means a benchmark rate which is:

(a)	formally designated, nominated or recommended as the replacement for a Screen Rate by:

(i)	the administrator of that Screen Rate (provided that the market or economic reality that such benchmark rate measures is the same as that measured by that Screen Rate); or

(ii)	any Relevant Nominating Body,

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and if replacements have, at the relevant time, been formally designated, nominated or recommended under both paragraphs, the “Replacement Benchmark” will be the replacement under paragraph (ii) above;

(b)	in the opinion of the Majority Lenders and the Company, generally accepted in the international or any relevant domestic syndicated loan markets as the appropriate successor to a Screen Rate; or

(c)	in the opinion of the Majority Lenders and the Company, an appropriate successor to a Screen Rate.
“Representative” means any delegate, agent, manager, administrator, nominee, attorney, trustee or custodian.
“Resolution Authority” means any body which has authority to exercise any Write-down and Conversion Powers.
“Restricted Party” means a person that is:

(a)	listed on, or owned or controlled by a person listed on, a Sanctions List, or a person acting on behalf of such a person;

(b)
located in or organised under the laws of a country or territory that is the subject of country‑wide or territory‑wide Sanctions, or a person who is owned or controlled by, or acting on behalf of such a person; or

(c)	otherwise a subject of Sanctions.
“Sanctions” means any trade, economic or financial sanctions laws, regulations, embargoes or restrictive measures administered, enacted or enforced by a Sanctions Authority.
“Sanctions Authority” means:

(a)	the United Nations;

(b)	the United States of America;

(c)	the European Union;

(d)	the United Kingdom of Great Britain and Northern Ireland; and

(e)	the governments and official institutions or agencies of any of paragraphs (a) to (d) above, including OFAC, the US Department of State, and Her Majesty's Treasury.
“Sanctions List” means the Specially Designated Nationals and Blocked Persons list maintained by OFAC, the Consolidated List of Financial Sanctions Targets maintained by Her Majesty's Treasury, or any similar list maintained by, or public announcement of a Sanctions designation made by, a Sanctions Authority, each as amended, supplemented or substituted from time to time.
“Screen Rate” means:

(a)
in relation to LIBOR, the London interbank offered rate administered by ICE Benchmark Administration Limited (or any other person which takes over the administration of that rate) for the relevant currency and period displayed on pages LIBOR01 or LIBOR02 of

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the Thomson Reuters screen (or any replacement Thomson Reuters page which displays that rate); and

(b)
in relation to EURIBOR, the euro interbank offered rate administered by the European Money Markets Institute (or any other person which takes over the administration of that rate) for the relevant period displayed on page EURIBOR01 of the Thomson Reuters screen (or any replacement Thomson Reuters page which displays that rate), or, in each case, on the appropriate page of such other information service which publishes that rate from time to time in place of Thomson Reuters. If such page or service ceases to be available, the Agent may specify another page or service displaying the relevant rate after consultation with the Company.
“Security” means a mortgage, charge, pledge, lien or other security interest securing any obligation of any person or any other agreement or arrangement having a similar effect.
“Subsidiary” means in relation to any company or corporation, a company or corporation:

(a)	which is controlled, directly or indirectly, by the first mentioned company or corporation;

(b)	more than half the issued share capital (which gives rise to voting rights) of which is beneficially owner, directly or indirectly, by the first mentioned company or corporation; or

(c)	which is a Subsidiary of another Subsidiary of the first mentioned company or corporation, and for this purpose, a company or corporation shall be treated as being controlled by another if that other company or corporation is able to direct its affairs, exercise a dominant influence over it and/or to control the composition of its board of directors or equivalent body and is fully consolidated in the consolidated financial statements on a line‑by‑line basis for such period.
“TARGET2” means the Trans-European Automated Real-time Gross Settlement Express Transfer payment system which utilises a single shared platform and which was launched on 19 November 2007.
“TARGET Day” means any day on which TARGET2 is open for the settlement of payments in euro.
“Tax” means any tax, levy, impost, duty or other charge or withholding of a similar nature (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same).
“Termination Date” means the date falling three years after the date of this Agreement.
“Total Commitments” means the aggregate of the Total USD Tranche Commitments and Total EUR Tranche Commitments.
“Total EUR Tranche Commitments” means the aggregate of the EUR Tranche Commitments, being EUR 103,016,924.50 (being the EUR equivalent of USD116,666,667 (converted using the Exchange Rate)) as at the date of this Agreement.

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“Total USD Tranche Commitments” means the aggregate of the USD Tranche Commitments, being USD 233,333,333 as at the date of this Agreement.
“Tranche” means the USD Tranche or the EUR Tranche.
“Transfer Certificate” means a certificate substantially in the form set out in Schedule 4 (Form of Transfer Certificate) or any other form agreed between the Agent and the Company.
“Transfer Date” means, in relation to an assignment or a transfer, the proposed Transfer Date specified in the relevant Assignment Agreement or Transfer Certificate or, if later or if no Transfer Date is specified in the relevant Transfer Certificate or Assignment, the date on which the Agent executes the relevant Assignment Agreement or Transfer Certificate.
“Unpaid Sum” means any sum due and payable but unpaid by the Company under the Finance Documents.
“US” means the United States of America.
“US GAAP” means generally accepted accounting principles in the United States of America, as promulgated, from time to time, by the Financial Accounting Standards Board.
“US Tax Obligor” means the Company where some or all of its payments under the Finance Documents are from sources within the US for US federal income tax purposes.
“USD Tranche” means the portion of the Facility made available under this Agreement as described in Clause 2.1(a) (The Facility).
“USD Tranche Commitment” means:

(a)
in relation to an Original Lender, the amount set opposite its name under the heading “USD Tranche Commitment” in Schedule 1 (The Original Lenders) and the amount of any other USD Tranche Commitment transferred to it under this Agreement; and

(b)	in relation to any other Lender, the amount of any USD Tranche Commitment transferred to it under this Agreement, to the extent not cancelled, reduced or transferred by it under this Agreement.
“Utilisation” means a utilisation of the Facility.
“Utilisation Date” means the date of a Utilisation, being the date on which the relevant Loan is to be made.
“Utilisation Request” means a notice substantially in the form set out in Schedule 3 (Utilisation Request).
“VAT” means:

(a)	any tax imposed in compliance with the Council Directive of 28 November 2006 on the common system of value added tax (EC Directive 2006/112); and

(b)
any other tax of a similar nature, whether imposed in a member state of the European Union in substitution for, or levied in addition to, such tax referred to in paragraph (a) above, or imposed elsewhere.

“Write-down and Conversion Powers” means:

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(a)
in relation to any Bail-In Legislation described in the EU Bail-In Legislation Schedule from time to time, the powers described as such in relation to that Bail-In Legislation in the EU Bail-In Legislation Schedule;

(b)	in relation to any other applicable Bail-In Legislation:

(i)
any powers under that Bail-In Legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or other financial institution or affiliate of a bank, investment firm or other financial institution, to cancel, reduce, modify or change the form of a liability of such a person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers; and

(ii)	any similar or analogous powers under that Bail-In Legislation.

1.2	Construction

(a)	Unless a contrary indication appears, any reference in this Agreement to:

(i)
the “Agent”, the “Arranger”, the “Documentation Agent and Co-ordinator”, any “Finance Party”, any “Lender”, “”or any “Party” shall be construed so as to include its successors in title, permitted assigns and permitted transferees to, or of, its rights and/or obligations under the Finance Documents;

(ii)	“assets” includes present and future properties, revenues and rights of every description;

(iii)	a “Finance Document” or any other agreement or instrument is a reference to that Finance Document or other agreement or instrument as amended, novated, supplemented, extended or restated;

(iv)	a “group of Lenders” includes all the Lenders;

(v)	“indebtedness” includes any obligation (whether incurred as principal or as surety) for the payment or repayment of money, whether present or future, actual or contingent;

(vi)
a “person” includes any individual, firm, company, corporation, government, state or agency of a state or any association, trust, joint venture, consortium, partnership or other entity (whether or not having separate legal personality);

(vii)
a “regulation” includes any regulation, rule, official directive, request or guideline (whether or not having the force of law) of any governmental, intergovernmental or supranational body, agency, department or of any regulatory, self-regulatory or other authority or organisation;

(viii)	a provision of law is a reference to that provision as amended or re-enacted; and

(ix)	a time of day is a reference to London time.

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(b)
The determination of the extent to which a rate is “for a period equal in length” to an Interest Period shall disregard any inconsistency arising from the last day of that Interest Period being determined pursuant to the terms of this Agreement.

(c)	Section, Clause and Schedule headings are for ease of reference only.

(d)
Unless a contrary indication appears, a term used in any other Finance Document or in any notice given under or in connection with any Finance Document has the same meaning in that Finance Document or notice as in this Agreement.

(e)	A Default (other than an Event of Default) is “continuing” if it has not been remedied or waived and an Event of Default is “continuing” if it has not been remedied or waived.

(f)
For the purpose of ascertaining the Majority Lenders or any group of Lenders or whether any given percentage of Commitments has been obtained to approve any request for a consent, waiver, amendment or other vote or to give instructions under the Finance Documents, the Commitment of a Lender under the EUR Tranche shall be notionally converted into dollars at the Exchange Rate.

1.3	Currency symbols and definitions

(a)	“$”, “USD” and “dollars” denote the lawful currency of the United States of America.

(b)	“€”, “EUR” and “euro” denote the single currency of the Participating Member States.

1.4	Third party rights

(a)
Unless expressly provided to the contrary in a Finance Document a person who is not a Party has no right under the Contracts (Rights of Third Parties) Act 1999 (the “Third Parties Act”) to enforce or to enjoy the benefit of any term of this Agreement.

(b)	Notwithstanding any term of any Finance Document, the consent of any person who is not a Party is not required to rescind or vary this Agreement at any time.

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SECTION 2
THE FACILITY

2.	THE FACILITY

2.1	The Facility
Subject to the terms of this Agreement, the Lenders make available to the Company a multicurrency term loan facility in an aggregate amount equal to the Total Commitments, consisting of:

(a)	a dollar term loan tranche in the aggregate amount equal to the Total USD Tranche Commitments; and

(b)	a euro term loan tranche in the aggregate amount equal to the Total EUR Tranche Commitments.

2.2	Finance Parties' rights and obligations

(a)
The obligations of each Finance Party under the Finance Documents are several. Failure by a Finance Party to perform its obligations under the Finance Documents does not affect the obligations of any other Party under the Finance Documents. No Finance Party is responsible for the obligations of any other Finance Party under the Finance Documents.

(b)
The rights of each Finance Party under or in connection with the Finance Documents are separate and independent rights and any debt arising under the Finance Documents to a Finance Party from the Company is a separate and independent debt in respect of which a Finance Party shall be entitled to enforce its rights in accordance with paragraph (c) below. The rights of each Finance Party include any debt owing to that Finance Party under the Finance Documents and, for the avoidance of doubt, any part of a Loan or any other amount owed by the Company which relates to a Finance Party's participation in the Facility or its role under a Finance Document (including any such amount payable to the Agent on its behalf) is a debt owing to that Finance Party by the Company.

(c)	A Finance Party may, except as specifically provided in the Finance Documents, separately enforce its rights under or in connection with the Finance Documents.

3.	PURPOSE

3.1	Purpose
The Company shall apply all amounts borrowed by it under the Facility towards general corporate and working capital purposes of the Group (excluding acquisitions, dividends and share buybacks).

3.2	Monitoring
No Finance Party is bound to monitor or verify the application of any amount borrowed pursuant to this Agreement.

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4.	CONDITIONS OF UTILISATION

4.1	Initial conditions precedent

(a)
The Lenders will only be obliged to comply with Clause 5.4 (Lenders’ participation) in relation to any Utilisation if on or before the Utilisation Date for that Utilisation, the Agent has received all of the documents and other evidence listed in Schedule 2 (Conditions precedent) in form and substance satisfactory to the Agent. The Agent shall notify the Company and the Lenders promptly upon being so satisfied.

(b)
Other than to the extent that the Majority Lenders notify the Agent in writing to the contrary before the Agent gives the notification described in paragraph (a) above, the Lenders authorise (but do not require) the Agent to give that notification. The Agent shall not be liable for any damages, costs or losses whatsoever as a result of giving any such notification.

4.2	Further conditions precedent
The Lenders will only be obliged to comply with Clause 5.4 (Lenders' participation) if on the date of the Utilisation Request and on the proposed Utilisation Date:

(a)	no Default is continuing or would result from the proposed Loan; and

(b)	the Repeating Representations to be made by the Company are true in all material respects.

4.3	Maximum number of Loans
The Company may not deliver a Utilisation Request if as a result of the proposed Utilisation more than five Loans under a Tranche would be outstanding.
SECTION 3
UTILISATION

5.	UTILISATION

5.1	Delivery of a Utilisation Request
The Company may utilise the Facility by delivery to the Agent of a duly completed Utilisation Request not later than 9:30 am (London time) on the day three Business Days prior to the Utilisation Date.

5.2	Completion of a Utilisation Request

(a)	Each Utilisation Request is irrevocable and will not be regarded as having been duly completed unless:

(i)	the proposed Utilisation Date is a Business Day within the Availability Period;

(ii)	specifies that a Loan under each Tranche is to be utilised;

(iii)	the currency and amount of the Utilisation comply with Clause 5.3 (Currency and amount); and

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(iv)	the proposed Interest Period complies with Clause 9 (Interest Periods).

(b)	Only one Loan under each Tranche may be requested in each Utilisation Request.

5.3	Currency and amount

(a)	The currency specified in a Utilisation Request must be:

(i)	in respect of the USD Tranche, USD; and

(ii)	in respect of the EUR Tranche, EUR.

(b)	The amount of the proposed Loan must be:

(i)	in relation to the USD Tranche, a minimum of USD 4,000,000 or if less, the Available Facility; or

(ii)	in relation to the EUR Tranche, a minimum of the EUR equivalent of USD 2,000,000 (converted using the Exchange Rate) or if less, the Available Facility; and

(iii)
the aggregate amount of the proposed Loans shall be split between the Tranches in a ratio of 2/3 amount of the Loan under the USD Tranche and 1/3 amount of the Loan under the EUR Tranche (for the purpose of such calculation notionally converting the amount of the Loans under the EUR Tranche into dollars using the Exchange Rate).

5.4	Lenders' participation

(a)	If the conditions set out in this Agreement have been met, each Lender shall make its participation in each Loan available by the Utilisation Date through its Facility Office.

(b)	The amount of each Lender's participation in each Loan will be equal to the proportion borne by its Available Commitment to the Available Facility immediately prior to making the Loan.

5.5	Cancellation of Commitment
The Commitments which, at that time, are unutilised shall be immediately cancelled at the end of the Availability Period.
SECTION 4
REPAYMENT, PREPAYMENT AND CANCELLATION

6.	REPAYMENT

6.1	Repayment of Loans
The Company shall repay the Loans in instalments by repaying on each repayment date (each a “Repayment Date”) an amount equal to the percentage of the outstanding principal amount of the Loans under the relevant Tranche as at the last day of the Availability Period (each a “Repayment Instalment”) set opposite that Repayment Date below:

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Repayment Date	Repayment Instalment (USD Tranche)	Repayment Instalment (EUR Tranche)
18 months from the date of this Agreement	20%	20%
24 months from the date of this Agreement	20%	20%
30 months from the date of this Agreement	20%	20%
Termination Date	All outstanding amounts under USD Tranche	All outstanding amounts under EUR Tranche

6.2	Reborrowing
The Company may not reborrow any part of the Facility which is repaid.

7.	PREPAYMENT AND CANCELLATION

7.1	Illegality
If, in any applicable jurisdiction, it becomes unlawful for any Lender to perform any of its obligations as contemplated by this Agreement or to fund or maintain its participation in any Loan or it becomes unlawful for any Affiliate of a Lender for that Lender to do so:

(a)	that Lender shall promptly notify the Agent upon becoming aware of that event;

(b)	upon the Agent notifying the Company, the Available Commitment of that Lender will be immediately cancelled; and

(c)
to the extent that the Lender's participation has not been transferred pursuant to paragraph (d) of Clause 7.5 (Right of replacement or repayment and cancellation in relation to a single Lender), the Company shall repay that Lender's participation in the Loans on the last day of the Interest Period for each Loan occurring after the Agent has notified the Company or, if earlier, the date specified by the Lender in the notice delivered to the Agent (being no earlier than the last day of any applicable grace period permitted by law) and that Lender's corresponding Commitment shall be cancelled in the amount of the participations repaid.

7.2	Change of control
If:

(a)	any person or group of persons acting in concert gains direct or indirect control of the Company; or

(b)	the Company ceases to be the beneficial owner directly or indirectly through wholly owned subsidiaries, of more than 50 per cent. of the issued share capital of the Italian Subsidiary:

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(i)	the Company shall promptly notify the Agent upon becoming aware of that event;

(ii)	a Lender shall not be obliged to fund a Utilisation; and

(iii)
each Lender shall be entitled, by not less than 30 days’ notice to the Company, to require cancellation of its Commitments and prepayment of its participation in all outstanding Loans, together with accrued interest, and all other amounts accrued under the Finance Documents, whereupon its Commitments will be cancelled and all such outstanding Loans and amounts will become immediately due and payable.

(c)
For the purpose of paragraph (a) above “control” means the power to direct the management and policies of an entity, whether through the ownership of more than 50 per cent. of entire voting capital, by contract or otherwise.

(d)	For the purpose of paragraph (a) above “acting in concert” means acting together pursuant to an agreement or understanding (whether formal or informal).

7.3	Voluntary cancellation

(a)
Subject to paragraph (b) below, the Company may, if it gives the Agent not less than five Business Days' (or such shorter period as the Agent (acting on the instructions of the Majority Lenders) may agree) prior notice, cancel the whole or any part (being a minimum amount of, in respect of the USD Tranche, USD 4,000,000 and, in respect of the EUR Tranche, the EUR equivalent of USD 2,000,000 (converted using the Exchange Rate)) of the Available Facility.

(b)
The Company shall ensure that the Available Facility shall, if cancelled in part, be cancelled in a ratio of 2/3 of the Available Facility in respect of the USD Tranche and 1/3 of the Available Facility in respect of the EUR Tranche (for the purpose of such calculation notionally converting the amount under the EUR Tranche into dollars using the Exchange Rate). The Company shall confirm in any cancellation notice the amounts being cancelled under each Tranche and the ratio of the amounts being cancelled under each Tranche showing compliance with the preceding sentence.

(c)	Any cancellation under this Clause 7.3 shall reduce the Commitments of the Lenders under the relevant Tranche rateably.

7.4	Voluntary prepayment of Loans

(a)
Subject to paragraph (b) below, the Company may, if it gives the Agent not less than five Business Days' (or such shorter period as the Agent (acting on the instructions of the Majority Lenders) may agree) prior notice, prepay the whole or any part of any Loan (but, if in part, by a minimum of, in respect of the USD Tranche, USD 4,000,000 and, in respect of the EUR Tranche, the EUR equivalent of USD 2,000,000 (converted using the Exchange Rate) (as applicable)).

(b)
The Company shall ensure that Loans are prepaid in a ratio of 2/3 of the amount of the Loans under the USD Tranche and 1/3 of the amount of the Loans under the EUR Tranche (for the purpose of such calculation notionally converting the amount of the Loans under the EUR Tranche into dollars using the Exchange Rate). The Company shall confirm in any prepayment notice the amounts being prepaid under each Tranche and the ratio of the amounts being prepaid under each Tranche showing compliance with the preceding sentence.

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(c)	A Loan may only be prepaid after the last day of the Availability Period (or, if earlier, the day on which the Available Facility is zero).

(d)	Any prepayment shall be applied pro rata against scheduled repayments of Loans outstanding under each Tranche.

7.5	Right of replacement or repayment and cancellation in relation to a single Lender

(a)	If:

(i)	any sum payable to any Lender by the Company is required to be increased under paragraph (c) of Clause 12.2 (Tax gross-up);

(ii)	any Lender claims indemnification from the Company under Clause 12.3 (Tax indemnity) or Clause 13.1 (Increased costs);

(iii)
pursuant to Clause 10.2 (Market disruption) the Agent receives notification from a Lender that the cost to it of funding its participation in that Loan from whatever source it may reasonably select would be in excess of LIBOR or, if applicable, EURIBOR and Clause 10.3 (Cost of funds) is therefore to apply;

(iv)	any Lender becomes a Non-Consenting Lender; or

(v)	any Lender becomes a Defaulting Lender,
the Company may, whilst the circumstance giving rise to the requirement for that increase or indemnification continues, give the Agent notice of cancellation of the Commitment of that Lender and its intention to procure the repayment of that Lender's participation in the Loans or give the Agent notice of its intention to replace that Lender in accordance with paragraph (d) below.

(b)	On receipt of a notice of cancellation referred to in paragraph (a) above, the Commitment of that Lender shall immediately be reduced to zero.

(c)
On the last day of each Interest Period which ends after the Company has given notice of cancellation under paragraph (a) above (or, if earlier, the date specified by the Company in that notice), the Company shall repay that Lender's participation in that Loan together with all interest and other amounts accrued in relation thereto under the Finance Documents.

(d)	If:

(i)	any of the circumstances set out in paragraph (a) above apply to a Lender; or

(ii)	the Company becomes obliged to pay any amount in accordance with Clause 7.1 (Illegality) to any Lender, the Company may, on five Business Days' prior notice to the Agent and that Lender, replace that Lender by requiring that Lender to (and, to the extent permitted by law, that Lender shall) transfer pursuant to Clause 22 (Changes to the Lenders) all (and not part only) of its rights and obligations under this Agreement to an Eligible Institution which confirms its willingness to assume and does assume all the obligations of the transferring Lender in accordance with Clause 22 (Changes to the Lenders) for a purchase price in cash payable at the time of the transfer in an amount equal to the outstanding principal amount of such Lender's participation in the outstanding Loans and all accrued interest (to the extent that the Agent has not given a notification under Clause 22.10 (Pro rata

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interest settlement)), Break Costs and other amounts payable in relation thereto under the Finance Documents.

(e)	The replacement of a Lender pursuant to paragraph (d) above shall be subject to the following conditions:

(i)	the Company shall have no right to replace the Agent;

(ii)	neither the Agent nor any Lender shall have any obligation to find a replacement Lender;

(iii)	in no event shall the Lender replaced under paragraph (d) above be required to pay or surrender any of the fees received by such Lender pursuant to the Finance Documents; and

(iv)
the Lender shall only be obliged to transfer its rights and obligations pursuant to paragraph (d) above once it is satisfied that it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to that transfer.

(f)
A Lender shall perform the checks described in paragraph (e)(iv) above as soon as reasonably practicable following delivery of a notice referred to in paragraph (d) above and shall notify the Agent and the Company when it is satisfied that it has complied with those checks.

7.6	Restrictions

(a)
Any notice of cancellation or prepayment given by any Party under this Clause 7 shall be irrevocable and, unless a contrary indication appears in this Agreement, shall specify the date or dates upon which the relevant cancellation or prepayment is to be made and the amount of that cancellation or prepayment.

(b)	Any prepayment under this Agreement shall be made together with accrued interest on the amount prepaid and, subject to any Break Costs, without premium or penalty.

(c)	The Company may not reborrow any part of the Facility which is prepaid.

(d)	The Company shall not repay or prepay all or any part of the Loans or cancel all or any part of the Commitments except at the times and in the manner expressly provided for in this Agreement.

(e)	No amount of the Total Commitments cancelled under this Agreement may be subsequently reinstated.

(f)	If the Agent receives a notice under this Clause 7 it shall promptly forward a copy of that notice to either the Company or the affected Lender, as appropriate.

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(g)
If all or part of any Lender's participation in a Loan under a Tranche is repaid or prepaid an amount of that Lender's Commitment under that Tranche will be deemed to be cancelled on the date of repayment or prepayment.

7.7	Application of prepayments
Any prepayment of a Loan pursuant to Clause 7.4 (Voluntary prepayment of Loans) shall be applied pro rata to each Lender's participation in that Loan.
SECTION 5
COSTS OF UTILISATION

8.	INTEREST

8.1	Calculation of interest
The rate of interest on each Loan for each Interest Period is the percentage rate per annum which is the aggregate of the applicable:

(a)	Margin; and

(b)	LIBOR or, in relation to any Loan in euro, EURIBOR.

8.2	Payment of interest
The Company shall pay accrued interest on that Loan on the last day of each Interest Period (and, if the Interest Period is longer than six Months, on the dates falling at six monthly intervals after the first day of the Interest Period).

8.3	Default interest

(a)
If the Company fails to pay any amount payable by it under a Finance Document on its due date, interest shall accrue on the overdue amount from the due date up to the date of actual payment (both before and after judgment) at a rate which, subject to paragraph (b) below, is two per cent. per annum higher than the rate which would have been payable if the overdue amount had, during the period of non-payment, constituted a Loan in the currency of the overdue amount for successive Interest Periods, each of a duration selected by the Agent (acting reasonably). Any interest accruing under this Clause 8.3 shall be immediately payable by the Company on demand by the Agent.

(b)	If any overdue amount consists of all or part of a Loan which became due on a day which was not the last day of an Interest Period relating to that Loan:

(i)	the first Interest Period for that overdue amount shall have a duration equal to the unexpired portion of the current Interest Period relating to that Loan; and

(ii)
the rate of interest applying to the overdue amount during that first Interest Period shall be two per cent. per annum higher than the rate which would have applied if the overdue amount had not become due.

(c)
Default interest (if unpaid) arising on an overdue amount will be compounded with the overdue amount at the end of each Interest Period applicable to that overdue amount but will remain immediately due and payable.

8.4	Notification of rates of interest

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(a)	The Agent shall promptly notify the Lenders and the Company of the determination of a rate of interest under this Agreement.

(b)	The Agent shall promptly notify the Company of each Funding Rate relating to a Loan.

9.	INTEREST PERIODS

9.1	Selection of Interest Periods

(a)	Subject to this Clause 9, each Interest Period for each Loan shall be three Months (or any other period agreed between the Company, the Agent and all the Lenders).

(b)	An Interest Period for a Loan shall not extend beyond the Termination Date.

(c)	Each Interest Period for a Loan shall start on the Utilisation Date for that Loan or (if already made) on the last day of its preceding Interest Period.

9.2	Non-Business Days
If an Interest Period would otherwise end on a day which is not a Business Day, that Interest Period will instead end on the next Business Day in that calendar month (if there is one) or the preceding Business Day (if there is not).

9.3	Consolidation and division of Loans
If two or more Interest Periods:

(a)	relate to Loans in the same currency; and

(b)	end on the same date,
those Loans will be consolidated into, and treated as, a single Loan on the last day of the Interest Period.

10.	CHANGES TO THE CALCULATION OF INTEREST

10.1	Unavailability of Screen Rate

(a)
Interpolated Screen Rate: If no Screen Rate is available for LIBOR or, if applicable, EURIBOR for the Interest Period of a Loan, the applicable LIBOR or EURIBOR shall be the Interpolated Screen Rate for a period equal in length to the Interest Period of that Loan.

(b)	Shortened Interest Period: If no Screen Rate is available for LIBOR or, if applicable, EURIBOR for:

(i)	the currency of a Loan; or

(ii)	the Interest Period of a Loan and it is not possible to calculate the Interpolated Screen Rate,

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the Interest Period of that Loan shall (if it is longer than the applicable Fallback Interest Period) be shortened to the applicable Fallback Interest Period and the applicable LIBOR or EURIBOR for that shortened Interest Period shall be determined pursuant to the relevant definition.

(c)
Shortened Interest Period and Historic Screen Rate: If the Interest Period of a Loan is, after giving effect to paragraph (b) above, either the applicable Fallback Interest Period or shorter than the applicable Fallback Interest Period and, in either case, no Screen Rate is available for LIBOR or, if applicable EURIBOR for:

(i)	the currency of that Loan; or

(ii)	the Interest Period of that Loan and it is not possible to calculate the Interpolated Screen Rate, the applicable LIBOR or EURIBOR shall be the Historic Screen Rate for that Loan.

(d)
Shortened Interest Period and Interpolated Historic Screen Rate: If paragraph (c) above applies but no Historic Screen Rate is available for the Interest Period of the Loan, the applicable LIBOR or EURIBOR shall be the Interpolated Historic Screen Rate for a period equal in length to the Interest Period of that Loan.

(e)
Cost of funds: If paragraph (d) above applies but it is not possible to calculate the Interpolated Historic Screen Rate, the Interest Period of that Loan shall, if it has been shortened pursuant to paragraph (b) above, revert to its previous length and there shall be no LIBOR or EURIBOR for that Loan and Clause 10.3 (Cost of funds) shall apply to that Loan for that Interest Period.

10.2	Market disruption
If before close of business in London on the Quotation Day for the relevant Interest Period the Agent receives notifications from a Lender or Lenders (whose participations in a Loan exceed 35 per cent. of that Loan) that the cost to it of funding its participation in that Loan from whatever source it may reasonably select would be in excess of LIBOR or, if applicable, EURIBOR then Clause 10.3 (Cost of funds) shall apply to that Loan for the relevant Interest Period.

10.3	Cost of funds

(a)	If this Clause 10.3 applies, the rate of interest on each Lender's share of the relevant Loan for the relevant Interest Period shall be the percentage rate per annum which is the sum of:

(i)	the Margin; and

(ii)
the weighted average of the rates notified to the Agent by each Lender as soon as practicable and in any event by close of business on the date falling two Business Days after the Quotation Day (or, if earlier, on the date falling five Business Days before the date on which interest is due to be paid in respect of that Interest Period), to be that which expresses as a percentage rate per annum the cost to the relevant Lender of funding its participation in that Loan from whatever source it may reasonably select.

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(b)
If this Clause 10.3 applies and the Agent or the Company so requires, the Agent and the Company shall enter into negotiations (for a period of not more than thirty days) with a view to agreeing a substitute basis for determining the rate of interest.

(c)	Any alternative basis agreed pursuant to paragraph (b) above shall, with the prior consent of all the Lenders and the Company, be binding on all Parties.

(d)	If this Clause 10.3 applies pursuant to Clause 10.2 (Market disruption) and:

(i)	a Lender's Funding Rate is less than LIBOR or, in relation to any Loan in euro, EURIBOR; or

(ii)	a Lender does not supply a quotation by the time specified in paragraph (a)(ii) above, the cost to that Lender of funding its participation in that Loan for that Interest Period shall be deemed, for the purposes of paragraph (a) above, to be LIBOR or, in relation to a Loan in euro, EURIBOR.

(e)
If this Clause 10.3 applies pursuant to Clause 10.1 (Unavailability of Screen Rate) but any Lender does not supply a quotation by the time specified in paragraph (a)(ii) above the rate of interest shall be calculated on the basis of the quotations of the remaining Lenders.

10.4	Notification to Company
If Clause 10.3 (Cost of funds) applies the Agent shall, as soon as is practicable, notify the Company.

10.5	Break Costs

(a)
The Company shall, within three Business Days of demand by a Finance Party, pay to that Finance Party its Break Costs attributable to all or any part of a Loan or Unpaid Sum being paid by the Company on a day other than the last day of an Interest Period for that Loan or Unpaid Sum.

(b)	Each Lender shall, as soon as reasonably practicable after a demand by the Agent, provide a certificate confirming the amount of its Break Costs for any Interest Period in which they accrue.

11.	FEES

11.1	Commitment fee

(a)
The Company shall pay to the Agent (for the account of each Lender) a fee computed at the rate of 35 per cent. of the applicable Margin on that Lender’s Available Commitment under the relevant Tranche for the Availability Period.

(b)
The accrued commitment fee is payable on the last day of each successive period of three Months which ends during the Availability Period (with the first such period commencing on the date of this Agreement), on the last day of the Availability Period and, if cancelled in full, on the cancelled amount of the relevant Lender's Commitment at the time the cancellation is effective.

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11.2	Upfront fee
The Company shall pay to the Arranger an upfront fee in the amount and at the times agreed in a Fee Letter.

11.3	Agency fee
The Company shall pay to the Agent (for its own account) an agency fee in the amount and at the times agreed in a Fee Letter.
SECTION 6
ADDITIONAL PAYMENT OBLIGATIONS

12.	TAX GROSS UP AND INDEMNITIES

12.1	Definitions
In this Agreement:
“Borrower DTTP Filing” means an HM Revenue & Customs' Form DTTP2 duly completed and filed by the Company, which:

(a)
where it relates to a Treaty Lender that is an Original Lender, contains the scheme reference number and jurisdiction of tax residence stated opposite that Lender's name in Schedule 1 (The Original Lenders), and is filed with HM Revenue & Customs within 30 days of the date of this Agreement; or

(b)
where it relates to a Treaty Lender that is not an Original Lender, contains the scheme reference number and jurisdiction of tax residence stated in respect of that Lender in the documentation which it executes on becoming a Party as a Lender and is filed with HM Revenue & Customs within 30 days of the date on which that Treaty Lender becomes a Party as a Lender.

“Protected Party” means a Finance Party which is or will be subject to any liability, or required to make any payment, for or on account of Tax in relation to a sum received or receivable (or any sum deemed for the purposes of Tax to be received or receivable) under a Finance Document.
“Qualifying Lender” means:

(a)	a Lender which is beneficially entitled to interest payable to that Lender in respect of an advance under a Finance Document and is:

(i)	a Lender:

(A)
which is a bank (as defined for the purpose of section 879 of the ITA) making an advance under a Finance Document and is within the charge to United Kingdom corporation tax as respects any payments of interest made in respect of that advance or would be within such charge as respects such payments apart from section 18A of the CTA; or

(B)
in respect of an advance made under a Finance Document by a person that was a bank (as defined for the purpose of section 879 of the ITA) at the time that that advance was made and within the charge to United Kingdom corporation tax as respects any payments of interest made in respect of that advance; or

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(ii)	a Lender which is:

(A)	a company resident in the United Kingdom for United Kingdom tax purposes;

(B)	a partnership each member of which is:

(1)	a company so resident in the United Kingdom; or

(2)
a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account in computing its chargeable profits (within the meaning of section 19 of the CTA) the whole of any share of interest payable in respect of that advance that falls to it by reason of Part 17 of the CTA;

(C)
a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account interest payable in respect of that advance in computing the chargeable profits (within the meaning of section 19 of the CTA) of that company; or

(iii)	a Treaty Lender; or

(b)	a Lender which is a building society (as defined for the purpose of section 880 of the ITA) making an advance under a Finance Document.
“Tax Confirmation” means a confirmation by a Lender that the person beneficially entitled to interest payable to that Lender in respect of an advance under a Finance Document is either:

(a)	a company resident in the United Kingdom for United Kingdom tax purposes;

(b)	a partnership each member of which is:

(i)	a company so resident in the United Kingdom; or

(ii)
a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account in computing its chargeable profits (within the meaning of section 19 of the CTA) the whole of any share of interest payable in respect of that advance that falls to it by reason of Part 17 of the CTA; or

(c)
a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account interest payable in respect of that advance in computing the chargeable profits (within the meaning of section 19 of the CTA) of that company.

“Tax Credit” means a credit against, relief or remission for, or repayment of any Tax.
“Tax Deduction” means a deduction or withholding for or on account of Tax from a payment under a Finance Document, other than a FATCA Deduction.
“Tax Payment” means either the increase in a payment made by the Company to a Finance Party under Clause 12.2 (Tax gross-up) or a payment under Clause 12.3 (Tax indemnity).
“Treaty Lender” means a Lender which:

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(a)	is treated as a resident of a Treaty State for the purposes of the Treaty;

(b)	does not carry on a business in the United Kingdom through a permanent establishment with which that Lender's participation in the Loan is effectively connected; and

(c)
fulfils any other conditions which must be fulfilled under the relevant Treaty in order to benefit from full exemption from Tax imposed by the United Kingdom on interest payments, subject to the completion of any necessary procedural formalities.

“Treaty State” means a jurisdiction having a double taxation agreement (a “Treaty”) with the United Kingdom which makes provision for full exemption from tax imposed by the United Kingdom on interest.
“UK Non-Bank Lender” means a Lender which is not an Original Lender and which gives a Tax Confirmation in the documentation which it executes on becoming a Party as a Lender.
Unless a contrary indication appears, in this Clause 12 a reference to “determines” or “determined” means a determination made in the absolute discretion of the person making the determination, acting in good faith.

12.2	Tax gross-up

(a)	The Company shall make all payments to be made by it without any Tax Deduction, unless a Tax Deduction is required by law.

(b)
The Company shall promptly upon becoming aware that it must make a Tax Deduction (or that there is any change in the rate or the basis of a Tax Deduction) notify the Agent accordingly. Similarly, a Lender shall notify the Agent on becoming so aware in respect of a payment payable to that Lender. If the Agent receives such notification from a Lender it shall notify the Company.

(c)
If a Tax Deduction is required by law to be made by the Company, the amount of the payment due from the Company shall be increased to an amount which (after making any Tax Deduction) leaves an amount equal to the payment which would have been due if no Tax Deduction had been required.

(d)	A payment shall not be increased under paragraph (c) above by reason of a Tax Deduction on account of Tax imposed by the United Kingdom, if on the date on which the payment falls due:

(i)
the payment could have been made to the relevant Lender without a Tax Deduction if the Lender had been a Qualifying Lender, but on that date that Lender is not or has ceased to be a Qualifying Lender other than as a result of any change after the date it became a Lender under this Agreement in (or in the interpretation, administration, or application of) any law or Treaty or any published practice or published concession of any relevant taxing authority; or

(ii)	the relevant Lender is a Qualifying Lender solely by virtue of paragraph (a)(ii) of the definition of Qualifying Lender; and:

(A)
an officer of H.M. Revenue & Customs has given (and not revoked) a direction (a “Direction”) under section 931 of the ITA which relates to the payment and that Lender has received from the Company a certified copy of that Direction; and

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(B)	the payment could have been made to the Lender without any Tax Deduction if that Direction had not been made; or

(iii)	the relevant Lender is a Qualifying Lender solely by virtue of paragraph (a)(ii) of the definition of Qualifying Lender and:

(A)	the relevant Lender has not given a Tax Confirmation to the Company; and

(B)
the payment could have been made to the Lender without any Tax Deduction if the Lender had given a Tax Confirmation to the Company, on the basis that the Tax Confirmation would have enabled the Company to have formed a reasonable belief that the payment was an “excepted payment” for the purpose of section 930 of the ITA; or

(iv)
the relevant Lender is a Treaty Lender and the Company is able to demonstrate that the payment could have been made to the Lender without the Tax Deduction had that Lender complied with its obligations under paragraph (g) or (h) (as applicable) below.

(e)
If the Company is required to make a Tax Deduction, it shall make that Tax Deduction and any payment required in connection with that Tax Deduction within the time allowed and in the minimum amount required by law.

(f)
Within thirty days of making either a Tax Deduction or any payment required in connection with that Tax Deduction, the Company shall deliver to the Agent for the Finance Party entitled to the payment a statement under section 975 of the ITA or other evidence reasonably satisfactory to that Finance Party that the Tax Deduction has been made or (as applicable) any appropriate payment paid to the relevant taxing authority.

(g)

(i)
Subject to paragraph (ii) below, a Treaty Lender and the Company shall co-operate in completing any procedural formalities necessary for the Company to obtain authorisation to make payments under the Finance Documents to which that Treaty Lender is entitled without a Tax Deduction.

(ii)

(A)
A Treaty Lender which is an Original Lender and that holds a passport under the HMRC DT Treaty Passport scheme, and which wishes that scheme to apply to this Agreement, shall confirm its scheme reference number and its jurisdiction of tax residence opposite its name in Schedule 1 (The Original Lenders); and

(B)
a Treaty Lender which is not an Original Lender and that holds a passport under the HMRC DT Treaty Passport scheme, and which wishes that scheme to apply to this Agreement, shall confirm its scheme reference number and its jurisdiction of tax residence in the documentation which it executes on becoming a Party as a Lender, and, having done so, that Lender shall be under no obligation pursuant to paragraph (i) above.

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(h)	If a Lender has confirmed its scheme reference number and its jurisdiction of tax residence in accordance with paragraph (g)(ii) above and:

(i)	the Company has not made a Borrower DTTP Filing in respect of that Lender; or

(ii)	the Company has made a Borrower DTTP Filing in respect of that Lender but:

(A)	that Borrower DTTP Filing has been rejected by HM Revenue & Customs; or

(B)	HM Revenue & Customs has not given the Company authority to make payments to that Lender without a Tax Deduction within 60 days of the date of the Borrower DTTP Filing, and in each case, the Company has notified that Lender in writing, that Lender and the Company shall co-operate in completing any additional procedural formalities necessary for the Company to obtain authorisation to make that payment without a Tax Deduction.

(i)
If a Lender has not confirmed its scheme reference number and jurisdiction of tax residence in accordance with paragraph (g)(ii) above, the Company shall not make a Borrower DTTP Filing or file any other form relating to the HMRC DT Treaty Passport scheme in respect of that Lender's Commitment or its participation in any Loan unless the Lender otherwise agrees.

(j)	The Company shall, promptly on making a Borrower DTTP Filing, deliver a copy of that Borrower DTTP Filing to the Agent for delivery to the relevant Lender.

(k)	A UK Non-Bank Lender shall promptly notify the Company and the Agent if there is any change in the position from that set out in the Tax Confirmation.

12.3	Tax indemnity

(a)
The Company shall (within three Business Days of demand by the Agent) pay to a Protected Party an amount equal to the loss, liability or cost which that Protected Party determines will be or has been (directly or indirectly) suffered for or on account of Tax by that Protected Party in respect of a Finance Document.

(b)	Paragraph (a) above shall not apply:

(i)	with respect to any Tax assessed on a Finance Party:

(A)
under the law of the jurisdiction in which that Finance Party is incorporated or, if different, the jurisdiction (or jurisdictions) in which that Finance Party is treated as resident for tax purposes; or

(B)	under the law of the jurisdiction in which that Finance Party's Facility Office is located in respect of amounts received or receivable in that jurisdiction, if that Tax is imposed on or calculated by reference to the net income received or receivable (but not any sum deemed to be received or receivable) by that Finance Party; or

(ii)	to the extent a loss, liability or cost:

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(A)	is compensated for by an increased payment under Clause 12.2 (Tax gross-up);

(B)
would have been compensated for by an increased payment under Clause 12.2 (Tax gross-up) but was not so compensated solely because one of the exclusions in paragraph (d) of Clause 12.2 (Tax gross-up) applied; or

(C)	relates to a FATCA Deduction required to be made by a Party.

(c)
A Protected Party making, or intending to make a claim under paragraph (a) above shall promptly notify the Agent of the event which will give, or has given, rise to the claim, following which the Agent shall notify the Company.

(d)	A Protected Party shall, on receiving a payment from the Company under this Clause 12.3, notify the Agent.

12.4	Tax Credit
If the Company makes a Tax Payment and the relevant Finance Party determines that:

(a)	a Tax Credit is attributable to an increased payment of which that Tax Payment forms part, to that Tax Payment or to a Tax Deduction in consequence of which that Tax Payment was required; and

(b)	that Finance Party has obtained and utilised that Tax Credit, the Finance Party shall pay an amount to the Company which that Finance Party determines will leave it (after that payment) in the same after-Tax position as it would have been in had the Tax Payment not been required to be made by the Company.

12.5	Lender status confirmation
Each Lender which is not an Original Lender shall indicate, in the documentation which it executes on becoming a Party as a Lender, and for the benefit of the Agent and without liability to the Company, which of the following categories it falls in:

(a)	not a Qualifying Lender;

(b)	a Qualifying Lender (other than a Treaty Lender); or

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(c)	a Treaty Lender.
If such a Lender fails to indicate its status in accordance with this Clause 12.5 then that Lender shall be treated for the purposes of this Agreement as if it is not a Qualifying Lender until such time as it notifies the Agent which category applies (and the Agent, upon receipt of such notification, shall inform the Company). For the avoidance of doubt, the documentation which a Lender executes on becoming a Party as a Lender shall not be invalidated by any failure of a Lender to comply with this Clause 12.5.

12.6	Stamp taxes
The Company shall pay and, within three Business Days of demand, indemnify each Finance Party against any cost, loss or liability that Finance Party incurs in relation to all stamp duty, registration and other similar Taxes payable in respect of any Finance Document, provided that this Clause 12.6 shall not apply in respect of any stamp duty, registration or other similar Taxes payable in respect of an assignment or transfer by a Lender of any of its rights and/or obligations under a Finance Document. save to the extent such assignment or transfer is entered into pursuant to Clause 15.1 (Mitigation).

12.7	VAT

(a)
All amounts expressed to be payable under a Finance Document by any Party to a Finance Party which (in whole or in part) constitute the consideration for any supply for VAT purposes are deemed to be exclusive of any VAT which is chargeable on that supply and, accordingly, subject to paragraph (b) below, if VAT is or becomes chargeable on any supply made by any Finance Party to any Party under a Finance Document and such Finance Party is required to account to the relevant tax authority for the VAT, that Party must pay to such Finance Party (in addition to and at the same time as paying any other consideration for such supply) an amount equal to the amount of the VAT (and such Finance Party must promptly provide an appropriate VAT invoice to that Party).

(b)
If VAT is or becomes chargeable on any supply made by any Finance Party (the “Supplier”) to any other Finance Party (the “Recipient”) under a Finance Document, and any Party other than the Recipient (the “Relevant Party”) is required by the terms of any Finance Document to pay an amount equal to the consideration for that supply to the Supplier (rather than being required to reimburse or indemnify the Recipient in respect of that consideration):

(i)
(where the Supplier is the person required to account to the relevant tax authority for the VAT) the Relevant Party must also pay to the Supplier (at the same time as paying that amount) an additional amount equal to the amount of the VAT. The Recipient must (where this paragraph (i) applies) promptly pay to the Relevant Party an amount equal to any credit or repayment the Recipient receives from the relevant tax authority which the Recipient reasonably determines relates to the VAT chargeable on that supply; and

(ii)
(where the Recipient is the person required to account to the relevant tax authority for the VAT) the Relevant Party must promptly, following demand from the Recipient, pay to the Recipient an amount equal to the VAT chargeable on that supply but only to the extent that the Recipient reasonably determines that it is not entitled to credit or repayment from the relevant tax authority in respect of that VAT.

(c)	Where a Finance Document requires any Party to reimburse or indemnify a Finance Party for any cost or expense, that Party shall reimburse or indemnify (as the case may

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be) such Finance Party for the full amount of such cost or expense, including such part thereof as represents VAT, save to the extent that such Finance Party reasonably determines that it is entitled to credit or repayment in respect of such VAT from the relevant tax authority.

(d)
Any reference in this Clause 12.7 to any Party shall, at any time when such Party is treated as a member of a group for VAT purposes, include (where appropriate and unless the context otherwise requires) a reference to the person who is treated at that time as making the supply, or (as appropriate) receiving the supply, under the grouping rules (provided, for in Article 11 of Council Directive 2006/112/EC, as amended (or as implemented by the relevant member state of the European Union) or any other similar provision in any jurisdiction which is not a member state of the European Union).

(e)
In relation to any supply made by a Finance Party to any Party under a Finance Document, if reasonably requested by such Finance Party, that Party must promptly provide such Finance Party with details of that Party's VAT registration and such other information as is reasonably requested in connection with such Finance Party's VAT reporting requirements in relation to such supply.

12.8	FATCA information

(a)	Subject to paragraph (c) below, each Party shall, within ten Business Days of a reasonable request by another Party:

(i)	confirm to that other Party whether it is:

(A)	a FATCA Exempt Party; or

(B)	not a FATCA Exempt Party;

(ii)
supply to that other Party such forms, documentation and other information relating to its status under FATCA as that other Party reasonably requests for the purposes of that other Party's compliance with FATCA; and

(iii)
supply to that other Party such forms, documentation and other information relating to its status as that other Party reasonably requests for the purposes of that other Party's compliance with any other law, regulation, or exchange of information regime.

(b)
If a Party confirms to another Party pursuant to paragraph (a)(i) above that it is a FATCA Exempt Party and it subsequently becomes aware that it is not or has ceased to be a FATCA Exempt Party, that Party shall notify that other Party reasonably promptly.

(c)
Paragraph (a) above shall not oblige any Finance Party to do anything, and paragraph (a)(iii) above shall not oblige any other Party to do anything, which would or might in its reasonable opinion constitute a breach of:

(i)	any law or regulation;

(ii)	any fiduciary duty; or

(iii)	any duty of confidentiality.

(d)
If a Party fails to confirm whether or not it is a FATCA Exempt Party or to supply forms, documentation or other information requested in accordance with paragraph (a)(i) or (a)(ii) above (including, for the avoidance of doubt, where paragraph (c) above applies),

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then such Party shall be treated for the purposes of the Finance Documents (and payments under them) as if it is not a FATCA Exempt Party until such time as the Party in question provides the requested confirmation, forms, documentation or other information.

(e)
If the Company is a US Tax Obligor or the Agent reasonably believes that its obligations under FATCA or any other applicable law or regulation require it, each Lender shall, within ten Business Days of:

(i)	where the Company is a US Tax Obligor and the relevant Lender is an Original Lender, the date of this Agreement;

(ii)	where the Company is a US Tax Obligor on a date on which any other Lender becomes a Party as a Lender, that date; or

(iii)	where the Company is not a US Tax Obligor, the date of a request from the Agent, supply to the Agent:

(A)	a withholding certificate on Form W-8, Form W-9 or any other relevant form; or

(B)	any withholding statement or other document, authorisation or waiver as the Agent may require to certify or establish the status of such Lender under FATCA or that other law or regulation.

(f)	The Agent shall provide any withholding certificate, withholding statement document, authorisation or waiver it receives from a Lender pursuant to paragraph (e) above to the Company.

(g)
If any withholding certificate, withholding statement document, authorisation or waiver provided to the Agent by a Lender pursuant to paragraph (e) above is or becomes materially inaccurate or incomplete, that Lender shall promptly update it and provide such updated withholding certificate, withholding statement document, authorisation or waiver to the Agent unless it is unlawful for the Lender to do so (in which case the Lender shall promptly notify the Agent). The Agent shall provide any such updated withholding certificate, withholding statement document, authorisation or waiver to the Company.

(h)
The Agent may rely on any withholding certificate, withholding statement document, authorisation or waiver it receives from a Lender pursuant to paragraph (e) or (g) above without further verification. The Agent shall not be liable for any action taken by it under or in connection with paragraph (e), (f), or (g) above.

12.9	FATCA Deduction

(a)
Each Party may make any FATCA Deduction it is required to make by FATCA, and any payment required in connection with that FATCA Deduction, and no Party shall be required to increase any payment in respect of which it makes such a FATCA Deduction or otherwise compensate the recipient of the payment for that FATCA Deduction.

(b)
Each Party shall promptly, upon becoming aware that it must make a FATCA Deduction (or that there is any change in the rate or the basis of such FATCA Deduction), notify the Party to whom it is making the payment and, in addition, shall notify the Company and the Agent and the Agent shall notify the other Finance Parties.

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13.	INCREASED COSTS

13.1	Increased costs

(a)
Subject to Clause 13.3 (Exceptions) the Company shall, within three Business Days of a demand by the Agent, pay for the account of a Finance Party the amount of any Increased Costs properly incurred by that Finance Party or any of its Affiliates as a result of (i) the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation or (ii) compliance with any law or regulation made after the date of this Agreement or (iii) the implementation of, or compliance with Basel III and/or CRD IV or any law or regulation to the extent that it implements or applies Basel III and/or CRD IV.

(b)	In this Agreement:
“Basel III” means:

(i)
the agreements on capital requirements, a leverage ratio and liquidity standards contained in “Basel III: A global regulatory framework for more resilient banks and banking systems”, “Basel III: International framework for liquidity risk measurement, standards and monitoring” and “Guidance for international authorities operating the countercyclical capital buffer” published by the Basel Committee on Banking Supervision in December 2010, each as amended, supplemented or restated;

(ii)
the rules for global systemically important banks contained in “Global systemically important banks: assessment methodology and the additional loss absorbency requirement – Rules text” published by the Basel Committee on Banking Supervision in November 2011, as amended, supplemented or restated; and

(iii)	any further guidance or standards published by the Basel Committee on Banking Supervision relating to “Basel III”.
“CRD IV” means:

(i)	Regulation (EU) No 575/2013 of the European Parliament and of the Council of 26 June 2013 on prudential requirements for credit institutions and investment firms; and

(ii)
Directive 2013/36/EU of the European Parliament and of the Council of 26 June 2013 on access to the activity of credit institutions and the prudential supervision of credit institutions and investment.

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“Increased Costs” means:

(i)	a reduction in the rate of return from the Facility or on a Finance Party's (or its Affiliate's) overall capital;
(ii)    an additional or increased cost; or
(iii)    a reduction of any amount due and payable under any Finance Document, which is incurred or suffered by a Finance Party or any of its Affiliates to the extent that it is attributable to that Finance Party having entered into its Commitment or funding or performing its obligations under any Finance Document.

13.2	Increased cost claims

(a)
A Finance Party intending to make a claim pursuant to Clause 13.1 (Increased costs) shall notify the Agent of the event giving rise to the claim, following which the Agent shall promptly notify the Company.

(b)
Each Finance Party shall, as soon as practicable after a demand by the Agent, provide a certificate setting out, in reasonable detail, the amount and the event giving rise to such Increased Costs (and appending (to the extent available and capable of being disclosed) related documentary evidence).

13.3	Exceptions

(a)	Clause 13.1 (Increased costs) does not apply to the extent any Increased Cost is:

(i)	attributable to a Tax Deduction required by law to be made by the Company;

(ii)	attributable to a FATCA Deduction required to be made by a Party;

(iii)
compensated for by Clause 12.3 (Tax indemnity) (or would have been compensated for under Clause 12.3 (Tax indemnity) but was not so compensated solely because any of the exclusions in paragraph (b) of Clause 12.3 (Tax indemnity) applied); or

(iv)	attributable to the wilful breach by the relevant Finance Party or its Affiliates of any law or regulation.

(b)	In this Clause 13.3, a reference to a “Tax Deduction” has the same meaning given to that term in Clause 12.1 (Definitions).

14.	OTHER INDEMNITIES

14.1	Currency indemnity

(a)
If any sum due from the Company under the Finance Documents (a “Sum”), or any order, judgment or award given or made in relation to a Sum, has to be converted from the currency (the “First Currency”) in which that Sum is payable into another currency (the “Second Currency”) for the purpose of:

(i)	making or filing a claim or proof against the Company;

(ii)	obtaining or enforcing an order, judgment or award in relation to any litigation or arbitration proceedings,

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the Company shall as an independent obligation, within three Business Days of demand, indemnify each Finance Party to whom that Sum is due against any cost, loss or liability arising out of or as a result of the conversion including any discrepancy between (A) the rate of exchange used to convert that Sum from the First Currency into the Second Currency and (B) the rate or rates of exchange available to that person at the time of its receipt of that Sum.

(b)	The Company waives any right it may have in any jurisdiction to pay any amount under the Finance Documents in a currency or currency unit other than that in which it is expressed to be payable.

14.2	Other indemnities
The Company shall, within three Business Days of demand, indemnify each Finance Party against any cost, loss or liability incurred by that Finance Party as a result of:

(a)	the occurrence of any Event of Default;

(b)
a failure by the Company to pay any amount due under a Finance Document on its due date, including without limitation, any cost, loss or liability arising as a result of Clause 26 (Sharing among the Finance Parties);

(c)
funding, or making arrangements to fund, its participation in a Loan requested by the Company in a Utilisation Request but not made by reason of the operation of any one or more of the provisions of this Agreement (other than by reason of default or negligence by that Finance Party alone); or

(d)	a Loan (or part of a Loan) not being prepaid in accordance with a notice of prepayment given by the Company.

14.3	Indemnity to the Agent
The Company shall promptly indemnify the Agent against any cost, loss or liability incurred by the Agent (acting reasonably) as a result of:

(a)	investigating any event which it reasonably believes is a Default;

(b)	acting or relying on any notice, request or instruction which it reasonably believes to be genuine, correct and appropriately authorised; or

(c)	instructing lawyers, accountants, tax advisers, surveyors or other professional advisers or experts as permitted under this Agreement.

15.	MITIGATION BY THE LENDERS

15.1	Mitigation

(a)
Each Finance Party shall, in consultation with the Company, take all reasonable steps to mitigate any circumstances which arise and which would result in any amount becoming payable under or pursuant to, or cancelled pursuant to, any of Clause 7.1 (Illegality), Clause 12 (Tax gross-up and indemnities) or Clause 13 (Increased costs) including (but not limited to) transferring its rights and obligations under the Finance Documents to another Affiliate or Facility Office.

(b)	Paragraph (a) above does not in any way limit the obligations of the Company under the Finance Documents.

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15.2	Limitation of liability

(a)	The Company shall promptly indemnify each Finance Party for all costs and expenses reasonably incurred by that Finance Party as a result of steps taken by it under Clause 15.1 (Mitigation).

(b)	A Finance Party is not obliged to take any steps under Clause 15.1 (Mitigation) if, in the opinion of that Finance Party (acting reasonably), to do so might be prejudicial to it.

16.	COSTS AND EXPENSES

16.1	Transaction expenses
The Company shall promptly on demand pay the Agent and the Arranger, subject to any agreed caps, the amount of all costs and expenses (including legal fees) reasonably incurred by any of them in connection with the negotiation, preparation, printing, execution and syndication of:

(a)	this Agreement and any other documents referred to in this Agreement; and

(b)	any other Finance Documents executed after the date of this Agreement.

16.2	Amendment costs
If:

(a)	the Company requests an amendment, waiver or consent; or

(b)	an amendment is required pursuant to Clause 27.9 (Change of currency), the Company shall, within three Business Days of demand, reimburse the Agent for the amount of all costs and expenses (including legal fees) reasonably incurred by the Agent in responding to, evaluating, negotiating or complying with that request or requirement.

16.3	Enforcement costs
The Company shall, within three Business Days of demand, pay to each Finance Party the amount of all costs and expenses (including legal fees) incurred by that Finance Party in connection with the enforcement of, or the preservation of any rights under, any Finance Document.
SECTION 8
REPRESENTATIONS, UNDERTAKINGS AND EVENTS OF DEFAULT

17.	REPRESENTATIONS

(a)	Subject to paragraph (b) below, the Company makes the representations and warranties set out in this Clause 17 to each Finance Party on the date of this Agreement.

(b)
The representations and warranties set out in paragraphs (a) and (b) of Clause 17.12 (No misleading information) are made by the Company on the date of this Agreement or, if later, on the date such information or projections are delivered.

17.2	Status

(a)	It is a corporation, duly incorporated and validly existing under the law of its jurisdiction of incorporation.

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(b)	It and each of its Subsidiaries has the power to own its assets and carry on its business as it is being conducted.

17.3	Binding obligations
The obligations expressed to be assumed by it in each Finance Document are, subject to the Legal Reservations, legal, valid, binding and enforceable obligations.

17.4	Non-conflict with other obligations
Subject to the Legal Reservations, the entry into and performance by it of, and the transactions contemplated by, the Finance Documents do not and will not conflict with:

(a)	any law or regulation applicable to it;

(b)	its or any of its Subsidiaries' constitutional documents; or

(c)	any agreement or instrument binding upon it or any of its Subsidiaries or any of its or any of its Subsidiaries' assets.

17.5	Power and authority
It has the power to enter into, perform and deliver, and has taken all necessary action to authorise its entry into, performance and delivery of, the Finance Documents and the transactions contemplated by those Finance Documents.

17.6	Validity and admissibility in evidence
All Authorisations required:

(a)	to enable it lawfully to enter into, exercise its rights and comply with its obligations in the Finance Documents; and

(b)	to make the Finance Documents admissible in evidence in its jurisdiction of incorporation, have been obtained or effected and are in full force and effect.

17.7	Governing law and enforcement

(a)	Subject to the Legal Reservations:

(b)	the choice of English law as the governing law of the Finance Documents will be recognised and enforced in its jurisdiction of incorporation; and

(c)	any judgment obtained in England in relation to a Finance Document will be recognised and enforced in its jurisdiction of incorporation.

17.8	Insolvency
No:

(a)	corporate action, legal proceeding or other procedure or step described in paragraph (a) of Clause 21.7 (Insolvency Proceedings); or

(b)	creditors' process described in Clause 21.8 (Creditor’s process),

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has been taken or, to its knowledge, threatened in relation to the Company or any Material Subsidiary; and none of the circumstances described in Clause 21.6 (Insolvency) applies to a the Company or any Material Subsidiary.

17.9	No filing or stamp taxes
Under the law of its jurisdiction of incorporation it is not necessary that the Finance Documents be filed, recorded or enrolled with any court or other authority in that jurisdiction or that any stamp, registration or similar tax be paid on or in relation to the Finance Documents or the transactions contemplated by the Finance Documents.

17.10	Deduction of Tax
It is not required to make any Tax Deduction (as defined in Clause 12.1 (Definitions)) from any payment it may make under any Finance Document to any Lender which is:

(a)	a Qualifying Lender:

(i)	falling within paragraph (a)(i) of the definition of “Qualifying Lender”; or

(ii)	except where a Direction has been given under section 931 of the ITA in relation to the payment concerned, falling within paragraph (a)(ii) of the definition of “Qualifying Lender”; or

(iii)	falling within paragraph (b) of the definition of “Qualifying Lender” or;

(b)
a Treaty Lender and the payment is one specified in a direction given by the Commissioners of Revenue & Customs under Regulation 2 of the Double Taxation Relief (Taxes on Income) (General) Regulations 1970 (SI 1970/488).

17.11	No default

(a)	No Event of Default is continuing or might reasonably be expected to result from the making of any Utilisation.

(b)
No other event or circumstance is outstanding which constitutes a default under any other agreement or instrument which is binding on it or any of its Material Subsidiaries or to which its (or any of its Material Subsidiaries') assets are subject which would have a Material Adverse Effect.

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17.12	No misleading information

(a)
Any material factual information provided by any member of the Group to any Finance Party was true and accurate in all material respects as at the date it was provided or as at the date (if any) at which it is stated.

(b)	The financial projections provided by the Group to any Finance Party have been prepared on the basis of recent historical information and on the basis of reasonable assumptions.

(c)
Nothing has occurred since the date that any such information was provided or been omitted from such information provided and no information has been given or withheld that results in the information provided being untrue or misleading in any material respect.

The representations and warranties in this paragraph are made by the Company only so far as it is aware having made due and careful enquiries.

17.13	Financial statements

(a)	Its Original Financial Statements were prepared in accordance with the Accounting Principles consistently applied.

(b)	Its Original Financial Statements fairly represent its financial condition as at the end of the relevant financial year during the relevant financial year (consolidated in the case of the Company).

(c)	There has been no material adverse change in the business or consolidated financial condition of the Group since the date of its Original Financial Statements.

(d)	Its most recent financial statements required to be delivered in accordance with Clause 18.1 (Financial Statements):

(i)	have been prepared in accordance with the Accounting Principles as applied to the Original Financial Statements; and

(ii)	fairly represent in all material respects its consolidated financial condition as at the end of, and consolidated results of operations for, the period to which they relate.

17.14	No proceedings pending or threatened
No litigation, arbitration or administrative proceedings of or before any court, arbitral body or agency which, if adversely determined, are reasonably likely to have a Material Adverse Effect has or have (to the best of its knowledge and belief) been started or threatened against it or any of its Subsidiaries.

17.15	No breach of laws

(a)	It has not (and none of its Subsidiaries has) breached any law or regulation which breach has or is reasonably likely to have a Material Adverse Effect.

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(b)
No labour disputes are current or, to the best of its knowledge and belief (having made due and careful enquiry), threatened against any member of the Group which have or are reasonably likely to have a Material Adverse Effect.

17.16	Environmental laws

(a)
Each member of the Group is in compliance with Clause 20.3 (Environmental Compliance) and to the best of its knowledge and belief (having made due and careful enquiry) no circumstances have occurred which would prevent such compliance in a manner or to an extent which has or is reasonably likely to have a Material Adverse Effect.

(b)
No Environmental Claim has been commenced or (to the best of its knowledge and belief (having made due and careful enquiry)) is threatened against any member of the Group where that claim has or is reasonably likely, if determined against that member of the Group, to have a Material Adverse Effect.

(c)	The cost to the Group of compliance with Environmental Laws (including Environmental Permits) is (to the best of its knowledge and belief, having made due and careful enquiry) adequately provided for.

17.17	Taxation

(a)
It is not (and none of its Material Subsidiaries is) materially overdue in the filing of any Tax returns and it is not (and none of its Material Subsidiaries is) overdue in the payment of any material amount in respect of Tax unless and only to the extent that:

(i)	such payment is being contested, postponed or compromised in good faith;

(ii)	adequate reserves are being maintained for those Taxes and the costs required to contest, postpone or compromise them; and

(iii)	such payment can be lawfully withheld and failure to pay those Taxes does not have, or to the Company's knowledge, would not reasonably be expected to have a Material Adverse Effect.

(b)
No claims or investigations that are not provided for in its latest financial statements are being made or conducted against it (or any of its Material Subsidiaries) with respect to Taxes such that a liability of the Company or any Material Subsidiary of USD 20,000,000 (or its equivalent in any other currency) or more is reasonably likely to arise upon a final determination of that claim or investigation.

(c)	It is resident for Tax purposes only in the United Kingdom.

17.18	Security and Financial Indebtedness

(a)	No Security exists over all or any of the present or future assets of any member of the Group other than as permitted by this Agreement.

(b)	No member of the Group has any Financial Indebtedness outstanding that is prohibited under Clause 20.18 (Financial Indebtedness).

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17.19	Pari passu ranking
Subject to the Legal Reservations, its payment obligations under the Finance Documents rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors, except for obligations mandatorily preferred by law applying to companies generally.

17.20	Good title to assets
It and each of its Subsidiaries has a good, valid and marketable title to, or valid leases or licences of, and all appropriate Authorisations to use, the assets necessary to carry on its business as presently conducted other than where a failure to do so could not reasonably be expected to have a Material Adverse Effect.

17.21	Legal and beneficial ownership
It and each of its Subsidiaries is the sole legal and beneficial owner of the assets which are material in the context of its business and which are required by it in order to carry on its business as it is being conducted, other than where a failure to be so could not reasonably be expected to have a Material Adverse Effect.

17.22	Intellectual Property
It and each of its Subsidiaries:

(a)
is the sole legal and beneficial owner of or has licensed to it on normal commercial terms all the Intellectual Property which is material in the context of its business and which is required by it in order to carry on its business as it is being conducted;

(b)	does not (nor does any of its Subsidiaries), in carrying on its businesses, infringe any Intellectual Property of any third party in any respect; and

(c)	has taken all formal or procedural actions (including payment of fees) required to maintain any material Intellectual Property owned by it,

(a)	other than where a failure to be or do so could not reasonably be expected to have a Material Adverse Effect.

17.23	Accounting Reference Date
The Accounting Reference Date of each member of the Group is 31 December.

17.24	No adverse consequences

(a)	It is not necessary under the laws of its Relevant Jurisdictions:

(i)	in order to enable any Finance Party to enforce its rights under any Finance Document; or

(ii)	by reason of the execution of any Finance Document or the performance by it of its obligations under any Finance Document,

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that any Finance Party should be licensed, qualified or otherwise entitled to carry on business in any of its Relevant Jurisdictions.

(b)
No Finance Party is or will be deemed to be resident, domiciled or carrying on business in its Relevant Jurisdictions by reason only of the execution, performance and/or enforcement of any Finance Document.

17.25	Centre of main interests and establishments
For the purposes of The Council of the European Union Regulation No 2015/848 on Insolvency Proceedings (recast) (the “Regulation”), its centre of main interest (as that term is used in Article 3(1) of the Regulation) is situated in England and Wales and it has no “establishment” (as that term is used in Article 2(h) of the Regulation) in any other jurisdiction (other than Italy).

17.26	Anti‑corruption and anti-money laundering law
To the best of its knowledge and belief (after due and careful enquiry), each member of the Group has conducted its businesses in compliance with applicable anti‑corruption laws and all applicable laws and regulations that relate to anti-money laundering, counter-terrorist financing or record keeping or reporting requirements relating to anti-money laundering or counter-terrorist financing, and has instituted and maintained policies and procedures designed to promote and achieve compliance with such laws.

17.27	Sanctions

(a)	To the best of its knowledge and belief (after due and careful enquiry), neither it nor any of its Subsidiaries, nor any directors, officers or employees of it or any of its Subsidiaries:

(i)	is a Restricted Party or is engaging in or has engaged in any transaction or conduct that could result in it becoming a Restricted Party;

(ii)	is subject to any claim, proceeding, formal notice or investigation with respect to Sanctions;

(iii)	is engaging in any transaction that evades or avoids, or has the purpose of evading or avoiding, or breaches or attempts to breach, directly or indirectly, any Sanctions applicable to it; or

(iv)	is engaging, directly or indirectly, in any trade, business or other activities with or for the benefit of any Restricted Party where such trade, business or activity is in breach of Sanctions.

(b)
No Utilisation, nor the proceeds from any Utilisation, has been used, directly or (knowingly) indirectly, to lend, contribute, provide or has otherwise been made to fund or finance any business activities or transactions:

(i)	of or with a Restricted Party; or

(ii)	in any other manner which would result in any member of the Group or any Finance Party being in breach of any Sanctions or becoming a Restricted Party.

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17.28	Repetition
The Repeating Representations are deemed to be made by the Company by reference to the facts and circumstances then existing on the date of each Utilisation Request and the first day of each Interest Period.

18.	INFORMATION UNDERTAKINGS
The undertakings in this Clause 18 remain in force from the date of this Agreement for so long as any amount is outstanding under the Finance Documents or any Commitment is in force.

18.1	Financial statements
The Company shall supply to the Agent in sufficient copies for all the Lenders:

(a)	as soon as the same become available, but in any event within 180 days after the end of each of its financial years, its audited consolidated financial statements for that financial year; and

(b)
as soon as the same become available, but in any event within 90 days after the end of the first half of each of its financial years, its consolidated financial statements for that financial half year.

18.2	Compliance Certificate

(a)
The Company shall supply to the Agent, with each set of financial statements delivered pursuant to paragraph (a) or (b) of Clause 18.1 (Financial statements), a Compliance Certificate setting out (in reasonable detail) computations as to compliance with Clause 19 (Financial Covenants) as at the date as at which those financial statements were drawn up.

(b)	Each Compliance Certificate shall be signed by the Chief Executive Officer or two directors of the Company.

18.3	Requirements as to financial statements

(a)
Each set of financial statements delivered by the Company pursuant to Clause 18.1 (Financial statements) shall be certified in accordance with applicable laws and the rules of any relevant stock exchange.

(b)
The Company shall procure that each set of financial statements of the Company delivered pursuant to Clause 18.1 (Financial statements) is prepared using the Accounting Principles, accounting practices and financial reference periods consistent with those applied in the preparation of the Original Financial Statements unless, in relation to any set of financial statements, it notifies the Agent that there has been a change in the Accounting Principles, the accounting practices or reference periods and its auditors deliver to the Agent:

(i)
a description of any change necessary for those financial statements to reflect the Accounting Principles, accounting practices and reference periods upon which the Original Financial Statements were prepared; and

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(ii)
sufficient information, in form and substance as may be reasonably required by the Agent, to enable the Lenders to determine whether Clause 19 (Financial covenants) has been complied with and make an accurate comparison between the financial position indicated in those financial statements and the Original Financial Statements.

Any reference in this Agreement to those financial statements shall be construed as a reference to those financial statements as adjusted to reflect the basis upon which the Original Financial Statements were prepared.

18.4	Information: miscellaneous
The Company shall supply to the Agent (in sufficient copies for all the Lenders, if the Agent so requests):

(a)	all material documents dispatched by the Company to its shareholders (or any class of them) or its creditors (or any class of them) at the same time as they are dispatched;

(b)
promptly upon becoming aware of them, the details of any material litigation, arbitration or administrative proceedings which are current, threatened or pending against any member of the Group, and which are likely to be adversely determined and if adversely determined, would have a Material Adverse Effect; and

(c)	promptly, such further information regarding the financial condition, assets, business and operations of any member of the Group as any Finance Party may reasonably request.

18.5	Notification of default

(a)	The Company shall notify the Agent of any Default (and the steps, if any, being taken to remedy it) promptly upon becoming aware of its occurrence.

(b)
Promptly upon a request by the Agent, the Company shall supply to the Agent a certificate signed by two of its directors or senior officers on its behalf certifying that no Default is continuing (or if a Default is continuing, specifying the Default and the steps, if any, being taken to remedy it).

18.6	Use of websites

(a)
The Company may satisfy its obligation under this Agreement to deliver any information in relation to those Lenders (the "Website Lenders") who accept this method of communication by posting this information onto an electronic website designated by the Company and the Agent (the "Designated Website") if:

(i)	the Agent expressly agrees (after consultation with each of the Lenders) that it will accept communication of the information by this method;

(ii)	both the Company and the Agent are aware of the address of and any relevant password specifications for the Designated Website; and

(iii)	the information is in a format previously agreed between the Company and the Agent.

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If any Lender (a "Paper Form Lender") does not agree to the delivery of information electronically then the Agent shall notify the Company accordingly and the Company shall supply the information to the Agent (in sufficient copies for each Paper Form Lender) in paper form. In any event the Company shall supply the Agent with at least one copy in paper form of any information required to be provided by it.

(b)	The Agent shall supply each Website Lender with the address of and any relevant password specifications for the Designated Website following designation of that website by the Company and the Agent.

(c)	The Company shall promptly upon becoming aware of its occurrence notify the Agent if:

(i)	the Designated Website cannot be accessed due to technical failure;

(ii)	the password specifications for the Designated Website change;

(iii)	any new information which is required to be provided under this Agreement is posted onto the Designated Website;

(iv)	any existing information which has been provided under this Agreement and posted onto the Designated Website is amended; or

(v)	the Company becomes aware that the Designated Website or any information posted onto the Designated Website is or has been infected by any electronic virus or similar software.

(d)
If the Company notifies the Agent under paragraph (c)(i) or paragraph (c)(v) above, all information to be provided by the Company under this Agreement after the date of that notice shall be supplied in paper form unless and until the Agent and each Website Lender is satisfied that the circumstances giving rise to the notification are no longer continuing.

(e)
Any Website Lender may request, through the Agent, one paper copy of any information required to be provided under this Agreement which is posted onto the Designated Website. The Company shall comply with any such request within ten Business Days.

18.7	“Know your customer” checks

(a)	If:

(i)	the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation made after the date of this Agreement;

(ii)	any change in the status of the Company after the date of this Agreement; or

(iii)	a proposed assignment or transfer by a Lender of any of its rights and obligations under this Agreement to a party that is not a Lender prior to such assignment or transfer, obliges the Agent or any Lender (or, in the case of paragraph (iii) above, any prospective new Lender) to comply with “know your customer” or similar identification procedures in circumstances where the necessary information is not already available to it, the Company shall promptly upon the request of the Agent or any Lender supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Agent (for itself or on behalf of any Lender) or any Lender (for itself or, in the case of

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the event described in paragraph (iii) above, on behalf of any prospective new Lender) in order for the Agent, such Lender or, in the case of the event described in paragraph (iii) above, any prospective new Lender to carry out and be satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Finance Documents.

(b)
Each Lender shall promptly upon the request of the Agent supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Agent (for itself) in order for the Agent to carry out and be satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Finance Documents.

19.	FINANCIAL COVENANTS
The financial undertakings set out in this Clause 19 shall remain in force from the date of this Agreement for so long as any amount is outstanding under the Finance Documents or any Commitment is in force (unless indicated otherwise).

19.1	Financial condition

(a)
Consolidated Net Financial Indebtedness to Consolidated EBITDA: The Company shall ensure that Consolidated Net Financial Indebtedness as at any Accounting Date shall not be more than 2.50 times the Consolidated EBITDA for the applicable Test Period ending on that Accounting Date.

(b)
Consolidated EBITDA to Consolidated Total Net Interest Payable: Consolidated EBITDA for the applicable Test Period ending on an Accounting Date shall not be lower than 6.30 times the Consolidated Total Net Interest Payable for that Test Period.

(c)
Consolidated Net Financial Indebtedness to Consolidated Net Worth: Consolidated Net Financial Indebtedness as at any Accounting Date shall not be more than 0.50 times the Consolidated Net Worth as at that Accounting Date.

(d)	Consolidated Net Worth: the Consolidated Net Worth shall at no time be lower than USD 725,000,000.

19.2	Financial covenant calculations
The financial ratios shall be calculated in accordance with the Accounting Principles and tested by reference to each of the financial statements and each compliance certificate to be delivered as set out in Clause 18 (Compliance Certificate).

19.3	Definitions
In this Clause 19:
“Consolidated EBITDA” shall mean in relation to the Group the consolidated profit and loss statement of the Group and determined in accordance with the Accounting Principles: the amount of the consolidated operating income of the Group:

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(a)	plus depreciation and amortization expenses for plant, property and equipment; and

(b)	plus amortization of intangible assets and impairment losses; and

(c)	plus restructuring, merger and integration expenses; and

(d)	plus litigation expenses; and

(e)	plus extraordinary and non-cash items of expense, but only to the extent such items have been deducted in the determination of operating income;

(f)	minus extraordinary and non-cash items of income, but only to the extent such items are included in the operating income.
“Consolidated Net Financial Indebtedness” shall mean at any time:

(a)
the aggregate at that time of Financial Indebtedness of the members of the Group from sources external to the Group (including guarantees for an aggregate amount exceeding USD 40,000,000.00 (forty million US dollars) at that time); less

(b)
the aggregate amount at that time of: (i) cash; (ii) debt securities issued or guaranteed by any member state of the OECD that benefit from an investment grade rating; and (iii) receivables from any derivative transaction entered into in connection with protection against or benefit from fluctuation in any rate or price.

“Consolidated Net Worth” in respect of the Group shall mean the consolidated net worth of the Group determined in accordance with the Accounting Principles.
“Consolidated Total Net Interest Payable” shall mean for a period in relation to the Group:

(a)	interest accrued during such period as an obligation of any member of the Group (whether or not paid or capitalised during or deferred for payment after such period); less

(b)	any interest received or receivable by any member of the Group (after deducting any applicable withholding tax) in such period.
“Test Period” shall mean:

(a)	for the purpose of Clause 19.1(a), each period of twelve months ending on an Accounting Date; and

(b)	for the purpose of Clause 19.1(b), a period of six or, as the case may be, twelve months starting on 1 January of a financial year and ending on an Accounting Date in that financial year.

20.	GENERAL UNDERTAKINGS
The undertakings in this Clause 20 remain in force from the date of this Agreement for so long as any amount is outstanding under the Finance Documents or any Commitment is in force.

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20.1	Authorisations
The Company shall promptly:

(a)	obtain, comply with and do all that is necessary to maintain in full force and effect; and

(b)	supply certified copies to the Agent of,
any Authorisation required under any law or regulation of its jurisdiction of incorporation to enable it to perform its obligations under the Finance Documents and to ensure the legality, validity, enforceability or admissibility in evidence in its jurisdiction of incorporation of any Finance Document.

20.2	Compliance with laws
The Company shall comply in all respects with all laws to which it may be subject, if failure so to comply would materially impair its ability to perform its obligations under the Finance Documents to which it is a party or would reasonably be expected to have a Material Adverse Effect.

20.3	Environmental compliance
The Company shall (and it shall ensure that each other member of the Group will):

(a)	comply with all Environmental Law;

(b)	obtain, maintain and ensure compliance with all requisite Environmental Permits;

(c)	implement procedures to monitor compliance with and to prevent liability under any Environmental Law, where failure to do so has or is reasonably likely to have a Material Adverse Effect.

20.4	Environmental claims
The Company shall, promptly upon becoming aware of the same, inform the Agent in writing of:

(a)	any Environmental Claim against any member of the Group which is current, pending or threatened; and

(b)	any facts or circumstances which are reasonably likely to result in any Environmental Claim being commenced or threatened against any member of the Group, where the claim, if determined against that member of the Group, has or is reasonably likely to have a Material Adverse Effect.

20.5	Pari passu ranking
The Company shall ensure that at all times any unsecured and unsubordinated claims of a Finance Party against it under the Finance Documents rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors except those creditors whose claims are mandatorily preferred by laws of general application to companies.

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20.6	Insurance

(a)
The Company shall (and it shall ensure that each other member of the Group will) maintain insurances on and in relation to its business and assets against those risks and to the extent as is usual for companies carrying on the same or substantially similar business.

(b)	All insurances must be with reputable independent insurance companies or underwriters.

20.7	Intellectual Property
The Company shall (and it shall procure that each other member of the Group will):

(a)	preserve and maintain the subsistence and validity of its material Intellectual Property necessary for the business of the relevant Group member;

(b)	use reasonable endeavours to prevent any infringement in any material respect of such Intellectual Property;

(c)	make registrations and pay all registration fees and taxes necessary to maintain such Intellectual Property in full force and effect and record its interest in that Intellectual Property;

(d)
not use or permit such Intellectual Property to be used in a way or take any step or omit to take any step in respect of that Intellectual Property which may materially and adversely affect the existence or value of such Intellectual Property or imperil the right of any member of the Group to use such property; and

(e)	not discontinue the use of such Intellectual Property,
where failure to do so, in the case of paragraph (a) and (b), or, in the case of paragraph (d) and (e), such use, permission to use, omission or discontinuation, is reasonably likely to have a Material Adverse Effect.
20.8    Access
If an Event of Default is continuing or the Agent reasonably suspects an Event of Default is continuing, the Company shall, and it shall ensure that each Material Subsidiary will permit the Agent and/or its accountants or other professional advisers and contractors free access at all reasonable times and on reasonable notice at the risk and cost of the Company (provided such access shall be at the cost of the Lenders if such access is granted and it transpires that an Event of Default is not continuing) to (a) the premises, assets, books, accounts and records of the Company and each Material Subsidiary and (b) meet and discuss matters with senior management.

20.9	Preservation of assets
The Company shall (and it shall ensure that each other member of the Group will) maintain in good working order and condition (ordinary wear and tear excepted) all of its assets necessary or desirable in the conduct of its business where a failure to do so would have or would be reasonably likely to have a Material Adverse Effect.

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20.10	Taxation

(a)
The Company shall (and it shall ensure that each other member of the Group will) pay and discharge all Taxes of a material amount imposed upon it or its assets within the time period allowed without incurring penalties unless and only to the extent that:

(i)	such payment is being contested in good faith;

(ii)
adequate reserves are being maintained for those Taxes and the costs required to contest them which have been disclosed in its latest financial statements required to be delivered to the Agent in accordance with Clause 18.1 (Financial Statements); and

(iii)	such payment can be lawfully withheld and failure to pay those Taxes does not have or is not reasonably likely to have a Material Adverse Effect.

(b)	The Company shall not (and it shall ensure that each member of the Group will not) change its residence for Tax purposes.

20.11	Anti‑corruption and anti-money laundering law

(a)
The Company shall not (and it shall ensure that no other member of the Group will) directly or indirectly use the proceeds of the Facilities for any purpose which would breach the Bribery Act 2010, the United States Foreign Corrupt Practices Act of 1977 or other similar legislation in other jurisdictions.

(b)	The Company shall (and it shall ensure that each other member of the Group will):

(i)	conduct its businesses in compliance with:

(A)	(other than in respect of matters referred to in paragraph (B) below) applicable anti‑corruption laws and all applicable anti-money laundering and counter-terrorist financing laws and regulations; and

(B)	all record keeping or reporting requirements required pursuant to any applicable anti-money laundering or counter-terrorist financing laws or regulations in each case in all material respects; and

(ii)	maintain policies and procedures designed to promote and achieve compliance with such laws.

20.12	Sanctions
The Company shall ensure that no member of the Group may:

(a)	use, lend, contribute or otherwise make available any part of the proceeds of any Utilisation or other transaction contemplated:

(i)	for the purpose of financing any trade, business or other activities involving, or for the benefit of, any Restricted Party; or

(ii)	in any other manner that would result in any person being in breach of any Sanctions or becoming a Restricted Party;

(b)	knowingly engage in any transaction that evades or avoids or breaches directly or indirectly, any Sanctions applicable to it; or

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(c)
knowingly fund all or part of any payment in connection with a Finance Document out of proceeds derived from business or transactions with a Restricted Party, or from any action which is in breach of any Sanctions.

20.13	Negative pledge

(a)	The Company shall not (and it shall ensure that no other member of the Group will) create or permit to subsist any Security over any of its assets.

(b)	The Company shall not (and it shall ensure that no other member of the Group will):

(i)	sell, transfer or otherwise dispose of any of its assets on terms whereby they are or may be leased to or re‑acquired by the Company or any other member of the Group;

(ii)	sell, transfer or otherwise dispose of any of its receivables on recourse terms;

(iii)	enter into any arrangement under which money or the benefit of a bank or other account may be applied, set‑off or made subject to a combination of accounts; or

(iv)	enter into any other preferential arrangement having a similar effect,

(v)	in circumstances where the arrangement or transaction is entered into primarily as a method of raising Financial Indebtedness or of financing the acquisition of an asset.

(c)	Paragraphs (a) and (b) do not apply to any Permitted Security or any Permitted Receivables Disposal.

20.14	Loans or credit

(a)	Except as permitted under paragraph (b), the Company shall not (and it shall ensure that no other member of the Group will) be a creditor in respect of any Financial Indebtedness.

(b)	Paragraph (a) does not apply to a Permitted Loan.

20.15	Acquisitions

(a)
Except as permitted under paragraph (b), the Company shall not (and it shall ensure that no other member of the Group will) acquire a company or any shares or securities or a business or undertaking (or any interest in any of them).

(b)	Paragraph (a) does not apply to an acquisition that is a Permitted Acquisition.

20.16	Merger

(a)	The Company shall not (and it shall ensure that no other member of the Group will) enter into any amalgamation, demerger, merger or corporate reconstruction.

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(b)	Paragraph (a) does not apply to any Permitted Transaction.

20.17	No Guarantees or indemnities

(a)
Except as permitted under paragraph (b), the Company shall not (and it shall ensure that no other member of the Group will) incur or allow to remain outstanding any guarantee in respect of any obligation of any person.

(b)	Paragraph (a) does not apply to a guarantee which is a Permitted Guarantee.

20.18	Financial Indebtedness

(a)	The Company shall ensure that the Subsidiary Financial Indebtedness does not exceed at any time 35 per cent. of Group Financial Indebtedness.

(b)	For the purposes of this Clause 20.18:
“Group Financial Indebtedness” means the Financial Indebtedness of the Group excluding, in each case, Financial Indebtedness of the Group incurred under any Excluded Guarantee; and
“Subsidiary Financial Indebtedness” means the aggregate Financial Indebtedness of each Subsidiary excluding, in each case, the Financial Indebtedness of the Company, any Financial Indebtedness comprising of guarantees of Financial Indebtedness of the Company granted by the Italian Subsidiary and the Financial Indebtedness of the Group incurred under any Excluded Guarantee.

(c)
For the avoidance of doubt and notwithstanding anything to the contrary, intra‑group debt shall not constitute or in any way be included in the definition of Financial Indebtedness or Subsidiary Financial Indebtedness.

20.19	Disposal of assets

(a)
Except as permitted under paragraph (b), the Company shall not (and it shall ensure that no other member of the Group will) enter into a single transaction or a series of transactions (whether related or not) and whether voluntary or involuntary to sell, lease, transfer or otherwise dispose of any asset.

(b)	Paragraph (a) does not apply to any sale, lease, transfer or other disposal for fair market value and at arm’s length:

(i)	made in the ordinary course of trading of the disposing entity;

(ii)	of assets in exchange of other assets comparable or superior as to type, value and quality;

(iii)	of obsolete or redundant vehicles, plant and equipment for cash;

(iv)	of receivables being part of Permitted Receivables Disposals; or

(v)
of assets not falling within paragraphs (b)(i) to (b)(iv), provided that over the life of the Facility the aggregate value of the disposed assets and other disposals of assets not falling within paragraphs (b)(i) to (b)(iv), shall not exceed 10 per cent. of the total assets of the Group as reports in the latest audited consolidated financial statements.

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20.20	Change of business
The Company shall procure that no substantial change is made to the general nature of the business of the Company or the Group from that carried on at the date of this Agreement.

20.21	Arm's length basis
The Company shall not (and it shall ensure that no other member of the Group will) enter into any material transaction with any person except on arm's length terms and for full market value.

20.22	Amendments

(a)
The Company shall not (and it shall ensure that no other member of the Group will) amend, vary, novate, supplement, supersede, waive or terminate any term of any document delivered to the Agent pursuant to Schedule 2 (Conditions Precedent) except in writing:

(i)	in accordance with this Agreement;

(ii)	prior to or on the first Utilisation Date, with the prior written consent of the Lenders; or

(iii)	after the first Utilisation Date, in a way which could not be reasonably expected materially and adversely to affect the interests of the Lenders.

(b)	The Company shall promptly supply to the Agent a copy of any document relating to any of the matters referred to in paragraphs (a)(i) to (a)(iii).

20.23	Accounting practices
The Company shall not change its Accounting Reference Date nor materially change its accounting policies, in each case unless required to do so in order to comply with the Accounting Principles.

21.	EVENTS OF DEFAULT
Each of the events or circumstances set out in Clause 21 is an Event of Default (save for Clause 21.17 (Acceleration)).

21.1	Non‑payment
The Company does not pay on the due date any amount payable pursuant to a Finance Document at the place and in the currency in which it is expressed to be payable unless:

(a)	its failure to pay is caused by:

(i)	administrative or technical error; or

(ii)	a Disruption Event; and

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(b)	payment is made within five Business Days of its due date.

21.2	Financial covenants
Any requirement of Clause 19 (Financial Covenants) is not satisfied.

21.3	Other obligations

(a)	The Company does not comply with any provision of the Finance Documents (other than those referred to in Clause 21.1 (Non-payment) and Clause 19 (Financial Covenants).

(b)
No Event of Default under paragraph (a) will occur if the failure to comply is capable of remedy and is remedied within 15 Business Days, of the earlier of (A) the Agent giving notice to the Company and (B) the Company becoming aware of the failure to comply.

21.4	Misrepresentation
Any representation or statement made or deemed to be made by the Company in the Finance Documents or any other document delivered by or on its behalf under or in connection with any Finance Document is or proves to have been incorrect or misleading in any material respect when made or deemed to be made.

21.5	Cross default

(a)	Any Financial Indebtedness of the Company or any Material Subsidiary is not paid when due nor within any originally applicable grace period.

(b)
Any Financial Indebtedness of the Company or any Material Subsidiary is declared to be or otherwise becomes due and payable prior to its specified maturity as a result of an event of default (however described).

(c)
Any commitment for any Financial Indebtedness of any member the Company or any Material Subsidiary is cancelled or suspended by a creditor of the Company or any Material Subsidiary as a result of an event of default (however described).

(d)
Any creditor of any member of the Group becomes entitled to declare any Financial Indebtedness of any member of the Group due and payable prior to its specified maturity as a result of an event of default.

(e)
No Event of Default will occur under this Clause 21.5 if the aggregate amount of Financial Indebtedness or commitment for Financial Indebtedness falling within paragraphs (a) to (d) is less than USD 7,500,000 (or its equivalent in any other currency or currencies).

21.6	Insolvency

(a)	The Company or any Material Subsidiary:

(i)	is unable or admits inability to pay its debts as they fall due;

(ii)	suspends making payments on any of its debts; or

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(iii)	by reason of actual or anticipated financial difficulties, commences negotiations with one or more of its creditors (excluding the Lenders) with a view to rescheduling any of its indebtedness.

(b)	The value of the assets of any the Company or any Material Subsidiary is less than its liabilities (taking into account contingent and prospective liabilities).

(c)	A moratorium is declared in respect of any indebtedness of the Company or any Material Subsidiary.

21.7	Insolvency proceedings

(a)	Any corporate action, legal proceedings or other procedure or step is taken in relation to:

(i)
the suspension of payments, a moratorium of any indebtedness, winding‑up, dissolution, administration or reorganisation (by way of voluntary arrangement, scheme of arrangement or otherwise) of the Company or any Material Subsidiary other than a solvent liquidation or reorganisation of any Material Subsidiary;

(ii)	a composition, compromise, assignment or arrangement with any creditor of the Company or any Material Subsidiary;

(iii)
the appointment of a liquidator (other than in respect of a solvent liquidation of a Material Subsidiary), receiver, administrative receiver, administrator, compulsory manager or other similar officer in respect of the Company or any Material Subsidiary or any of its assets; or

(iv)	enforcement of any Security over any assets of the Company or any Material Subsidiary, or any analogous procedure or step is taken in any jurisdiction.

(b)	This Clause 21.7 shall not apply to any winding‑up petition which is frivolous or vexatious and is discharged, stayed or dismissed within 10 Business Days of commencement.

21.8	Creditors' process
Any expropriation, attachment, sequestration, distress or execution affects any asset or assets of the Company or any Material Subsidiary and is not discharged within 10 Business Days of commencement.

21.9	Unlawfulness and invalidity

(a)	It is or becomes unlawful for the Company to perform any of its obligations under the Finance Documents.

(b)	Any obligation or obligations of the Company under any Finance Documents are not (subject to the Legal Reservations) or cease to be legal, valid, binding or enforceable.

(c)	Any Finance Document ceases to be in full force.

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21.10	Cessation of business
Any Material Subsidiary suspends or ceases to carry on (or threatens to suspend or cease to carry on) all or a material part of its business.

21.11	Change of ownership
The Company ceases to be the beneficial owner directly or indirectly through wholly owned subsidiaries of more than 50 fifty per cent. of the issued share capital of the Italian Subsidiary.

21.12	Audit qualification
The Company’s auditors qualify the audited annual consolidated financial statements of the Company on the grounds of inadequate or unreliable information or being unable to prepare the accounts on a going concern basis, in each case which would have or would be reasonably likely to have a Material Adverse Effect.

21.13	Expropriation
The authority or ability of any Material Subsidiary to conduct its business is limited or wholly or substantially curtailed by any seizure, expropriation, nationalisation, intervention, restriction or other action by or on behalf of any governmental, regulatory or other authority or other person in relation to any Material Subsidiary or any of its assets where such limitation or curtailment has or is reasonably likely to have a Material Adverse Effect.

21.14	Repudiation and rescission of agreements
The Company rescinds or purports to rescind or repudiates or purports to repudiate a Finance Document or evidences an intention to rescind or repudiate a Finance Document.

21.15	Litigation
Any litigation, arbitration, administrative, governmental, regulatory or other investigations, proceedings or disputes are commenced or threatened in relation to the Transaction Documents or the transactions contemplated in the Transaction Documents or against the Company or any Material Subsidiary or its assets which have or are reasonably likely to have a Material Adverse Effect.

21.16	Material adverse change
Any event or circumstance occurs which has or will have a Material Adverse Effect.

21.17	Acceleration
On and at any time after the occurrence of an Event of Default which is continuing the Agent may, and shall if so directed by the Majority Lenders, by notice to the Company:

(a)	cancel the Total Commitments whereupon they shall immediately be cancelled;

(b)
declare that all or part of the Loans, together with accrued interest, and all other amounts accrued or outstanding under the Finance Documents be immediately due and payable, whereupon they shall become immediately due and payable; and/or

(c)	declare that all or part of the Loans be payable on demand, whereupon they shall immediately become payable on demand by the Agent on the instructions of the Majority Lenders.

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SECTION 9
CHANGES TO PARTIES

22.	CHANGES TO THE LENDERS

22.1	Assignments and transfers by the Lenders
Subject to this Clause 22, a Lender (the “Existing Lender”) may:

(a)	assign any of its rights; or

(b)	transfer by novation any of its rights and obligations,
to another bank or financial institution or to a trust, fund or other entity which is regularly engaged in or established for the purpose of making, purchasing or investing in loans, securities or other financial assets (the “New Lender”).

22.2	Company consent

(a)	Subject to paragraph (c) below, the consent of the Company is required for an assignment or transfer by an Existing Lender, unless the assignment or transfer is:

(i)	to another Lender or an Affiliate of any Lender or a Related Fund of a Lender; or

(ii)	made at a time when an Event of Default is continuing.

(b)
The consent of the Company to an assignment or transfer must not be unreasonably withheld or delayed. The Company will be deemed to have given its consent five Business Days after the Existing Lender has requested it unless consent is expressly refused by the Company within that time.

(c)
No transfer or assignment may be made by a Lender to any person whose business is similar or related to the business carried on by the Group as a whole (or to an Affiliate of any such person or any such person acting on behalf of or on the instructions of any such person) or to a Distressed Fund without the prior written consent of the Company (in its sole discretion).

22.3	Other conditions of assignment or transfer

(a)	An assignment will only be effective on:

(i)
receipt by the Agent (whether in the Assignment Agreement or otherwise) of written confirmation from the New Lender (in form and substance satisfactory to the Agent) that the New Lender will assume the same obligations to the other Finance Parties as it would have been under if it had been an Original Lender; and

(ii)
performance by the Agent of all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to such assignment to a New Lender, the completion of which the Agent shall promptly notify to the Existing Lender and the New Lender.

(b)	A transfer will only be effective if the procedure set out in Clause 22.6 (Procedure for transfer) is complied with.

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(c)
Any assignment or transfer by an Existing Lender to a New Lender shall only be effective if it transfers or assigns the Existing Lender's share of the relevant Tranche pro rata against the Existing Lender's Available Commitment and its participations in Loans under that Tranche.

(d)	If:

(i)	a Lender assigns or transfers any of its rights or obligations under the Finance Documents or changes its Facility Office; and

(ii)
as a result of circumstances existing at the date the assignment, transfer or change occurs, the Company would be obliged to make a payment to the New Lender or Lender acting through its new Facility Office under Clause 12 (Tax gross-up and indemnities) or Clause 13 (Increased Costs), then the New Lender or Lender acting through its new Facility Office is only entitled to receive payment under those Clauses to the same extent as the Existing Lender or Lender acting through its previous Facility Office would have been if the assignment, transfer or change had not occurred. This paragraph (d) shall not apply in relation to Clause 12.2 (Tax gross-up), to a Treaty Lender that has included a confirmation of its scheme reference number and its jurisdiction of tax residence in accordance with paragraph (g)(ii)(B) of Clause 12.2 (Tax gross-up) if the Company has not made a Borrower DTTP Filing in respect of that Treaty Lender unless:

(A)	the relevant payment falls due before the Company first receives a copy of the confirmation; or

(B)	the Company first receives a copy of the relevant confirmation less than five Business Days before the end of an Interest Period.
Each New Lender, by executing the relevant Transfer Certificate or Assignment Agreement, confirms, for the avoidance of doubt, that the Agent has authority to execute on its behalf any amendment or waiver that has been approved by or on behalf of the requisite Lender or Lenders in accordance with this Agreement on or prior to the date on which the transfer or assignment becomes effective in accordance with this Agreement and that it is bound by that decision to the same extent as the Existing Lender would have been had it remained a Lender.

22.4	Assignment or transfer fee
The New Lender shall, on the date upon which an assignment or transfer takes effect, pay to the Agent (for its own account) a fee of £2,500.

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22.5	Limitation of responsibility of Existing Lenders

(a)	Unless expressly agreed to the contrary, an Existing Lender makes no representation or warranty and assumes no responsibility to a New Lender for:

(i)	the legality, validity, effectiveness, adequacy or enforceability of the Finance Documents or any other documents;

(ii)	the financial condition of the Company;

(iii)	the performance and observance by the Company of its obligations under the Finance Documents or any other documents; or

(iv)	the accuracy of any statements (whether written or oral) made in or in connection with any Finance Document or any other document, and any representations or warranties implied by law are excluded.

(b)	Each New Lender confirms to the Existing Lender and the other Finance Parties that it:

(i)
has made (and shall continue to make) its own independent investigation and assessment of the financial condition and affairs of the Company and its related entities in connection with its participation in this Agreement and has not relied exclusively on any information provided to it by the Existing Lender in connection with any Finance Document; and

(ii)
will continue to make its own independent appraisal of the creditworthiness of the Company and its related entities whilst any amount is or may be outstanding under the Finance Documents or any Commitment is in force.

(c)	Nothing in any Finance Document obliges an Existing Lender to:

(i)	accept a re-transfer or re-assignment from a New Lender of any of the rights and obligations assigned or transferred under this Clause 22; or

(ii)	support any losses directly or indirectly incurred by the New Lender by reason of the non-performance by the Company of its obligations under the Finance Documents or otherwise.

22.6	Procedure for transfer

(a)
Subject to the conditions set out in Clause 22.2 (Company consent) and Clause 22.3 (Other conditions of assignment or transfer) a transfer is effected in accordance with paragraph (c) below when the Agent executes an otherwise duly completed Transfer Certificate delivered to it by the Existing Lender and the New Lender. The Agent shall, subject to paragraph (b) below, as soon as reasonably practicable after receipt by it of a duly completed Transfer Certificate appearing on its face to comply with the terms of this Agreement and delivered in accordance with the terms of this Agreement, execute that Transfer Certificate.

(b)
The Agent shall only be obliged to execute a Transfer Certificate delivered to it by the Existing Lender and the New Lender once it is satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to the transfer to such New Lender.

(c)	Subject to Clause 22.10 (Pro rata interest settlement), on the Transfer Date:

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(i)
to the extent that in the Transfer Certificate the Existing Lender seeks to transfer by novation its rights and obligations under the Finance Documents each of the Company and the Existing Lender shall be released from further obligations towards one another under the Finance Documents and their respective rights against one another under the Finance Documents shall be cancelled (being the “Discharged Rights and Obligations”);

(ii)
the Company and the New Lender shall assume obligations towards one another and/or acquire rights against one another which differ from the Discharged Rights and Obligations only insofar as the Company and the New Lender have assumed and/or acquired the same in place of the Company and the Existing Lender;

(iii)
the Agent, the Arranger, the Documentation Agent and Co-ordinator, the New Lender and other Lenders shall acquire the same rights and assume the same obligations between themselves as they would have acquired and assumed had the New Lender been an Original Lender with the rights and/or obligations acquired or assumed by it as a result of the transfer and to that extent the Agent, the Arranger, the Documentation Agent and Co-ordinator and the Existing Lender shall each be released from further obligations to each other under the Finance Documents; and

(iv)	the New Lender shall become a Party as a “Lender”.

22.7	Procedure for assignment

(a)
Subject to the conditions set out in Clause 22.2 (Company consent) and Clause 22.3 (Other conditions of assignment or transfer) an assignment may be effected in accordance with paragraph (c) below when the Agent executes an otherwise duly completed Assignment Agreement delivered to it by the Existing Lender and the New Lender. The Agent shall, subject to paragraph (b) below, as soon as reasonably practicable after receipt by it of a duly completed Assignment Agreement appearing on its face to comply with the terms of this Agreement and delivered in accordance with the terms of this Agreement, execute that Assignment Agreement.

(b)
The Agent shall only be obliged to execute an Assignment Agreement delivered to it by the Existing Lender and the New Lender once it is satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to the assignment to such New Lender.

(c)	Subject to Clause 22.10 (Pro rata interest settlement), on the Transfer Date:

(i)	the Existing Lender will assign absolutely to the New Lender the rights under the Finance Documents expressed to be the subject of the assignment in the Assignment Agreement;

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(ii)
the Existing Lender will be released by the Company and the other Finance Parties from the obligations owed by it (the “Relevant Obligations”) and expressed to be the subject of the release in the Assignment Agreement; and

(iii)	the New Lender shall become a Party as a “Lender” and will be bound by obligations equivalent to the Relevant Obligations.

(d)
Lenders may utilise procedures other than those set out in this Clause 22.7 to assign their rights under the Finance Documents (but not, without the consent of the Company or unless in accordance with Clause 22.6 (Procedure for transfer), to obtain a release by the Company from the obligations owed to the Company by the Lenders nor the assumption of equivalent obligations by a New Lender) provided that they comply with the conditions set out in Clause 22.2 (Company consent) and Clause 22.3 (Other conditions of assignment or transfer).

22.8	Copy of Transfer Certificate or Assignment Agreement to Company
The Agent shall, as soon as reasonably practicable after it has executed a Transfer Certificate, or Assignment Agreement, send to the Company a copy of that Transfer Certificate or Assignment Agreement.

22.9	Security over Lenders' rights
In addition to the other rights provided to Lenders under this Clause 22, each Lender may without consulting with or obtaining consent from the Company, at any time charge, assign or otherwise create Security in or over (whether by way of collateral or otherwise) all or any of its rights under any Finance Document to secure obligations of that Lender including, without limitation:

(a)	any charge, assignment or other Security to secure obligations to a federal reserve or central bank; and

(b)
any charge, assignment or other Security granted to any holders (or trustee or representatives of holders) of obligations owed, or securities issued, by that Lender as security for those obligations or securities, except that no such charge, assignment or Security shall:

(i)
release a Lender from any of its obligations under the Finance Documents or substitute the beneficiary of the relevant charge, assignment or Security for the Lender as a party to any of the Finance Documents; or

(ii)
require any payments to be made by the Company other than or in excess of, or grant to any person any more extensive rights than, those required to be made or granted to the relevant Lender under the Finance Documents.

22.10	Pro rata interest settlement

(a)
If the Agent has notified the Lenders that it is able to distribute interest payments on a “pro rata basis” to Existing Lenders and New Lenders then (in respect of any transfer pursuant to Clause 22.6 (Procedure for transfer) or any assignment pursuant to Clause 22.7 (Procedure for assignment) the Transfer Date of which, in each case, is after the date of such notification and is not on the last day of an Interest Period):

(i)
any interest or fees in respect of the relevant participation which are expressed to accrue by reference to the lapse of time shall continue to accrue in favour of the Existing Lender up to but excluding the Transfer Date (“Accrued

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Amounts”) and shall become due and payable to the Existing Lender (without further interest accruing on them) on the last day of the current Interest Period (or, if the Interest Period is longer than six Months, on the next of the dates which falls at six Monthly intervals after the first day of that Interest Period); and

(ii)	the rights assigned or transferred by the Existing Lender will not include the right to the Accrued Amounts, so that, for the avoidance of doubt:

(A)	when the Accrued Amounts become payable, those Accrued Amounts will be payable to the Existing Lender; and

(B)
the amount payable to the New Lender on that date will be the amount which would, but for the application of this Clause 22.10, have been payable to it on that date, but after deduction of the Accrued Amounts.

(b)	In this Clause 22.10 references to “Interest Period” shall be construed to include a reference to any other period for accrual of fees.

(c)
An Existing Lender which retains the right to the Accrued Amounts pursuant to this Clause 22.10 but which does not have a Commitment shall be deemed not to be a Lender for the purposes of ascertaining whether the agreement of any specified group of Lenders has been obtained to approve any request for a consent, waiver, amendment or other vote of Lenders under the Finance Documents.

23.	CHANGES TO THE COMPANY
The Company may not assign any of its rights or transfer any of its rights or obligations under the Finance Documents.
SECTION 10
THE FINANCE PARTIES

24.	ROLE OF THE AGENT, THE ARRANGER AND THE DOCUMENTATION AGENT AND CO-ORDINATOR

24.1	Appointment of the Agent

(a)	Each of the Arranger, the Documentation Agent and Co-ordinator and the Lenders appoints the Agent to act as its agent under and in connection with the Finance Documents.

(b)
Each of the Arranger, the Documentation Agent and Co-ordinator and the Lenders authorises the Agent to perform the duties, obligations and responsibilities and to exercise the rights, powers, authorities and discretions specifically given to the Agent under or in connection with the Finance Documents together with any other incidental rights, powers, authorities and discretions.

24.2	Instructions

(a)	The Agent shall:

(i)
unless a contrary indication appears in a Finance Document, exercise or refrain from exercising any right, power, authority or discretion vested in it as Agent in accordance with any instructions given to it by:

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(A)	all Lenders if the relevant Finance Document stipulates the matter is an all Lender decision; and

(B)	in all other cases, the Majority Lenders; and

(ii)	not be liable for any act (or omission) if it acts (or refrains from acting) in accordance with paragraph (i) above.

(b)
The Agent shall be entitled to request instructions, or clarification of any instruction, from the Majority Lenders (or, if the relevant Finance Document stipulates the matter is a decision for any other Lender or group of Lenders, from that Lender or group of Lenders) as to whether, and in what manner, it should exercise or refrain from exercising any right, power, authority or discretion. The Agent may refrain from acting unless and until it receives any such instructions or clarification that it has requested.

(c)
Save in the case of decisions stipulated to be a matter for any other Lender or group of Lenders under the relevant Finance Document and unless a contrary indication appears in a Finance Document, any instructions given to the Agent by the Majority Lenders shall override any conflicting instructions given by any other Parties and will be binding on all Finance Parties.

(d)
The Agent may refrain from acting in accordance with any instructions of any Lender or group of Lenders until it has received any indemnification and/or security that it may in its discretion require (which may be greater in extent than that contained in the Finance Documents and which may include payment in advance) for any cost, loss or liability which it may incur in complying with those instructions.

(e)	In the absence of instructions, the Agent may act (or refrain from acting) as it considers to be in the best interest of the Lenders.

(f)	The Agent is not authorised to act on behalf of a Lender (without first obtaining that Lender's consent) in any legal or arbitration proceedings relating to any Finance Document.

24.3	Duties of the Agent

(a)	The Agent's duties under the Finance Documents are solely mechanical and administrative in nature.

(b)	Subject to paragraph (c) below, the Agent shall promptly forward to a Party the original or a copy of any document which is delivered to the Agent for that Party by any other Party.

(c)	Without prejudice to Clause 22.8 (Copy of Transfer Certificate or Assignment Agreement to Company), paragraph (b) above shall not apply to any Transfer Certificate or any Assignment Agreement.

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(d)	Except where a Finance Document specifically provides otherwise, the Agent is not obliged to review or check the adequacy, accuracy or completeness of any document it forwards to another Party.

(e)
If the Agent receives notice from a Party referring to this Agreement, describing a Default and stating that the circumstance described is a Default, it shall promptly notify the other Finance Parties.

(f)
If the Agent is aware of the non-payment of any principal, interest, commitment fee or other fee payable to a Finance Party (other than the Agent, the Arranger or the Documentation Agent and Co-ordinator) under this Agreement, it shall promptly notify the other Finance Parties.

(g)	The Agent shall have only those duties, obligations and responsibilities expressly specified in the Finance Documents to which it is expressed to be a party (and no others shall be implied).

24.4	Role of the Arranger and the Documentation Agent and Co-ordinator
Except as specifically provided in the Finance Documents, neither the Arranger nor the Documentation Agent and Co-ordinator has any obligations of any kind to any other Party under or in connection with any Finance Document.

24.5	No fiduciary duties

(a)	Nothing in any Finance Document constitutes the Agent, the Arranger or the Documentation Agent and Co-ordinator as a trustee or fiduciary of any other person.

(b)	None of the Agent, the Arranger or the Documentation Agent and Co-ordinator shall be bound to account to any Lender for any sum or the profit element of any sum received by it for its own account.

24.6	Business with the Group
The Agent, the Arranger and the Documentation Agent and Co-ordinator may accept deposits from, lend money to and generally engage in any kind of banking or other business with any member of the Group.

24.7	Rights and discretions

(a)	The Agent may:

(i)	rely on any representation, communication, notice or document believed by it to be genuine, correct and appropriately authorised;

(ii)	assume that:

(A)	any instructions received by it from the Majority Lenders, any Lenders or any group of Lenders are duly given in accordance with the terms of the Finance Documents; and

(B)	unless it has received notice of revocation, that those instructions have not been revoked; and

(iii)	rely on a certificate from any person:

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(A)	as to any matter of fact or circumstance which might reasonably be expected to be within the knowledge of that person; or

(B)	to the effect that such person approves of any particular dealing, transaction, step, action or thing, as sufficient evidence that that is the case and, in the case of paragraph (A) above, may assume the truth and accuracy of that certificate.

(b)	The Agent may assume (unless it has received notice to the contrary in its capacity as agent for the Lenders) that:

(i)	no Default has occurred (unless it has actual knowledge of a Default arising under Clause 21.1 (Non-payment)); and

(ii)	any right, power, authority or discretion vested in any Party or any group of Lenders has not been exercised.

(c)	The Agent may engage and pay for the advice or services of any lawyers, accountants, tax advisers, surveyors or other professional advisers or experts.

(d)
Without prejudice to the generality of paragraph (c) above or paragraph (e) below, the Agent may at any time engage and pay for the services of any lawyers to act as independent counsel to the Agent (and so separate from any lawyers instructed by the Lenders) if the Agent in its reasonable opinion deems this to be necessary.

(e)
The Agent may rely on the advice or services of any lawyers, accountants, tax advisers, surveyors or other professional advisers or experts (whether obtained by the Agent or by any other Party) and shall not be liable for any damages, costs or losses to any person, any diminution in value or any liability whatsoever arising as a result of its so relying.

(f)	The Agent may act in relation to the Finance Documents through its officers, employees and agents.

(g)	Unless a Finance Document expressly provides otherwise the Agent may disclose to any other Party any information it reasonably believes it has received as agent under this Agreement.

(h)
Notwithstanding any other provision of any Finance Document to the contrary, none of the Agent, the Arranger or the Documentation Agent and Co-ordinator is obliged to do or omit to do anything if it would or might in its reasonable opinion constitute a breach of any law or regulation or a breach of a fiduciary duty or duty of confidentiality.

(i)
Notwithstanding any provision of any Finance Document to the contrary, the Agent is not obliged to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties, obligations or responsibilities or the exercise of any right, power, authority or discretion if it has grounds for believing the repayment of such funds or adequate indemnity against, or security for, such risk or liability is not reasonably assured to it.

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24.8	Responsibility for documentation
None of the Agent, the Arranger or the Documentation Agent and Co-ordinator is responsible or liable for:

(a)
the adequacy, accuracy or completeness of any information (whether oral or written) supplied by the Agent, the Arranger, the Documentation Agent and Co-ordinator, the Company or any other person in or in connection with any Finance Document or the Information Memorandum or the transactions contemplated in the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document;

(b)
the legality, validity, effectiveness, adequacy or enforceability of any Finance Document or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document; or

(c)
any determination as to whether any information provided or to be provided to any Finance Party is non-public information the use of which may be regulated or prohibited by applicable law or regulation relating to insider dealing or otherwise.

24.9	No duty to monitor
The Agent shall not be bound to enquire:

(a)	whether or not any Default has occurred;

(b)	as to the performance, default or any breach by any Party of its obligations under any Finance Document; or

(c)	whether any other event specified in any Finance Document has occurred.

24.10	Exclusion of liability

(a)	Without limiting paragraph (b) below (and without prejudice to any other provision of any Finance Document excluding or limiting the liability of the Agent), the Agent will not be liable for:

(i)
any damages, costs or losses to any person, any diminution in value, or any liability whatsoever arising as a result of taking or not taking any action under or in connection with any Finance Document, unless directly caused by its gross negligence or wilful misconduct;

(ii)
exercising, or not exercising, any right, power, authority or discretion given to it by, or in connection with, any Finance Document or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with, any Finance Document, other than by reason of its gross negligence or wilful misconduct; or

(iii)
without prejudice to the generality of paragraphs (i) and (ii) above, any damages, costs or losses to any person, any diminution in value or any liability whatsoever (including, without limitation, for negligence or any other category of liability whatsoever but not including any claim based on the fraud of the Agent) arising as a result of:

(A)	any act, event or circumstance not reasonably within its control; or

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(B)	the general risks of investment in, or the holding of assets in, any jurisdiction, including (in each case and without limitation) such damages, costs, losses, diminution in value or liability arising as a result of: nationalisation, expropriation or other governmental actions; any regulation, currency restriction, devaluation or fluctuation; market conditions affecting the execution or settlement of transactions or the value of assets (including any Disruption Event); breakdown, failure or malfunction of any third party transport, telecommunications, computer services or systems; natural disasters or acts of God; war, terrorism, insurrection or revolution; or strikes or industrial action.

(b)
No Party (other than the Agent) may take any proceedings against any officer, employee or agent of the Agent in respect of any claim it might have against the Agent or in respect of any act or omission of any kind by that officer, employee or agent in relation to any Finance Document and any officer, employee or agent of the Agent may rely on this Clause subject to Clause 1.4 (Third party rights) and the provisions of the Third Parties Act.

(c)
The Agent will not be liable for any delay (or any related consequences) in crediting an account with an amount required under the Finance Documents to be paid by the Agent if the Agent has taken all necessary steps as soon as reasonably practicable to comply with the regulations or operating procedures of any recognised clearing or settlement system used by the Agent for that purpose.

(d)	Nothing in this Agreement shall oblige the Agent, the Arranger or the Documentation Agent and Co-ordinator to carry out:

(i)	any “know your customer” or other checks in relation to any person; or

(ii)	any check on the extent to which any transaction contemplated by this Agreement might be unlawful for any Lender or for any Affiliate of any Lender, on behalf of any Lender and each Lender confirms to the Agent, the Arranger and the Documentation Agent and Co-ordinator that it is solely responsible for any such checks it is required to carry out and that it may not rely on any statement in relation to such checks made by the Agent, the Arranger or the Documentation Agent and Co-ordinator.

(e)
Without prejudice to any provision of any Finance Document excluding or limiting the Agent's liability, any liability of the Agent arising under or in connection with any Finance Document shall be limited to the amount of actual loss which has been suffered (as determined by reference to the date of default of the Agent or, if later, the date on which the loss arises as a result of such default) but without reference to any special conditions or circumstances known to the Agent at any time which increase the amount of that loss. In no event shall the Agent be liable for any loss of profits, goodwill, reputation, business opportunity or anticipated saving, or for special, punitive, indirect or consequential damages, whether or not the Agent has been advised of the possibility of such loss or damages.

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24.11	Lenders' indemnity to the Agent
Each Lender shall (in proportion to its share of the Total Commitments or, if the Total Commitments are then zero, to its share of the Total Commitments immediately prior to their reduction to zero) indemnify the Agent, within three Business Days of demand, against any cost, loss or liability (including, without limitation, for negligence or any other category of liability whatsoever) incurred by the Agent (otherwise than by reason of the Agent's gross negligence or wilful misconduct) (or, in the case of any cost, loss or liability pursuant to Clause 27.10 (Disruption to payment systems etc.), notwithstanding the Agent's negligence, gross negligence or any other category of liability whatsoever but not including any claim based on the fraud of the Agent) in acting as Agent under the Finance Documents (unless the Agent has been reimbursed by the Company pursuant to a Finance Document).

24.12	Resignation of the Agent

(a)	The Agent may resign and appoint one of its Affiliates acting through an office in the United Kingdom as successor by giving notice to the Lenders and the Company.

(b)
Alternatively the Agent may resign by giving 30 days' notice to the Lenders and the Company, in which case the Majority Lenders (after consultation with the Company) may appoint a successor Agent acting through an office in the United Kingdom, or with the Company’s consent, any member state of the European Economic Area or any Participating Member State.

(c)
If the Majority Lenders have not appointed a successor Agent in accordance with paragraph (b) above within 20 days after notice of resignation was given, the retiring Agent (after consultation with the Company) may appoint a successor Agent acting through an office in the United Kingdom, or with the Company’s consent, any member state of the European Economic Area or any Participating Member State.

(d)
The retiring Agent shall (at its own cost or, where it is required to resign by the Majority Lenders pursuant to paragraph (g) below, at the expense of the Lenders) make available to the successor Agent such documents and records and provide such assistance as the successor Agent may reasonably request for the purposes of performing its functions as Agent under the Finance Documents.

(e)	The Agent's resignation notice shall only take effect upon the appointment of a successor.

(f)
Upon the appointment of a successor, the retiring Agent shall be discharged from any further obligation in respect of the Finance Documents (other than its obligations under paragraph (d) above) but shall remain entitled to the benefit of Clause 14.3 (Indemnity to the Agent) and this Clause 24 (and any agency fees for the account of the retiring Agent shall cease to accrue from (and shall be payable on) that date). Any successor and each of the other Parties shall have the same rights and obligations amongst themselves as they would have had if such successor had been an original Party.

(g)
After consultation with the Company, the Majority Lenders may, by notice to the Agent, require it to resign in accordance with paragraph (b) above. In this event, the Agent shall resign in accordance with paragraph (b) above.

(h)
The Agent shall resign in accordance with paragraph (b) above (and, to the extent applicable, shall use reasonable endeavours to appoint a successor Agent pursuant to paragraph (c) above) if on or after the date which is three months before the earliest FATCA Application Date relating to any payment to the Agent under the Finance Documents, either:

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(i)
the Agent fails to respond to a request under Clause 12.8 (FATCA information) and the Company or a Lender reasonably believes that the Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date;

(ii)
the information supplied by the Agent pursuant to Clause 12.8 (FATCA information) indicates that the Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date; or

(iii)	the Agent notifies the Company and the Lenders that the Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date, and (in each case) the Company or a Lender reasonably believes that a Party will be required to make a FATCA Deduction that would not be required if the Agent were a FATCA Exempt Party, and the Company or that Lender, by notice to the Agent, requires it to resign.

24.13	Confidentiality

(a)
In acting as agent for the Finance Parties, the Agent shall be regarded as acting through its agency division which shall be treated as a separate entity from any other of its divisions or departments.

(b)	If information is received by another division or department of the Agent, it may be treated as confidential to that division or department and the Agent shall not be deemed to have notice of it.

24.14	Relationship with the Lenders

(a)
Subject to Clause 22.10 (Pro rata interest settlement), the Agent may treat the person shown in its records as Lender at the opening of business (in the place of the Agent's principal office as notified to the Finance Parties from time to time) as the Lender acting through its Facility Office:

(i)	entitled to or liable for any payment due under any Finance Document on that day; and

(ii)	entitled to receive and act upon any notice, request, document or communication or make any decision or determination under any Finance Document made or delivered on that day, unless it has received not less than five Business Days' prior notice from that Lender to the contrary in accordance with the terms of this Agreement.

(b)
Any Lender may by notice to the Agent appoint a person to receive on its behalf all notices, communications, information and documents to be made or despatched to that Lender under the Finance Documents. Such notice shall contain the address, fax number and (where communication by electronic mail or other electronic means is permitted under Clause 29.5 (Electronic communication)) electronic mail address and/or any other information required to enable the transmission of information by that means (and, in each case, the department or officer, if any, for whose attention communication is to be made) and be treated as a notification of a substitute address, fax number, electronic mail address (or such other information), department and officer by that Lender for the purposes of Clause 29.2 (Addresses) and paragraph (a)(ii) of Clause 29.5 (Electronic

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communication) and the Agent shall be entitled to treat such person as the person entitled to receive all such notices, communications, information and documents as though that person were that Lender.

24.15	Credit appraisal by the Lenders
Without affecting the responsibility of the Company for information supplied by it or on its behalf in connection with any Finance Document, each Lender confirms to the Agent, the Arranger and the Documentation Agent and Co-ordinator that it has been, and will continue to be, solely responsible for making its own independent appraisal and investigation of all risks arising under or in connection with any Finance Document including but not limited to:

(a)	the financial condition, status and nature of each member of the Group;

(b)
the legality, validity, effectiveness, adequacy or enforceability of any Finance Document and any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document;

(c)
whether that Lender has recourse, and the nature and extent of that recourse, against any Party or any of its respective assets under or in connection with any Finance Document, the transactions contemplated by the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document; and

(d)
the adequacy, accuracy or completeness of the Information Memorandum and any other information provided by the Agent, any Party or by any other person under or in connection with any Finance Document, the transactions contemplated by any Finance Document or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document.

24.16	Agent's management time
Any amount payable to the Agent under Clause 14.3(a) (Indemnity to the Agent) and Clause 16.3 (Enforcement costs) shall include the cost of utilising the Agent's management time or other resources and will be calculated on the basis of such reasonable daily or hourly rates as the Agent may notify to the Company and the Lenders, and is in addition to any fee paid or payable to the Agent under Clause 11 (Fees).

24.17	Deduction from amounts payable by the Agent

(a)
If any Party owes an amount to the Agent under the Finance Documents the Agent may, after giving notice to that Party, deduct an amount not exceeding that amount from any payment to that Party which the Agent would otherwise be obliged to make under the Finance Documents and apply the amount deducted in or towards satisfaction of the amount owed. For the purposes of the Finance Documents that Party shall be regarded as having received any amount so deducted.

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25.	CONDUCT OF BUSINESS BY THE FINANCE PARTIES
No provision of this Agreement will:

(a)	interfere with the right of any Finance Party to arrange its affairs (tax or otherwise) in whatever manner it thinks fit;

(b)	oblige any Finance Party to investigate or claim any credit, relief, remission or repayment available to it or the extent, order and manner of any claim; or

(c)	oblige any Finance Party to disclose any information relating to its affairs (tax or otherwise) or any computations in respect of Tax.

26.	SHARING AMONG THE FINANCE PARTIES

26.1	Payments to Finance Parties
If a Finance Party (a “Recovering Finance Party”) receives or recovers any amount from the Company other than in accordance with Clause 27 (Payment mechanics) (a “Recovered Amount”) and applies that amount to a payment due under the Finance Documents then:

(a)	the Recovering Finance Party shall, within three Business Days, notify details of the receipt or recovery to the Agent;

(b)
the Agent shall determine whether the receipt or recovery is in excess of the amount the Recovering Finance Party would have been paid had the receipt or recovery been received or made by the Agent and distributed in accordance with Clause 27 (Payment mechanics), without taking account of any Tax which would be imposed on the Agent in relation to the receipt, recovery or distribution; and

(c)
the Recovering Finance Party shall, within three Business Days of demand by the Agent, pay to the Agent an amount (the “Sharing Payment”) equal to such receipt or recovery less any amount which the Agent determines may be retained by the Recovering Finance Party as its share of any payment to be made, in accordance with Clause 27.5 (Partial payments).

26.2	Redistribution of payments
The Agent shall treat the Sharing Payment as if it had been paid by the Company and distribute it between the Finance Parties (other than the Recovering Finance Party) (the “Sharing Finance Parties”) in accordance with Clause 27.5 (Partial payments) towards the obligations of the Company to the Sharing Finance Parties.

26.3	Recovering Finance Party's rights
On a distribution by the Agent under Clause 26.2 (Redistribution of payments) of a payment received by a Recovering Finance Party from the Company, as between the Company and the Recovering Finance Party, an amount of the Recovered Amount equal to the Sharing Payment will be treated as not having been paid by the Company.

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26.4	Reversal of redistribution
If any part of the Sharing Payment received or recovered by a Recovering Finance Party becomes repayable and is repaid by that Recovering Finance Party, then:

(a)
each Sharing Finance Party shall, upon request of the Agent, pay to the Agent for the account of that Recovering Finance Party an amount equal to the appropriate part of its share of the Sharing Payment (together with an amount as is necessary to reimburse that Recovering Finance Party for its proportion of any interest on the Sharing Payment which that Recovering Finance Party is required to pay) (the “Redistributed Amount”); and

(b)	as between the Company and each relevant Sharing Finance Party, an amount equal to the relevant Redistributed Amount will be treated as not having been paid by the Company.

26.5	Exceptions

(a)	This Clause 26 shall not apply to the extent that the Recovering Finance Party would not, after making any payment pursuant to this Clause, have a valid and enforceable claim against the Company.

(b)
A Recovering Finance Party is not obliged to share with any other Finance Party any amount which the Recovering Finance Party has received or recovered as a result of taking legal or arbitration proceedings, if:

(i)	it notified that other Finance Party of the legal or arbitration proceedings; and

(ii)
that other Finance Party had an opportunity to participate in those legal or arbitration proceedings but did not do so as soon as reasonably practicable having received notice and did not take separate legal or arbitration proceedings.

SECTION 11
ADMINISTRATION

27.	PAYMENT MECHANICS

27.1	Payments to the Agent

(a)
On each date on which the Company or a Lender is required to make a payment under a Finance Document, the Company or Lender shall make the same available to the Agent (unless a contrary indication appears in a Finance Document) for value on the due date at the time and in such funds specified by the Agent as being customary at the time for settlement of transactions in the relevant currency in the place of payment.

(b)
Payment shall be made to such account in the principal financial centre of the country of that currency (or, in relation to euro, in a principal financial centre in such Participating Member State or London, as specified by the Agent) and with such bank as the Agent, in each case, specifies.

27.2	Distributions by the Agent
Each payment received by the Agent under the Finance Documents for another Party shall, subject to Clause 27.3 (Distributions to the Company) and Clause 27.4 (Clawback and pre-funding) be made available by the Agent as soon as practicable after receipt to the Party entitled to receive payment in accordance with this Agreement (in the case of a Lender, for the account

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of its Facility Office), to such account as that Party may notify to the Agent by not less than five Business Days' notice with a bank specified by that Party in the principal financial centre of the country of that currency (or, in relation to euro, in the principal financial centre of a Participating Member State or London, as specified by that Party).

27.3	Distributions to the Company
The Agent may (with the consent of the Company or in accordance with Clause 28 (Set-off)) apply any amount received by it for the Company in or towards payment (on the date and in the currency and funds of receipt) of any amount due from the Company under the Finance Documents or in or towards purchase of any amount of any currency to be so applied.

27.4	Clawback and pre-funding

(a)
Where a sum is to be paid to the Agent under the Finance Documents for another Party, the Agent is not obliged to pay that sum to that other Party (or to enter into or perform any related exchange contract) until it has been able to establish to its satisfaction that it has actually received that sum.

(b)
If the Agent pays an amount to another Party and it proves to be the case that the Agent had not actually received that amount, then the Party to whom that amount (or the proceeds of any related exchange contract) was paid by the Agent shall on demand refund the same to the Agent together with interest on that amount from the date of payment to the date of receipt by the Agent, calculated by the Agent to reflect its cost of funds.

27.5	Partial payments

(a)
If the Agent receives a payment that is insufficient to discharge all the amounts then due and payable by the Company under the Finance Documents, the Agent shall apply that payment towards the obligations of the Company under the Finance Documents in the following order:

(i)	first, in or towards payment pro rata of any unpaid amount owing to the Agent under the Finance Documents;

(ii)	secondly, in or towards payment pro rata of any accrued interest, fee or commission due but unpaid under this Agreement;

(iii)	thirdly, in or towards payment pro rata of any principal due but unpaid under this Agreement; and

(iv)	fourthly, in or towards payment pro rata of any other sum due but unpaid under the Finance Documents.

(b)	The Agent shall, if so directed by the Majority Lenders, vary the order set out in paragraphs (a)(ii) to (a)(iv) above.

(c)	Paragraphs (a) and (b) above will override any appropriation made by the Company.

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27.6	No set-off by the Company
All payments to be made by the Company under the Finance Documents shall be calculated and be made without (and free and clear of any deduction for) set-off or counterclaim.

27.7	Business Days

(a)
Any payment under the Finance Documents which is due to be made on a day that is not a Business Day shall be made on the next Business Day in the same calendar month (if there is one) or the preceding Business Day (if there is not).

(b)	During any extension of the due date for payment of any principal or Unpaid Sum under this Agreement interest is payable on the principal or Unpaid Sum at the rate payable on the original due date.

27.8	Currency of account

(a)	Subject to paragraphs (b) to (e) below, USD is the currency of account and payment for any sum due from the Company under any Finance Document.

(b)	A repayment of a Loan or Unpaid Sum or a part of a Loan or Unpaid Sum shall be made in the currency in which that Loan or Unpaid Sum is denominated, pursuant to this Agreement, on its due date.

(c)	Each payment of interest shall be made in the currency in which the sum in respect of which the interest is payable was denominated, pursuant to this Agreement, when that interest accrued.

(d)	Each payment in respect of costs, expenses or Taxes shall be made in the currency in which the costs, expenses or Taxes are incurred.

(e)	Any amount expressed to be payable in a currency other than USD shall be paid in that other currency.

27.9	Change of currency

(a)	Unless otherwise prohibited by law, if more than one currency or currency unit are at the same time recognised by the central bank of any country as the lawful currency of that country, then:

(i)
any reference in the Finance Documents to, and any obligations arising under the Finance Documents in, the currency of that country shall be translated into, or paid in, the currency or currency unit of that country designated by the Agent (after consultation with the Company); and

(ii)
any translation from one currency or currency unit to another shall be at the official rate of exchange recognised by the central bank for the conversion of that currency or currency unit into the other, rounded up or down by the Agent (acting reasonably).

(b)
If a change in any currency of a country occurs, this Agreement will, to the extent the Agent (acting reasonably and after consultation with the Company) specifies to be necessary, be amended to comply with any generally accepted conventions and market practice in the Relevant Market and otherwise to reflect the change in currency.

27.10	Disruption to payment systems etc.

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If either the Agent determines (in its discretion) that a Disruption Event has occurred or the Agent is notified by the Company that a Disruption Event has occurred:

(a)
the Agent may, and shall if requested to do so by the Company, consult with the Company with a view to agreeing with the Company such changes to the operation or administration of the Facility as the Agent may deem necessary in the circumstances;

(b)
the Agent shall not be obliged to consult with the Company in relation to any changes mentioned in paragraph (a) above if, in its opinion, it is not practicable to do so in the circumstances and, in any event, shall have no obligation to agree to such changes;

(c)
the Agent may consult with the Finance Parties in relation to any changes mentioned in paragraph (a) above but shall not be obliged to do so if, in its opinion, it is not practicable to do so in the circumstances;

(d)
any such changes agreed upon by the Agent and the Company shall (whether or not it is finally determined that a Disruption Event has occurred) be binding upon the Parties as an amendment to (or, as the case may be, waiver of) the terms of the Finance Documents notwithstanding the provisions of Clause 33 (Amendments and Waivers);

(e)
the Agent shall not be liable for any damages, costs or losses to any person, any diminution in value or any liability whatsoever (including, without limitation for negligence, gross negligence or any other category of liability whatsoever but not including any claim based on the fraud of the Agent) arising as a result of its taking, or failing to take, any actions pursuant to or in connection with this Clause 27.10; and

(f)	the Agent shall notify the Finance Parties of all changes agreed pursuant to paragraph (d) above.

28.	SET-OFF
A Finance Party may set off any matured obligation due from the Company under the Finance Documents (to the extent beneficially owned by that Finance Party) against any matured obligation owed by that Finance Party to the Company, regardless of the place of payment, booking branch or currency of either obligation. If the obligations are in different currencies, the Finance Party may convert either obligation at a market rate of exchange in its usual course of business for the purpose of the set-off.

29.	NOTICES

29.1	Communications in writing
Any communication to be made under or in connection with the Finance Documents shall be made in writing and, unless otherwise stated, may be made by fax or letter.

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29.2	Addresses
The address and fax number (and the department or officer, if any, for whose attention the communication is to be made) of each Party for any communication or document to be made or delivered under or in connection with the Finance Documents is:

(a)	in the case of the Company, that identified with its name below;

(b)	in the case of each Lender, that notified in writing to the Agent on or prior to the date on which it becomes a Party; and

(c)	in the case of the Agent, that identified with its name below, or any substitute address or fax number or department or officer as the Party may notify to the Agent (or the Agent may notify to the other Parties, if a change is made by the Agent) by not less than five Business Days' notice.

29.3	Delivery

(a)	Any communication or document made or delivered by one person to another under or in connection with the Finance Documents will only be effective:

(i)	if by way of fax, when received in legible form; or

(ii)	if by way of letter, when it has been left at the relevant address or five Business Days after being deposited in the post postage prepaid in an envelope addressed to it at that address;
and, if a particular department or officer is specified as part of its address details provided under Clause 29.2 (Addresses), if addressed to that department or officer.

(b)
Any communication or document to be made or delivered to the Agent will be effective only when actually received by the Agent and then only if it is expressly marked for the attention of the department or officer identified with the Agent's signature below (or any substitute department or officer as the Agent shall specify for this purpose).

(c)	All notices from or to the Company shall be sent through the Agent.

(d)
Any communication or document which becomes effective, in accordance with paragraphs (a) to (c) above, after 5:00 p.m. in the place of receipt shall be deemed only to become effective on the following day.

29.4	Notification of address and fax number
Promptly upon changing its address or fax number, the Agent shall notify the other Parties.

29.5	Electronic communication

(a)
Any communication to be made between any two Parties under or in connection with the Finance Documents may be made by electronic mail or other electronic means (including, without limitation, by way of posting to a secure website) if those two Parties:

(i)	notify each other in writing of their electronic mail address and/or any other information required to enable the transmission of information by that means; and

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(ii)	notify each other of any change to their address or any other such information supplied by them by not less than five Business Days' notice.

(b)
Any such electronic communication as specified in paragraph (a) above to be made between the Company and a Finance Party may only be made in that way to the extent that those two Parties agree that, unless and until notified to the contrary, this is to be an accepted form of communication.

(c)
Any such electronic communication as specified in paragraph (a) above made between any two Parties will be effective only when actually received (or made available) in readable form and in the case of any electronic communication made by a Party to the Agent only if it is addressed in such a manner as the Agent shall specify for this purpose.

(d)
Any electronic communication which becomes effective, in accordance with paragraph (c) above, after 5:00 p.m. in the place in which the Party to whom the relevant communication is sent or made available has its address for the purpose of this Agreement shall be deemed only to become effective on the following day.

(e)	Any reference in a Finance Document to a communication being sent or received shall be construed to include that communication being made available in accordance with this Clause 29.5.

29.6	English language

(a)	Any notice given under or in connection with any Finance Document must be in English.

(b)	All other documents provided under or in connection with any Finance Document must be:

(i)	in English; or

(ii)
if not in English, and if so required by the Agent, accompanied by a certified English translation and, in this case, the English translation will prevail unless the document is a constitutional, statutory or other official document.

30.	CALCULATIONS AND CERTIFICATES

30.1	Accounts
In any litigation or arbitration proceedings arising out of or in connection with a Finance Document, the entries made in the accounts maintained by a Finance Party are prima facie evidence of the matters to which they relate.

30.2	Certificates and Determinations
Any certification or determination by a Finance Party of a rate or amount under any Finance Document is, in the absence of manifest error, conclusive evidence of the matters to which it relates.

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30.3	Day count convention
Any interest, commission or fee accruing under a Finance Document will accrue from day to day and is calculated on the basis of the actual number of days elapsed and a year of 360 days or, in any case where the practice in the Relevant Market differs, in accordance with that market practice.

31.	PARTIAL INVALIDITY
If, at any time, any provision of a Finance Document is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of such provision under the law of any other jurisdiction will in any way be affected or impaired.

32.	REMEDIES AND WAIVERS
No failure to exercise, nor any delay in exercising, on the part of any Finance Party, any right or remedy under a Finance Document shall operate as a waiver of any such right or remedy or constitute an election to affirm any of the Finance Documents. No election to affirm any Finance Document on the part of any Finance Party shall be effective unless it is in writing. No single or partial exercise of any right or remedy shall prevent any further or other exercise or the exercise of any other right or remedy. The rights and remedies provided in each Finance Document are cumulative and not exclusive of any rights or remedies provided by law.

33.	AMENDMENTS AND WAIVERS

33.1	Required consents

(a)
Subject to Clause 33.2 (All Lender matters) and Clause 33.3 (Other exceptions) any term of the Finance Documents may be amended or waived only with the consent of the Majority Lenders and the Company and any such amendment or waiver will be binding on all Parties.

(b)	The Agent may effect, on behalf of any Finance Party, any amendment or waiver permitted by this Clause 33.

(c)	Paragraph (c) of Clause 22.10 (Pro rata interest settlement) shall apply to this Clause 33.

33.2	All Lender matters
Subject to Clause 33.4 (Replacement of Screen Rate) an amendment or waiver of any term of any Finance Document that has the effect of changing or which relates to:

(a)	the definition of “Majority Lenders” in Clause 1.1 (Definitions);

(b)	an extension to the date of payment of any amount under the Finance Documents;

(c)	a reduction in the Margin or a reduction in the amount of any payment of principal, interest, fees or commission payable;

(d)	a change in currency of payment of any amount under the Finance Documents;

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(e)	an increase in Commitment, an extension of the Availability Period or any requirement that a cancellation of Commitments reduces the Commitments of the Lenders rateably under the Facility;

(f)	a change to the Company;

(g)	any provision which expressly requires the consent of all the Lenders; or

(h)
Clause 2.2 (Finance Parties' rights and obligations), Clause 5.1 (Delivery of a Utilisation Request), Clause 7.1 (Illegality), Clause 7.2 (Change of control), Clause 7.7 (Application of prepayments), Clause 22 (Changes to the Lenders), Clause 23 (Changes to the Company), Clause 26 (Sharing among the Finance Parties), this Clause 33, Clause 38 (Governing law) or Clause 39 (Enforcement),

shall not be made without the prior consent of all the Lenders.

33.3	Other exceptions
An amendment or waiver which relates to the rights or obligations of the Agent, the Arranger or the Documentation Agent and Co-ordinator (each in their capacity as such) may not be effected without the consent of the Agent, the Arranger or the Documentation Agent and Co-ordinator, as the case may be.

33.4	Replacement of Screen Rate

(a)	Subject to Clause 33.3 (Other exceptions), any amendment or waiver which relates to:

(i)	providing for the use of a Replacement Benchmark; and

(ii)

(A)	aligning any provision of any Finance Document to the use of that Replacement Benchmark;

(B)
enabling that Replacement Benchmark to be used for the calculation of interest under this Agreement (including, without limitation, any consequential changes required to enable that Replacement Benchmark to be used for the purposes of this Agreement);

(C)	implementing market conventions applicable to that Replacement Benchmark;

(D)	providing for appropriate fallback (and market disruption) provisions for that Replacement Benchmark; or

(E)
adjusting the pricing to reduce or eliminate, to the extent reasonably practicable, any transfer of economic value from one Party to another as a result of the application of that Replacement Benchmark (and if any adjustment or method for calculating any adjustment has been formally designated, nominated or recommended by the Relevant Nominating Body, the adjustment shall be determined on the basis of that designation, nomination or recommendation), may be made with the consent of the Agent (acting on the instructions of the Majority Lenders) and the Company.

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(b)
If any Lender fails to respond to a request for an amendment or waiver described in paragraph (a) above within ten Business Days (or such longer time period in relation to any request which the Company and the Agent may agree) of that request being made:

(i)
its Commitment shall not be included for the purpose of calculating the Total Commitments under the Facility when ascertaining whether any relevant percentage of Total Commitments has been obtained to approve that request; and

(i)	its status as a Lender shall be disregarded for the purpose of ascertaining whether the agreement of any specified group of Lenders has been obtained to approve that request.

33.5	Excluded Commitments
If:

(a)
any Defaulting Lender fails to respond to a request for a consent, waiver, amendment of or in relation to any term of any Finance Document or any other vote of Lenders under the terms of this Agreement within 10 Business Days of that request being made; or

(b)
any Lender which is not a Defaulting Lender fails to respond to such a request (other than an amendment, waiver or consent referred to in Clauses 33.2(b), 33.2(c) or 33.2(e)) or such a vote within 10 Business Days of that request being made,

(unless, in either case, the Company and the Agent agree to a longer time period in relation to any request):

(i)
its Commitment(s) shall not be included for the purpose of calculating the Total Commitments when ascertaining whether any relevant percentage (including, for the avoidance of doubt, unanimity) of Total Commitments has been obtained to approve that request; and

(ii)	its status as a Lender shall be disregarded for the purpose of ascertaining whether the agreement of any specified group of Lenders has been obtained to approve that request.

34.	CONFIDENTIAL INFORMATION

34.1	Confidentiality
Each Finance Party agrees to keep all Confidential Information confidential and not to disclose it to anyone, save to the extent permitted by Clause 34.2 (Disclosure of Confidential Information), Clause 34.3 (Disclosure to financial information agencies) and Clause 34.4 (Disclosure to numbering service providers) and to ensure that all Confidential Information is protected with security measures and a degree of care that would apply to its own confidential information.

34.2	Disclosure of Confidential Information
Any Finance Party may disclose:

(a)
to any of its Affiliates and Related Funds and any of its or their officers, directors, employees, professional advisers, insurers, auditors, partners and Representatives such Confidential Information as that Finance Party shall consider appropriate if any person to whom the Confidential Information is to be given pursuant to this paragraph (a) is

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informed in writing of its confidential nature and that some or all of such Confidential Information may be price-sensitive information except that there shall be no such requirement to so inform if the recipient is subject to professional obligations to maintain the confidentiality of the information or is otherwise bound by requirements of confidentiality in relation to the Confidential Information;

(b)	to any person:

(i)
to (or through) whom it assigns or transfers (or may potentially assign or transfer) all or any of its rights and/or obligations under one or more Finance Documents or which succeeds (or which may potentially succeed) it as Agent and, in each case, to any of that person's Affiliates, Related Funds, Representatives and professional advisers;

(ii)
with (or through) whom it enters into (or may potentially enter into), whether directly or indirectly, any sub-participation in relation to, or any other transaction under which payments are to be made or may be made by reference to, one or more Finance Documents and/or the Company and to any of that person's Affiliates, Related Funds, Representatives and professional advisers;

(iii)
appointed by any Finance Party or by a person to whom paragraph (b)(i) or (ii) above applies to receive communications, notices, information or documents delivered pursuant to the Finance Documents on its behalf (including, without limitation, any person appointed under paragraph (b) of Clause 24.14 (Relationship with the Lenders));

(iv)	who invests in or otherwise finances (or may potentially invest in or otherwise finance), directly or indirectly, any transaction referred to in paragraph (b)(i) or (b)(ii) above;

(v)
to whom information is required or requested to be disclosed by any court of competent jurisdiction or any governmental, banking, taxation or other regulatory authority or similar body, the rules of any relevant stock exchange or pursuant to any applicable law or regulation;

(vi)	to whom information is required to be disclosed in connection with, and for the purposes of, any litigation, arbitration, administrative or other investigations, proceedings or disputes;

(vii)	to whom or for whose benefit that Finance Party charges, assigns or otherwise creates Security (or may do so) pursuant to Clause 22.9 (Security over Lenders' rights);

(viii)	who is a Party; or

(ix)	with the consent of the Company;

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in each case, such Confidential Information as that Finance Party shall consider appropriate if:

(A)
in relation to paragraphs (b)(i), (b)(ii) and (b)(iii) above, the person to whom the Confidential Information is to be given has entered into a Confidentiality Undertaking except that there shall be no requirement for a Confidentiality Undertaking if the recipient is a professional adviser and is subject to professional obligations to maintain the confidentiality of the Confidential Information;

(B)
in relation to paragraph (b)(iv) above, the person to whom the Confidential Information is to be given has entered into a Confidentiality Undertaking or is otherwise bound by requirements of confidentiality in relation to the Confidential Information they receive and is informed that some or all of such Confidential Information may be price-sensitive information;

(C)
in relation to paragraphs (b)(v), (b)(vi) and (b)(vii) above, the person to whom the Confidential Information is to be given is informed of its confidential nature and that some or all of such Confidential Information may be price-sensitive information except that there shall be no requirement to so inform if, in the opinion of that Finance Party, it is not practicable so to do in the circumstances;

(c)
to any person appointed by that Finance Party or by a person to whom paragraph (b)(i) or (b)(ii) above applies to provide administration or settlement services in respect of one or more of the Finance Documents including without limitation, in relation to the trading of participations in respect of the Finance Documents, such Confidential Information as may be required to be disclosed to enable such service provider to provide any of the services referred to in this paragraph (c) if the service provider to whom the Confidential Information is to be given has entered into a confidentiality agreement substantially in the form of the LMA Master Confidentiality Undertaking for Use With Administration/Settlement Service Providers or such other form of confidentiality undertaking agreed between the Company and the relevant Finance Party; and

(d)
to any rating agency (including its professional advisers) such Confidential Information as may be required to be disclosed to enable such rating agency to carry out its normal rating activities in relation to the Finance Documents and/or the Company if the person to whom the Confidential Information is to be given is informed of its confidential nature and that some or all of such Confidential Information may be price-sensitive information.

34.3	Disclosure to financial information agencies

(a)
Any Finance Party may disclose to any financial information agency such information as may be necessary or desirable (limited to name of the Company, country of domicile of the Company, place of incorporation of the Company, sector and business type of the Company, date of this Agreement, Clause 38 (Governing law) the names of the Agent and the Arranger, amounts of the Commitments with respect to, and names of, the Facility (and any tranches), amount of Total Commitments, purpose as set forth in Clause 3.1 (Purpose), currencies of the Facility, type of Facility, and Termination Date for Facility) for the purpose of such financial information agency compiling league table data in relation to transactions and participants.

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(b)
The Parties acknowledge and agree that league table data compiled by a financial information agency may be disclosed to users of its service in accordance with the standard terms and conditions of that financial information agency.

34.4	Disclosure to numbering service providers

(a)
Any Finance Party may disclose to any national or international numbering service provider appointed by that Finance Party to provide identification numbering services in respect of this Agreement, the Facility and/or the Company the following information:

(i)	name of the Company;

(ii)	country of domicile of the Company;

(iii)	place of incorporation of the Company;

(iv)	date of this Agreement;

(v)	Clause 38 (Governing law)

(vi)	the names of the Agent and the Arranger;

(vii)	date of each amendment and restatement of this Agreement;

(viii)	amounts of the Commitments with respect to, and names of, the Facility (and any tranches);

(ix)	amount of Total Commitments;

(x)	currencies of the Facility;

(xi)	type of Facility;

(xii)	ranking of Facility;

(xiii)	Termination Date for Facility;

(xiv)	changes to any of the information previously supplied pursuant to paragraphs (i) to (xiii) above; and

(xv)	such other information agreed between such Finance Party and the Company, to enable such numbering service provider to provide its usual syndicated loan numbering identification services.

(b)
The Parties acknowledge and agree that each identification number assigned to this Agreement, the Facility and/or the Company by a numbering service provider and the information associated with each such number may be disclosed to users of its services in accordance with the standard terms and conditions of that numbering service provider.

(c)
The Company represents that, after applicable disclosure of this Agreement is made in its filings to the U.S. Securities and Exchange Commission, none of the information set out in paragraphs (i) to (xv) of paragraph (a) above is, nor will at any time be, unpublished price-sensitive information.

(d)	The Agent shall notify the Company and the other Finance Parties of:

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(i)	the name of any numbering service provider appointed by the Agent in respect of this Agreement, the Facility and/or the Company; and

(ii)	the number or, as the case may be, numbers assigned to this Agreement, the Facility and/or the Company by such numbering service provider.

34.5	Entire agreement
This Clause 34 constitutes the entire agreement between the Parties in relation to the obligations of the Finance Parties under the Finance Documents regarding Confidential Information and supersedes any previous agreement, whether express or implied, regarding Confidential Information.

34.6	Inside information
Each of the Finance Parties acknowledges that some or all of the Confidential Information is or may be price-sensitive information and that the use of such information may be regulated or prohibited by applicable legislation including securities law relating to insider dealing and market abuse and each of the Finance Parties undertakes not to use any Confidential Information for any unlawful purpose.

34.7	Notification of disclosure
Each of the Finance Parties agrees (to the extent permitted by law and regulation) to inform the Company:

(a)
of the circumstances of any disclosure of Confidential Information made pursuant to paragraph (b)(v) of Clause 34.2 (Disclosure of Confidential Information) except where such disclosure is made to any of the persons referred to in that paragraph during the ordinary course of its supervisory or regulatory function; and

(b)	upon becoming aware that Confidential Information has been disclosed in breach of this Clause 34.

34.8	Continuing obligations
The obligations in this Clause 34 are continuing and, in particular, shall survive and remain binding on each Finance Party for a period of twelve months from the earlier of:

(a)	the date on which all amounts payable by the Company under or in connection with this Agreement have been paid in full and all Commitments have been cancelled or otherwise cease to be available; and

(b)	the date on which such Finance Party otherwise ceases to be a Finance Party.

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35.	CONFIDENTIALITY OF FUNDING RATES

35.1	Confidentiality and disclosure

(a)	The Agent and the Company agree to keep each Funding Rate confidential and not to disclose it to anyone, save to the extent permitted by paragraphs (b) and (c) below.

(b)	The Agent may disclose:

(i)	any Funding Rate to the Company pursuant to Clause 8.4 (Notification of rates of interest); and

(ii)
any Funding Rate to any person appointed by it to provide administration services in respect of one or more of the Finance Documents to the extent necessary to enable such service provider to provide those services if the service provider to whom that information is to be given has entered into a confidentiality agreement substantially in the form of the LMA Master Confidentiality Undertaking for Use With Administration/Settlement Service Providers or such other form of confidentiality undertaking agreed between the Agent and the relevant Lender, as the case may be.

(c)	The Agent may disclose any Funding Rate, and the Company may disclose any Funding Rate, to:

(i)
any of its Affiliates and any of its or their officers, directors, employees, professional advisers, auditors, partners and Representatives if any person to whom that Funding Rate is to be given pursuant to this paragraph (i) is informed in writing of its confidential nature and that it may be price-sensitive information except that there shall be no such requirement to so inform if the recipient is subject to professional obligations to maintain the confidentiality of that Funding Rate or is otherwise bound by requirements of confidentiality in relation to it;

(ii)
any person to whom information is required or requested to be disclosed by any court of competent jurisdiction or any governmental, banking, taxation or other regulatory authority or similar body, the rules of any relevant stock exchange or pursuant to any applicable law or regulation if the person to whom that Funding Rate is to be given is informed in writing of its confidential nature and that it may be price-sensitive information except that there shall be no requirement to so inform if, in the opinion of the Agent or the Company, as the case may be, it is not practicable to do so in the circumstances;

(iii)
any person to whom information is required to be disclosed in connection with, and for the purposes of, any litigation, arbitration, administrative or other investigations, proceedings or disputes if the person to whom that Funding Rate is to be given is informed in writing of its confidential nature and that it may be price-sensitive information except that there shall be no requirement to so inform if, in the opinion of the Agent or the Company, as the case may be, it is not practicable to do so in the circumstances; and

(iv)	any person with the consent of the relevant Lender.

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35.2	Related obligations

(a)
The Agent and the Company acknowledge that each Funding Rate is or may be price-sensitive information and that its use may be regulated or prohibited by applicable legislation including securities law relating to insider dealing and market abuse and the Agent and the Company undertake not to use any Funding Rate for any unlawful purpose.

(b)	The Agent and the Company agree (to the extent permitted by law and regulation) to inform the relevant Lender:

(i)
of the circumstances of any disclosure made pursuant to paragraph (c)(ii) of Clause 35.1 (Confidentiality and disclosure) except where such disclosure is made to any of the persons referred to in that paragraph during the ordinary course of its supervisory or regulatory function; and

(ii)	upon becoming aware that any information has been disclosed in breach of this Clause 35.

35.3	No Event of Default
No Event of Default will occur under Clause 21.3 (Other obligations) by reason only of the Company's failure to comply with this Clause 35.

36.	COUNTERPARTS
Each Finance Document may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of the Finance Document.

37.	CONTRACTUAL RECOGNITION OF BAIL-IN
Notwithstanding any other term of any Finance Document or any other agreement, arrangement or understanding between the Parties, each Party acknowledges and accepts that any liability of any Party to any other Party under or in connection with the Finance Documents may be subject to Bail-In Action by the relevant Resolution Authority and acknowledges and accepts to be bound by the effect of:

(a)	any Bail-In Action in relation to any such liability, including (without limitation):

(i)	a reduction, in full or in part, in the principal amount, or outstanding amount due (including any accrued but unpaid interest) in respect of any such liability;

(ii)	a conversion of all, or part of, any such liability into shares or other instruments of ownership that may be issued to, or conferred on, it; and

(iii)	a cancellation of any such liability; and

(b)	a variation of any term of any Finance Document to the extent necessary to give effect to any Bail-In Action in relation to any such liability.

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SECTION 12
GOVERNING LAW AND ENFORCEMENT

38.	GOVERNING LAW
This Agreement and any non-contractual obligations arising out of or in connection with it are governed by English law.

39.	ENFORCEMENT

(a)
The courts of England have exclusive jurisdiction to settle any dispute arising out of or in connection with this Agreement (including a dispute relating to the existence, validity or termination of this Agreement or any non-contractual obligation arising out of or in connection with this Agreement) (a “Dispute”).

(b)	The Parties agree that the courts of England are the most appropriate and convenient courts to settle Disputes and accordingly no Party will argue to the contrary.
This Agreement has been entered into on the date stated at the beginning of this Agreement.

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Schedule 1
THE ORIGINAL LENDERS

Name of Original Lender	USD Tranche Commitment	EUR Tranche Commitment	Treaty Passport scheme reference number and jurisdiction of tax residence (if applicable)
Bank of America Merrill Lynch International DAC	58,333,333.25	25,754,231.125	12/B/374541/DTTP, Ireland
Barclays Bank PLC	58,333,333.25	25,754,231.125	Not applicable
BNP Paribas, London Branch	58,333,333.25	25,754,231.125	Not applicable
Intesa Sanpaolo S.p.A, London Branch	58,333,333.25	25,754,231.125	Not applicable

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SCHEDULE 2
CONDITIONS PRECEDENT

1.	The Company

(a)	A copy of the constitutional documents of the Company.

(b)	A copy of a resolution of the board of directors of the Company:

(i)	approving the terms of, and the transactions contemplated by, the Finance Documents and resolving that it execute the Finance Documents;

(ii)	authorising a specified person or persons to execute the Finance Documents on its behalf; and

(iii)
authorising a specified person or persons, on its behalf, to sign and/or despatch all documents and notices (including, if relevant, any Utilisation Request) to be signed and/or despatched by it under or in connection with the Finance Documents.

(c)	A specimen of the signature of each person authorised by the resolution referred to in paragraph 1(b).

(d)	A certificate of the Company (signed by an authorised signatory) confirming that borrowing the Commitment would not cause any borrowing or similar limit binding on it to be exceeded.

(e)
A certificate of an authorised signatory of the Company certifying that each copy document relating to it specified in this Schedule 5 is correct, complete and in full force and effect as at a date no earlier than the date of this Agreement.

2.	Legal opinion
A legal opinion of Latham & Watkins, legal advisers to the Arranger in England, substantially in the form distributed to the Arranger prior to signing this Agreement.

3.	Other documents and evidence

(a)	The Original Financial Statements of the Group.

(b)	Evidence that the fees, costs and expenses then due from the Company pursuant to Clause 11 (Fees) and Clause 16 (Costs and Expenses) have been paid or will be paid by the first Utilisation Date.

(c)
Evidence that the USD70,000,000 revolving facility made available to the Company pursuant to an amendment and restatement agreement dated 10 April 2018 between the Company as borrower and Barclays Bank PLC as lender will be irrevocably and unconditionally repaid (and permanently cancelled) in full on or before the first Utilisation Date.

EU-DOCS\23860694.9

SCHEDULE 3
UTILISATION REQUEST
From:    LivaNova PLC
To:    [Agent]
Dated:
Dear Sirs
LivaNova PLC–Facility Agreement
dated [ ] (the “Agreement”)

1.	We refer to the Agreement. This is a Utilisation Request. Terms defined in the Agreement have the same meaning in this Utilisation Request unless given a different meaning in this Utilisation Request.

2.	We wish to borrow Loans on the following terms:

(a) Proposed Utilisation Date:	[ ] (or, if that is not a Business Day, the next Business Day)
(b) Currency of Loan:
(i) in respect of a Loan under the USD Tranche:	USD
(ii) in respect of a Loan under the EUR Tranche:	EUR
(c) Amount:
(i) in respect of a Loan under the USD Tranche:	[ ˜ ]
(ii) in respect of a Loan under the EUR Tranche:	[ ˜ ] (being the equivalent of USD [ ˜ ] converted using the Exchange Rate).
(d) Interest Period:	three Months

3.	We confirm that each condition specified in Clause 4.2 (Further conditions precedent) of the Agreement is satisfied on the date of this Utilisation Request.

4.
We confirm that the aggregate amount of the proposed Loans is split in a ratio 2/3 amount of the Loan under the USD Tranche and 1/3 amount of the Loan under the EUR Tranche (for the purpose of such calculation notionally converting the amount of the Loan under the EUR Tranche into dollars using the Exchange Rate), and therefore the condition in Clause 5.3(b)(iii) (Currency and amount) is met.

5.	The proceeds of this Loan should be credited to:

EU-DOCS\23860694.9

(a)	in respect of a Loan under the USD Tranche: [account]

(b)	in respect of a Loan under the EUR Tranche: [account]

6.	This Utilisation Request is irrevocable.
Yours faithfully

authorised signatory for
LivaNova PLC

EU-DOCS\23860694.9

SCHEDULE 4
FORM OF TRANSFER CERTIFICATE
To:    [             ] as Agent
From:    [The Existing Lender] (the “Existing Lender”) and [The New Lender] (the “New Lender”)
Dated:
LivaNova PLC – Facility Agreement
dated [ ] (the “Agreement”)

1.
We refer to the Agreement. This is a Transfer Certificate. Terms defined in the Agreement have the same meaning in this Transfer Certificate unless given a different meaning in this Transfer Certificate.

2.	We refer to Clause 22.6 (Procedure for transfer) of the Agreement:

(a)
The Existing Lender and the New Lender agree to the Existing Lender transferring to the New Lender by novation, and in accordance with Clause 22.6 (Procedure for transfer) of the Agreement, all of the Existing Lender's rights and obligations under the Agreement and the other Finance Documents which relate to that portion of the Existing Lender's Commitment and participations in Loans under the Agreement as specified in the Schedule.

(b)	The proposed Transfer Date is [ ].

(c)	The Facility Office and address, fax number and attention details for notices of the New Lender for the purposes of Clause 29.2 (Addresses) of the Agreement are set out in the Schedule.

3.	The New Lender expressly acknowledges the limitations on the Existing Lender's obligations set out in paragraph (c) of Clause 22.5 (Limitation of responsibility of Existing Lenders) of the Agreement.

4.	The New Lender confirms, for the benefit of the Agent and without liability to the Company, that it is:

(a)	[a Qualifying Lender (other than a Treaty Lender);]

(b)	[a Treaty Lender;]

(c)	[not a Qualifying Lender].[1]

5.	[The New Lender confirms that the person beneficially entitled to interest payable to that Lender in respect of an advance under a Finance Document is either:

(a)	a company resident in the United Kingdom for United Kingdom tax purposes;

(b)	a partnership each member of which is:
____________________

[1]	Delete as applicable - each New Lender is required to confirm which of these three categories it falls within.

EU-DOCS\23860694.9

(i)	a company so resident in the United Kingdom; or

(ii)
a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account in computing its chargeable profits (within the meaning of section 19 of the CTA) the whole of any share of interest payable in respect of that advance that falls to it by reason of Part 17 of the CTA; or

(c)
a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account interest payable in respect of that advance in computing the chargeable profits (within the meaning of section 19 of the CTA) of that company.]

5.    [The New Lender confirms that it holds a passport under the HMRC DT Treaty Passport scheme (reference number [ ]) and is tax resident in [ ]2, so that interest payable to it by borrowers is generally subject to full exemption from UK withholding tax, and notifies the Company that it wishes that scheme to apply to the Agreement.]3
[5/6].    This Transfer Certificate may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Transfer Certificate.
[6/7].    This Transfer Certificate and any non-contractual obligations arising out of or in connection with it are governed by English law.
[7/8].    This Transfer Certificate has been entered into on the date stated at the beginning of this Transfer Certificate.

____________________

[2]	Insert jurisdiction of tax residence.

[3]	Include if New Lender holds a passport under the HMRC DT Treaty Passport scheme and wishes that scheme to apply to the Agreement

EU-DOCS\23860694.9

THE SCHEDULE
Commitment/rights and obligations to be transferred
[insert relevant details]
[Facility Office address, fax number and attention details for notices and account details for payments,]

[Existing Lender]	[New Lender]
By:	By:

This Transfer Certificate is accepted by the Agent and the Transfer Date is confirmed as [           ].
[Agent]
By:

EU-DOCS\23860694.9

SCHEDULE 5
FORM OF ASSIGNMENT AGREEMENT
To:    [ ] as Agent and LivaNova PLC as Company
From:    [the Existing Lender] (the “Existing Lender”) and [the New Lender] (the “New Lender”)
Dated:
LivaNova PLC - Facility Agreement
dated [ ] (the “Agreement”)

1.
We refer to the Agreement. This is an Assignment Agreement. Terms defined in the Agreement have the same meaning in this Assignment Agreement unless given a different meaning in this Assignment Agreement.

2.	We refer to Clause 22.7 (Procedure for assignment) of the Agreement:

(a)
The Existing Lender assigns absolutely to the New Lender all the rights of the Existing Lender under the Agreement and the other Finance Documents which relate to that portion of the Existing Lender's Commitment and participations in Loans under the Agreement as specified in the Schedule.

(b)
The Existing Lender is released from all the obligations of the Existing Lender which correspond to that portion of the Existing Lender's Commitment and participations in Loans under the Agreement specified in the Schedule.

(c)	The New Lender becomes a Party as a Lender and is bound by obligations equivalent to those from which the Existing Lender is released under paragraph (b) above.

3.	The proposed Transfer Date is [ ].

4.	On the Transfer Date the New Lender becomes Party to the Finance Documents as a Lender.

5.	The Facility Office and address, fax number and attention details for notices of the New Lender for the purposes of Clause 29.2 (Addresses) of the Agreement are set out in the Schedule.

6.	The New Lender expressly acknowledges the limitations on the Existing Lender's obligations set out in paragraph (c) of Clause 22.5 (Limitation of responsibility of Existing Lenders) of the Agreement.

7.	The New Lender confirms, for the benefit of the Agent and without liability to the Company, that it is:

(a)	[a Qualifying Lender (other than a Treaty Lender);]

(b)	[a Treaty Lender;]

(c)	[not a Qualifying Lender].[4]

____________________

[4]	Delete as applicable - each New Lender is required to confirm which of these three categories it falls within,

EU-DOCS\23860694.9

8.	[The New Lender confirms that the person beneficially entitled to interest payable to that Lender in respect of an advance under a Finance Document is either:

(a)	a company resident in the United Kingdom for United Kingdom tax purposes;

(b)	a partnership each member of which is:

(i)	a company so resident in the United Kingdom; or

(ii)
a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account in computing its chargeable profits (within the meaning of section 19 of the CTA) the whole of any share of interest payable in respect of that advance that falls to it by reason of Part 17 of the CTA; or

(c)
a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account interest payable in respect of that advance in computing the chargeable profits (within the meaning of section 19 of the CTA) of that company.][5]

9.
[The New Lender confirms that it holds a passport under the HMRC DT Treaty Passport scheme (reference number [ ]) and is tax resident in [ ][6], so that interest payable to it by borrowers is generally subject to full exemption from UK withholding tax, and notifies the Company that it wishes that scheme to apply to the Agreement.][7]

[8/9].    This Assignment Agreement acts as notice to the Agent (on behalf of each Finance Party) and, upon delivery in accordance with Clause 22.8 (Copy of Transfer Certificate or Assignment Agreement to Company) of the Agreement, to the Company (on behalf of the Company) of the assignment referred to in this Assignment Agreement.
[9/10].    This Assignment Agreement may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Assignment Agreement.
[10/11].This Assignment Agreement and any non-contractual obligations arising out of or in connection with it are governed by English law.
[11/12].This Assignment Agreement has been entered into on the date stated at the beginning of this Assignment Agreement.

____________________

[5]	Include only if New Lender is a UK Non-Bank Lender - i.e. falls within paragraph (a)(ii) of the definition of Qualifying Lender in Clause 12.1 (Definitions).

[6]	Insert jurisdiction of tax residence.

[7]	Include if New Lender holds a passport under the HMRC DT Treaty Passport scheme and wishes that scheme to apply to the Agreement.

EU-DOCS\23860694.9

THE SCHEDULE
Rights to be assigned and obligations to be released and undertaken
[insert relevant details]
[Facility Office address, fax number and attention details for notices and account details for payments]

[Existing Lender]	[New Lender]
By:	By:

This Assignment Agreement is accepted by the Agent and the Transfer Date is confirmed as [ ].
Signature of this Assignment Agreement by the Agent constitutes confirmation by the Agent of receipt of notice of the assignment referred to herein, which notice the Agent receives on behalf of each Finance Party.
[Agent]
By:

EU-DOCS\23860694.9

SCHEDULE 6
FORM OF COMPLIANCE CERTIFICATE
To:    [           ] as Agent
From:    LivaNova PLC
Dated:
Dear Sirs
LivaNova PLC – Facility Agreement
dated [ ] (the “Agreement”)

1.
We refer to the Agreement. This is a Compliance Certificate. Terms defined in the Agreement have the same meaning when used in this Compliance Certificate unless given a different meaning in this Compliance Certificate.

2.	We confirm that:

(a)
The Consolidated Net Financial Indebtedness as at the most recent Accounting Date was [ ˜ ], therefore the Consolidated Net Financial Indebtedness was not more than 2.50 times the Consolidated EBITDA for the applicable Test Period ending on that Accounting Date and the covenant contained in Clause 19.1(a) has been complied with.

(b)
The Consolidated EBITDA for the applicable Test Period ending on the most recent Accounting Date was [ ˜ ], therefore the Consolidated EBITDA was not lower than 6.30 times the Consolidated Total Net Interest Payable for that Test Period and the covenant contained in Clause 19.1(b) has been complied with.

(c)
The Consolidated Net Financial Indebtedness as at the most recent Accounting Date was [ ˜ ], therefore the Consolidated Net Financial Indebtedness was not more than 0.50 times the Consolidated Net Worth as at that Accounting Date and the covenant contained in Clause 19.1(c) has been complied with.

(d)
The Consolidated Net Worth as at the most recent Accounting Date was [ ˜ ], therefore the Consolidated Net Worth was not lower than USD 725,000,000 and the covenant contained in Clause 19.1(d) has been complied with.

3.	[We confirm that no Default is continuing.]*

Signed:
	[Director	Director
	of LivaNova PLC	of LivaNova PLC]
OR8 [Chief Executive Officer of LivaNova PLC]

____________________

*	If this statement cannot be made, the certificate should identify any Default that is continuing and the steps, if any, being taken to remedy it.

[8]	Delete as appropriate

EU-DOCS\23860694.9

SCHEDULE 7
MATERIAL COMPANIES
LIVANOVA USA, INC., USA
SORIN GROUP ITALIA SRL
LIVANOVA JAPAN K.K.
LIVANOVA AUSTRALIA PTY LIMITED
LIVANOVA CANADA CORP.

EU-DOCS\23860694.9

SCHEDULE 8
EXISTING SECURITY

Group Member	Security	Total Principal Amount of Indebtedness Secured
Sorin Group Italia Srl	Mortgage	€210,526
Sorin Group Italia Srl	Mortgage	€325,926

EU-DOCS\23860694.9

The Company
LIVANOVA PLC
/s/Thad Huston
By:    Thad Huston - CFO
Address:    20, Eastbourne Terrace London, W2 6LG
Fax:    N/A

[Signature page to the Facility Agreement]

The Arrangers
BANK OF AMERICA MERRILL LYNCH INTERNATIONAL DAC

/s/Jason Rapley
By:    Jason Rapley
Address:    2 King Edward Street, London, EC1A 1HQ
Fax:    N/A

[Signature page to the Facility Agreement]

BARCLAYS BANK PLC

/s/John Hogarth
By:    John Hogarth
Director
Address:    N/A
Fax:    N/A

[Signature page to the Facility Agreement]

BNP PARIBAS, LONDON BRANCH

/s/Alexia Williams            /s/Mike Redferne
By:        Alexia Williams            Mike Redferne
Address:    10 Harewood Avenue, Marylebone, London, NW1 6AA
Fax:        N/A

[Signature page to the Facility Agreement]

INTESA SANPAOLO S.P.A.

/s/Guido Austoni
By:    Guido Austoni – Global Head of Basic Materials and Healthcare Industry
Address:    Milano – Via Manzoni, 4 (Italy)

/s/Stefano Boniello
By:    Stefano Boniello - Global Relationship Manager
Address:    Milano – Via Manzoni, 4 (Italy)

[Signature page to the Facility Agreement]

The Bookrunners
BANK OF AMERICA MERRILL LYNCH INTERNATIONAL DAC

/s/Jason Rapley
By:    Jason Rapley
Address:    2 King Edward Street, London, EC1A 1HQ
Fax:    N/A

[Signature page to the Facility Agreement]

BARCLAYS BANK PLC

/s/John Hogarth
By:        John Hogarth
Director
Address:    N/A
Fax:        N/A

[Signature page to the Facility Agreement]

BNP PARIBAS, LONDON BRANCH

/s/Alexia Williams            /s/Mike Redferne
By:        Alexia Williams            Mike Redferne
Address:    10 Harewood Avenue, Marylebone, London, NW1 6AA
Fax:        N/A

[Signature page to the Facility Agreement]

INTESA SANPAOLO S.P.A.

/s/Guido Austoni
By:    Guido Austoni – Global Head of Basic Materials and Healthcare Industry
Address:    Milano – Via Manzoni, 4 (Italy)

/s/Stefano Boniello
By:    Stefano Boniello - Global Relationship Manager
Address:    Milano – Via Manzoni, 4 (Italy)

[Signature page to the Facility Agreement]

The Original Lenders
BANK OF AMERICA MERRILL LYNCH INTERNATIONAL DAC

/s/Florence Dupney
By:    Florence Dupney
Address:    51 Rue la Boétie, 75008 Paris - France
Fax:    N/A

[Signature page to the Facility Agreement]

BARCLAYS BANK PLC

/s/John Hogarth
By:        John Hogarth
Director
Address:    N/A
Fax:        N/A

[Signature page to the Facility Agreement]

BNP PARIBAS, LONDON BRANCH

/s/Alexia Williams            /s/Mike Redferne
By:        Alexia Williams            Mike Redferne
Address:    10 Harewood Avenue, Marylebone, London NW1 6AA
Fax:        N/A

[Signature page to the Facility Agreement]

INTESA SANPAOLO S.P.A. LONDON BRANCH

/s/Alberto Matera            /s/Nikolaos Koukouvinos
By:        Alberto Matera            Nikolaos Koukouvinos
Relationship Manager        Global Relationship Manager
Address:    90 Queen Street
London, EC4N 1SA
Fax:        +44 (0)76513233

[Signature page to the Facility Agreement]

The Agent
BARCLAYS BANK PLC

/s/Lisa Mariconda
By:    Lisa Mariconda
Address:    Barclays Bank PLC
1 Churchill Place
Canary Wharf
London
E14 5HP
Fax:        N/A

[Signature page to the Facility Agreement]